UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
(Amendment No.     )

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
REGIONS FINANCIAL CORPORATION
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REGIONS FINANCIAL CORPORATION
CORPORATE PURPOSE AND CULTURE

Our Vision
Our vision statement is aspirational: “to be the premier regional financial institution in America through being deeply embedded in its communities, operating as one team with the highest integrity, providing unique and extraordinary service to all of its customers, and offering an unparalleled opportunity for professional growth for its associates.”

Simply put, we want to be the best regional bank in America.

Our Mission
Our mission is about what we do, how we do it, and for whom: “to achieve superior economic value for our shareholders over time by making life better for our customers, associates and communities.”

Expanding Regions’ Mission to include our Purpose
Our purpose answers the question of why we exist: “to create shared value for all of our stakeholders – customers, communities, shareholders, and us as well.”

Our mission statement includes our purpose to create shared value: “Our mission at Regions is to achieve superior economic value for our shareholders over time by making life better for our customers, our associates and our communities and creating shared value as we help them meet their financial goals and aspirations.”

Our Key Points to Creating Shared Value:
•We are not motivated by profit alone. We believe that business is only done well when all stakeholders benefit: our customers, communities, shareholders and us as well.
•Integrity, trust and respect are fundamental to how we operate. We want to win, but we want to win the right way.
•We only offer customers products and services that they need, want, and understand.
•When our communities are strong and thriving, local businesses also benefit. By investing resources in our communities, we ultimately deliver value to our shareholders as well.

Our Values
Our values reflect how we will reach our vision, deliver our mission, and execute our purpose every day we come to work. These values serve as the measuring stick by which to judge our behavior and results:

•Put people first
•Do what is right
•Focus on your customer
•Reach higher
•Enjoy life

Dear Fellow Shareholders:
I think it is fair to say that 2020 did not go as anyone initially thought it would. The typical “new year” optimism quickly gave way to events that dramatically changed not only the communities in which Regions operates, but the entire world. Most notably, the COVID-19 pandemic and social unrest that gripped the nation has had lasting effects that will continue to impact Regions and the way we do business.
But with every new challenge, we were simultaneously presented with an opportunity to improve, whether as a company, as a board, or as individuals. On behalf of your Board of Directors, we thank you for trusting us with overseeing your investment in Regions, particularly over the past year.
Regions’ Support During the COVID-19 Pandemic. Regions has responded to the COVID-19 pandemic by supporting its stakeholders in a number of ways, under the rigorous and diligent oversight of your Board. From the onset of the pandemic, the Board began holding update calls to discuss broad COVID-19 responses and impacts, with targeted discussions pertaining to functions and business units. Directors were provided with written materials, including a COVID-19-specific dashboard with applicable metrics, to enhance their oversight.
The highest priority was placed on the health and safety of Regions’ customers and associates. Regions reacted quickly in March 2020 to temporarily limit in-person branch services to either drive-through service or by appointment only. Similarly, the vast majority of Regions’ non-branch associates began working remotely.
But these challenges also presented opportunities. Namely, this prompted Regions to accelerate many of its digital-based initiatives and plans to meet the new needs of customers. For example, the Company quickly expanded its use of eSignature capabilities to facilitate contactless transactions. During the summer of 2020, the Regions Bank Mobile App was significantly updated and improved the mobile banking customer experience. The Company also expanded its team of video bankers to meet the surge in video ATM usage. By making these tools and options available, we were able to protect our associates and customers while expanding our ability to serve our customers when they needed it most.
Regions also supported customers during the height of the pandemic by drawing from our established Customer Assistance Program and from experienced bankers with a history of working with customers during natural disasters and market disruptions and addressing their specific needs. Special COVID-19 measures were adopted to assist customers financially during this time.
In response to the COVID-19 pandemic, Regions and the Regions Foundation also announced the development of a $5 million fund to support our communities. These funds support many nonprofit organizations across the Company’s footprint.
Regions’ Response to Social Unrest. In the midst of the pandemic, the country was further rocked by the social unrest that quickly followed the deadly arrest of George Floyd. The resulting protests served as a catalyst for Regions and the Board to look inward to ensure we were doing our part to advance diversity, equity, and inclusion (DEI). We built on the DEI efforts that we already had in place to better support Regions’ associates and communities. This was accomplished, in part, through open and honest but sometimes difficult and uncomfortable associate discussions across the Company. Further, management and the Board scrutinized various DEI metrics for the Company and the Board. The Board, primarily through its Compensation and Human Resources Committee, was able to leverage the Human Capital Management Dashboard that it had been using since 2019 to assist with these reviews and deeper dives. We feel as though this process, as well as the impacts from the pandemic, resulted in a stronger Company with more highly engaged associates.
Continuously Improving Regions’ ESG Practices and Disclosures. Notwithstanding the difficulties of the past year, Regions continued making advancements with its environmental, social, and governance (ESG) practices and disclosures. In the summer of 2020, Regions released its first integrated Annual Review & ESG Report. This report was designed to give stakeholders a holistic look at the Company with respect to all things ESG, including a Task Force on Climate-related Financial Disclosures (TCFD) “mini-disclosure,” as Regions continues working toward its goal of releasing a standalone TCFD report.
The Company also launched its digital ESG Resource Center to bring together the many ESG documents that compose Regions’ ESG program. By compiling these documents in one location, we are making it easier for all stakeholders to understand the Company's activities around ESG practices and disclosures.
Two such documents are the revamped Human Rights Statement and the Supplier Code of Conduct. Both of these documents were significantly revised this year to incorporate many best practices that further demonstrate the Company’s commitment to employing good, ethical, and sustainable practices throughout our value chain.
Virtual Shareholder Meeting. Like many other companies during 2020, Regions was forced to quickly pivot to a virtual shareholder meeting due to the restrictions that the pandemic placed on physical meetings. The Board and management believe this was the right thing for shareholders. Because the pandemic continues to impact our ability to safely meet in large groups, we have again decided to hold the Company’s annual meeting virtually this year.
CEO’s Letter and Thank You. Please also see a letter from Regions’ Chief Executive Officer, John Turner, addressing Regions’ shareholders, associates, customers, and communities that accompanies this year’s proxy statement.
I would like to say a special thank you to our shareholders. Particularly in light of the chaos that accompanied 2020, we recognize and sincerely appreciate the trust and confidence you have placed in us to oversee your investment. And over the course of 2021, we will, on your behalf, continue providing strong, independent oversight of management and representing your interests throughout the year.
         On behalf of your Board of Directors,

Charles D. McCrary Independent Chair of the Board
March 5, 2021

QUICK INFORMATION
QUICK INFORMATION
The following charts provide quick information about Regions’ 2021 Annual Meeting of Shareholders and our corporate governance and executive compensation practices. These charts do not contain all of the information provided elsewhere in the proxy statement; therefore, you should read the entire proxy statement carefully before voting.
Annual Meeting Information

DATE & TIME	LOCATION	RECORD DATE
Wednesday, April 21, 2021 9:00 A.M. Central Time	Webcast at www.virtualshareholdermeeting.com/RF2021	February 22, 2021
Proposals That Require Your Vote

Proposal	Voting Options	Board Recommendation	More Information
PROPOSAL 1 – Election of Directors	FOR, AGAINST, or ABSTAIN for each Director nominee	FOR each nominee	Page 15
PROPOSAL 2 – Ratification of Appointment of Independent Registered Public Accounting Firm	FOR, AGAINST, or ABSTAIN	FOR	Page 28
PROPOSAL 3 – Advisory Vote on Executive Compensation	FOR, AGAINST, or ABSTAIN	FOR	Page 32
See page 4 on the various ways available to submit your vote.
ESG and Compensation Facts

ESG or Compensation Matter	Regions’ Practice
Board Composition, Leadership, and Operations
Number of Director Nominees	12
Director Nominee Independence	92%
Standing Board Committee Membership Independence	100%
Average Director Nominee Age	66
Average Director Nominee Tenure	9 years
Gender Diversity of Director Nominees	25%
Racial/Ethnic Diversity of Director Nominees	25%
Total Diversity of Director Nominees	42%
Separate Chair of the Board and CEO	Yes
Independent Chair of the Board	Yes
Robust Responsibilities and Duties Assigned to the Independent Chair	Yes
Voting Standard	Majority with plurality carve-out for contested elections
Frequency of Director Elections	Annual
Resignation Policy	Yes
Classified Board	No
Mandatory Retirement Age	Yes (72)
Mandatory Retirement Tenure	No
Demonstrated Commitment to Board Refreshment	Yes
Directors Attending at Least 75% of Meetings	All
Directors Overboarded per ISS or Glass Lewis Voting Guidelines	None
Annual Board, Committee, and Individual Director Self-Evaluation Process	Yes
Board Oversight of Company Strategy and Risks	Yes

QUICK INFORMATION

ESG or Compensation Matter	Regions’ Practice
Number of Board Meetings Held in 2020	11 (plus 14 optional, informational Board calls)
Total Number of Board and Committee Meetings Held in 2020	43
Independent Directors Meet without Management Present	Yes, at each regularly-scheduled Board meeting and most committee meetings
Shareholder Rights
One Share, One Vote Policy	Yes
Dual-Class Common Stock	No
Cumulative Voting	No
Vote Standard for Charter/By-Law Amendment	75%
Shareholder Right to Call Special Meeting	No
Shareholder Right to Act by Written Consent	No
Board Authorized to Issue Blank-Check Preferred Stock	Yes; however, our capital plan is regularly submitted to the Federal Reserve
Poison Pill	No
Proxy Access By-Law	Yes
Exclusive Forum By-Law	Yes
Other Governance Practices
Investor Stewardship Group Corporate Governance Principles for U.S. Listed Companies Compliant	Yes
Commonsense Principles 2.0 Signatory	Yes
Council of Institutional Investors	Member
Rooney Rule Version for Director Candidate and Section 16 Executive Officer Searches, including CEO Succession	Adopted
Year-Round Shareholder Engagement	Yes
Director-Shareholder Engagement	Yes
Robust Stock Ownership Guidelines	Yes
Anti-Hedging and Anti-Pledging Policies	Yes
Hedging Agreements Entered into by Directors/Executive Officers/Associates	None; hedging prohibited
Shares Pledged by Directors and Executive Officers	None; pledging prohibited
Material Related Party Transactions with Directors	None
Family Relationships	None
Director Onboarding and Ongoing Education Program	Yes
Independent Auditor	Ernst & Young LLP
Environmental and Social Practices
Board Oversight of Corporate Culture and ESG Practices and Strategies	Yes
Codes of Conduct for Directors, Officers, and Associates	Yes
Supplier Code of Conduct and Human Rights Statement	Yes
No-Harassment and No-Retaliation Policies	Yes
ESG Report with GRI Content Index	Yes
Environmental Sustainability Policy Statement and Goals Established	Yes
SASB Disclosure	Yes
TCFD Disclosure	“Mini-disclosure” in 2019 Annual Review & ESG Report
CDP Climate Change Questionnaire Response	Yes
Ceres Company Network Member	Yes
Political Contributions Disclosed	Yes
Compensation Practices
CEO Pay Ratio / Alternative CEO Pay Ratio	196:1 / 98:1
Clawback Policy	Yes
Incentive Plans that Encourage Excessive Risk-Taking	No
Employment Agreements for Executive Officers	No
Repricing of Underwater Options	No
Excessive Perks	No
Pay-for-Performance	Yes
Frequency of Say-on-Pay Advisory Vote	Annual
Double-Trigger Change-in-Control Provisions	Yes
Compensation Consultant	Frederic W. Cook & Co., Inc.

TABLE OF CONTENTS

REGIONS FINANCIAL CORPORATION
1900 Fifth Avenue North
Birmingham, Alabama 35203
NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS
To be held Wednesday, April 21, 2021

TO THE SHAREHOLDERS OF REGIONS FINANCIAL CORPORATION:
The 2021 Annual Meeting of Shareholders of Regions Financial Corporation (“Regions”), a Delaware corporation, will be held:
Date: Wednesday, April 21, 2021
Time: 9:00 A.M. Central Time
Place: Webcast at www.virtualshareholdermeeting.com/RF2021
Record Date: February 22, 2021

The annual meeting is being held for the following purposes:
1.    Election to our Board of Directors of the 12 nominees named in our proxy statement to serve as Directors until the next annual meeting of shareholders or in each case until their successors are duly elected and qualified;
2.    Ratification of the appointment of Ernst & Young LLP as Regions’ independent registered public accounting firm for the year 2021; and
3.    Advisory vote on executive compensation.
Regions does not know of any business to be presented for action at the annual meeting other than those items listed above. Shareholders will also transact any other business that properly comes before the meeting; it is intended that the proxies will be voted in respect thereof by and at the discretion of the person named as proxy on the electronic proxy or proxy card.
The Board set February 22, 2021, as the Record Date for the annual meeting. This means that only Regions common shareholders of record at such date are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the meeting.
A complete list of shareholders of record entitled to vote at the meeting will be made available for inspection by any Regions shareholder (i) at the principal executive offices of Regions for ten days prior to the meeting date and (ii) on the Virtual Shareholder Meeting website on the date of the meeting.
Attending the Meeting: Registered and beneficial shareholders as of the Record Date are entitled to attend, vote, and ask questions at this year’s virtual annual meeting at www.virtualshareholdermeeting.com/RF2021 by logging in using the 16-digit control number appearing on the Notice of Internet Availability of Proxy Materials, email notification, voting instruction form, or paper proxy card. Guests without a control number may also attend the meeting, but they will not be permitted to vote or submit questions.
It is recommended that attendees log into the meeting with sufficient time before the meeting begins to address any technical issues. The Virtual Shareholder Meeting website will provide technical assistance to attendees experiencing issues accessing the meeting. The technical support contact information will appear on the meeting website prior to the start of our meeting. We reserve the right to adjourn or postpone the meeting or change the means of convening the meeting; if we elect to do so, details on how to participate will be made available at ir.regions.com.
Your vote is important! Whether or not you plan to attend the annual meeting, you are encouraged to promptly submit your proxy with voting instructions. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail. If you vote by telephone or via the Internet, you need not return a proxy card.
You may revoke your proxy at any time before the vote is taken by notifying the Corporate Secretary of Regions in writing or by validly submitting another proxy by telephone, Internet, or mail. If you are present at the meeting, you may vote your shares at that time, which will supersede your proxy.
If you hold shares through a Broker, check the voting instructions provided to you by that Broker. More information on changing your vote can be found on page 109.

By Order of the Board of Directors

Tara A. Plimpton Chief Legal Officer and Corporate Secretary
March 5, 2021

2021 Proxy Statement	1

INDEX OF COMMONLY REFERENCED TOPICS
Topic	Page
Admission to the Annual Meeting	110
Anti-Hedging and Anti-Pledging	69
Auditor Billing	29
Auditor Tenure	29
Board, Committee, and Individual Director Evaluation	50
Board Leadership Structure	45
Board Meeting Director Attendance	53
Board Refreshment	53
Board Risk Oversight	47
Board Skills and Composition Matrix	17
Capital Planning Process	8
CEO Pay Ratio	105
Change-in-Control Agreements	102
Clawback Policy	92
Codes of Ethics	43
Committees of the Board	61
Communications with the Board	45
Compensation and Performance Peer Groups	91
Compensation Consultant	60
Community Engagement	39
Contacting Regions	45
Corporate Governance Principles	42
Corporate Governance Shareholder Engagement	43
Director Nominee Biographies	19
Director Education	55
Director Independence	55
Director Overboarding Policy	54
Director Retirement Age	26
Director Tenure	16
Environmental Sustainability	34
Human Capital Management	38
Independent Chair of the Board Duties	46
Information Security	49
LTIP Grants	97
LTIP Performance Targets	79
Pay-for-Performance	71
Perks	87
Record Date	1
Related Person Transactions Policy	57
Rooney Rule	42
Say-on-Pay	32
Shareholder Proposals and Nominees for the 2022 Annual Meeting	111
Shareholder Recommendations for Director Candidates	111
Statement on Political Contributions	41
Stock Ownership Guidelines	69
Stock Performance Graph	8

GLOSSARY OF TERMS & ACRONYMS
Term	Meaning
401(k) Plan	Regions Financial Corporation 401(k) Plan
Board	Board of Directors, Regions Financial Corporation
Broker	Brokerage firms, banks, or similar entities
BSA/AML/OFAC	Bank Secrecy Act/Anti-Money Laundering/Office of Foreign Assets Control
CCAR	Comprehensive Capital Analysis and Review
CD&A	Compensation Discussion and Analysis
CDP	Formerly known as the Carbon Disclosure Project
CECL	Current Expected Credit Losses
CEO	Chief Executive Officer
CFO	Chief Financial Officer
CHR Committee	Compensation and Human Resources Committee
Code of Conduct	Code of Business Conduct and Ethics
Company	Regions Financial Corporation
Cook & Co.	Frederic W. Cook & Co., Inc.
CRO	Chief Risk Officer
DEI	Diversity, Equity, and Inclusion
DDIP	Regions Financial Corporation Directors’ Deferred Investment Plan (formerly named the Directors’ Deferred Stock Investment Plan)
EPS Growth	Cumulative compounded growth in Earnings Per Share
ESG	Environmental, Social, and Governance
Excess 401(k) Plan	Regions Financial Corporation Non-Qualified Excess 401(k) Plan (formerly named the Supplemental 401(k) Plan)
Exchange Act	Securities Exchange Act of 1934, as amended
EY	Ernst & Young LLP
Federal Reserve	The Board of Governors of the Federal Reserve System
GAAP	Generally Accepted Accounting Principles in the United States
GHG	Greenhouse Gas
GRI	Global Reporting Initiative
HCM	Human Capital Management
IRC	U.S. Internal Revenue Code of 1986, as amended
IRS	Internal Revenue Service
LTIP	Long Term Incentive Plan
NCG Committee	Nominating and Corporate Governance Committee
NEO	Named Executive Officer
NYSE	New York Stock Exchange
PCAOB	Public Company Accounting Oversight Board
PCUs	Performance Cash Unit Awards
PSUs	Performance Stock Units
Regions	Regions Financial Corporation
Retirement Plan	Regions Financial Corporation Retirement Plan for Associates
ROATCE	Return on Average Tangible Common Equity
RSUs	Restricted Stock Units
SASB	Sustainability Accounting Standards Board
SEC	U.S. Securities and Exchange Commission
Securities Act	Securities Act of 1933, as amended
SERP	Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan
SOX	Sarbanes–Oxley Act of 2002
TCFD	Task Force on Climate-related Financial Disclosures

2	2021 Proxy Statement

                                     March 5, 2021
PROXY STATEMENT
The Board of Regions Financial Corporation (“Regions,” “Company,” “we,” “us,” or “our”) is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2021 Annual Meeting of Shareholders of Regions. The meeting will be held on Wednesday, April 21, 2021, at 9:00 A.M. Central Time, via Webcast at www.virtualshareholdermeeting.com/RF2021. The proxies may also be voted at any adjournments or postponements of the annual meeting.
The mailing address of our principal executive offices is 1900 Fifth Avenue North, Birmingham, Alabama 35203. We are first furnishing the proxy materials to shareholders on March 5, 2021.
All properly executed written proxies and all properly completed proxies submitted by telephone or the Internet that are delivered pursuant to this solicitation will be voted at the 2021 Annual Meeting of Shareholders in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.
Record Date. Only owners of record of shares of Regions common stock as of the close of business on February 22, 2021, the Record Date, are entitled to notice of, and to vote at, the meeting or at any adjournments or postponements of the meeting.
Each owner of record on the Record Date is entitled to one vote for each share of common stock held. There were 960,674,032 shares of common stock issued and outstanding on the Record Date.
Notice and Access. We are continuing to use the SEC’s Notice and Access rule, allowing us to furnish our proxy materials to shareholders over the Internet. This means most of our shareholders will receive only a notice containing instructions on how to access the proxy materials over the Internet and vote online. This offers a convenient way for shareholders to review the materials. The notice is not a proxy card and cannot be used to vote.
If you receive the notice but would like to receive paper copies of the proxy materials, please follow the instructions in the notice or on the website referred to on the notice.

Please consider signing up to receive these materials electronically in the future by following the instructions after you vote your shares over the Internet. Enrolling in future electronic delivery of annual meeting materials reduces Regions’ environmental impact and printing and mailing expenses. To enroll in electronic delivery you may also visit http://enroll.icsdelivery.com/rf.

See the Glossary of Terms & Acronyms on page 2 for commonly used terms and acronyms used throughout this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING:
The 2021 Proxy Statement and Notice of Annual Meeting of Shareholders; Annual Report on Form 10-K
for the year ended December 31, 2020; and the CEO’s Letter are available at ir.regions.com and proxyvote.com.

Important Notice Regarding Delivery of Security Holder Documents
This is the first distribution of proxy solicitation materials to shareholders.
Householding. The SEC has adopted rules that allow us to continue sending, in a single envelope, our proxy statement and other required annual meeting materials to two or more shareholders sharing the same address. These rules spell out the conditions under which annual reports, information statements, proxy statements, prospectuses, and other disclosure documents of a company that would otherwise be mailed in separate envelopes to more than one shareholder at a shared address may be mailed as one copy in one envelope addressed to all shareholders at that address (i.e., “householding”). Shareholders who participate in householding will, however, receive separate proxy cards.
Householding, similar to electing to receive these materials electronically, reduces our printing and mailing expenses and associated environmental impact (although not to the same extent).
If one set of these proxy materials was sent to your household for the use by all Regions shareholders in your household and one or more of you would prefer to receive additional sets, or if multiple copies of these proxy materials were sent to your household and you want to receive one set, please contact Broadridge Financial Solutions, Inc., by calling toll-free at 866-540-7095 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Shareholders whose shares of our common stock are held in street name wishing to make either such election should contact their Broker.

Alternatively, if you would like to receive a paper copy of the materials or if you received one copy of the proxy materials through our use of householding and would like to receive multiple copies, you may, at any time, email investors@regions.com, call 205-264-7040, or write to the following address, and we will deliver those documents to you promptly upon receiving the request.	Regions Financial Corporation 1900 Fifth Avenue North Birmingham, Alabama 35203 Attn: Investor Relations

2021 Proxy Statement	3

PROXY SUMMARY

PROXY SUMMARY
This summary highlights certain information about Regions. It does not contain all of the information provided elsewhere in the proxy statement; therefore, you should read the entire proxy statement carefully before voting.
For more complete information regarding the Company’s 2020 performance, review the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The 2020 Form 10-K and other materials related to the annual meeting are available through our website at ir.regions.com/governance/annual-proxy.
2021 Annual Meeting of Shareholders

Date:	Wednesday, April 21, 2021
Time:	9:00 A.M. Central Time
Place:	Webcast at www.virtualshareholdermeeting.com/RF2021
Record Date:	February 22, 2021
Voting:	Common shareholders as of the Record Date are entitled to vote. Shareholders of record, as well as most beneficial shareholders, can vote by proxy using one of several methods.
Please vote in one of the many ways set forth below to ensure your shares are represented at the annual meeting:

To vote with your mobile device (tablet or smartphone), scan the Quick Response Code that appears on your proxy card or Notice of Internet Availability of Proxy Materials (may require free software download).

To vote over the Internet, visit proxyvote.com and enter your 16-digit control number that appears on your proxy card, email notification, or Notice of Internet Availability of Proxy Materials.
To vote by telephone, call 1-800-690-6903 and follow the recorded instructions. If you vote by telephone, you also will need your 16-digit control number that appears on your proxy card.

If you requested printed copies of the proxy materials be sent to you by mail, vote by proxy by filling out the proxy card and returning it in the envelope provided to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Additionally, you may vote electronically during the Webcast of the annual meeting.
If you hold your stock in street name or through our 401(k) Plan or our Dividend Reinvestment Plan, see Questions and Answers about the Annual Meeting and Voting & Other Information for more information about how to vote your shares.

Your vote is important! Please submit your vote by proxy over the Internet or by telephone, or complete, sign, date, and return your proxy card or voting instruction form.
Shareholders and guests will be permitted to participate in the Webcast of the annual meeting; however, only shareholders as of the Record Date with a valid control number will be permitted to vote or ask questions. Please see page 110 for further details.

4	2021 Proxy Statement

PROXY SUMMARY
Proposals That Require Your Vote

Proposal	Voting Options	Board Recommendation	More Information	Effect of Abstentions and Broker Non-Votes	Votes Required for Approval
PROPOSAL 1 – Election of Directors	FOR, AGAINST, or ABSTAIN for each Director nominee	FOR each nominee	Page 15	No effect	Affirmative “FOR” vote of a majority of the votes cast for or against each Director nominee.
PROPOSAL 2 – Ratification of Appointment of Independent Registered Public Accounting Firm	FOR, AGAINST, or ABSTAIN	FOR	Page 28	Abstentions have no effect	Affirmative “FOR” vote of a majority of the votes cast for or against this proposal.
PROPOSAL 3 – Advisory Vote on Executive Compensation	FOR, AGAINST, or ABSTAIN	FOR	Page 32	No effect	Affirmative “FOR” vote of a majority of the votes cast for or against this proposal.

Please submit your vote by proxy over the Internet or by telephone, or complete, sign, date, and return your proxy card or voting instruction form.

New in this Year’s Proxy Statement

Enhanced Disclosures. This year we have streamlined the 2021 Proxy Statement to enhance its readability by simplifying certain disclosures that we already address in our other ESG-focused disclosures. For that reason, the Environmental and Social Practices section of this document focuses on highlighting ESG areas of particular focus, interest, and/or development for Regions in 2020; the upcoming 2020 Annual Review & ESG Report, as well as the other standalone ESG disclosures we publish throughout the year, will cumulatively provide more in-depth reporting on a broader range of issues.
Responses to the COVID-19 Pandemic and Social Unrest. 2020 was a unique and challenging year for businesses and individuals alike. Regions, like so many other businesses, needed to quickly pivot its operations to adapt to the spreading effects of the COVID-19 pandemic. It became more important than ever this past year for us to encourage understanding and respect among our associate population. More information on how Regions responded to the pandemic and widespread social unrest can be found in the Environmental and Social Practices section of this proxy statement.
Retirement Exceptions for Directors Byrd and DeFosset. As part of its nomination discussions this year, the Board granted Directors Byrd and DeFosset a one-year exception to the Director mandatory retirement age. The Board determined that, particularly in light of the disruptions and challenges created by the pandemic, maintaining stability at the Board level was in the best interests of the Company and its stakeholders. For more information, see Why did the Board provide exceptions to the mandatory retirement age? under Proposal 1 – Election of Directors.
HCM Oversight During 2020. Throughout the past year, HCM matters became an even more central issue for Regions. Protecting the health and safety of our associates as COVID-19 spread across the country, and further strengthening our work to cultivate open dialogue about the importance of DEI, were paramount to our success. Many of these initiatives were overseen by the Board’s CHR Committee, which is tasked with overseeing HCM matters, among other areas. The HCM Dashboard, which was discussed in last year’s proxy statement, was instrumental in helping our leadership oversee Regions’ response to the events that occurred throughout the year.

In last year’s proxy statement, Regions announced it would donate the money saved by holding a sustainability-inspired annual meeting in honor of the 50th Anniversary of Earth Day.
Despite Regions’ 2020 Annual Meeting being held virtually, Regions still made a donation to further the important work being conducted by the Freshwater Land Trust.

2021 Proxy Statement	5

PROXY SUMMARY
Information about Regions

Regions (NYSE:RF) is a financial holding company headquartered in Birmingham, Alabama, that operates in the South, Midwest, and Texas. Through its subsidiaries, Regions provides traditional commercial, retail, and mortgage banking services, as well as other financial services in asset management, wealth management, securities brokerage, trust services, merger and acquisition (“M&A”) advisory services, and specialty financing.

Regions is a Delaware corporation. Its principal executive offices are located at 1900 Fifth Avenue North, Birmingham, Alabama, 35203. Regions is a member of the S&P 500 Index. Regions common stock, par value $.01 per share, is listed on the NYSE under the symbol RF.
As of December 31, 2020, Regions had total consolidated assets of approximately $147.4 billion, total consolidated deposits of approximately $122.5 billion, and total consolidated shareholders’ equity of approximately $18.1 billion.
Regions conducts its banking operations through our wholly-owned subsidiary, Regions Bank, an Alabama state-chartered commercial bank that is a member of the Federal Reserve System.
As of December 31, 2020, Regions Bank operated 1,369 banking offices and 2,083 ATMs in 15 states.

Regions Bank is ranked 17th in the U.S. in total deposits.

Our Strategy

Our vision, mission, and values continue to be the foundational elements to our 2021-2023 Strategic Plan and are integral to our ability to serve our customers, communities, and shareholders.
Our strategic priorities, as shown below, balance the needs of our customers, communities, associates, and shareholders.

Focus on the Customer
Build the Best Team
Strengthen Financial Performance
Enhance Risk Management
Continuously Improve

To compete in a unique operating environment, Regions will continue to focus on what we can control. The 2021-2023 Strategic Plan identifies three key strategies:
•Lean into our strengths by leveraging our culture to create shared value, focusing on our customers, building the best team, investing in our markets, and managing dynamic risk.
•Execute and compete with purpose & passion, including effectively managing credit risk, delivering competitive segment strategies, working to continuously improve, strategic capital planning, balance sheet protection through hedging, pursuing M&A activities, and maintaining mature ESG strategies and practices.
•Innovate through digital & data through making disciplined investments in new capabilities, optimizing operations and leveraging technology, beginning a multi-year initiative to modernize core systems, enabling rapid delivery, and evolving our approach to meet tomorrow’s customer needs.

6	2021 Proxy Statement

PROXY SUMMARY
Continuous Improvement for Consistent Sustainable Long-Term Performance. Regions’ strategy is built on our vision to be the premier regional financial institution in America; our enduring mission of shared value; and our five core values.
We believe that by focusing on our strategic priorities, Regions will better serve our customers, associates, communities, and shareholders. Regions is further committed to achieving consistent, sustainable long-term performance by leaning into our strengths, executing and competing with purpose and passion, and innovating through digital and data.

Each of the Company’s business groups are responsible for creating their own strategic plans. These plans also include ESG elements that contribute to Regions’ overall strategic plan, which is presented to the Board. During the strategic planning process, and throughout the year, our strategy and business decisions are informed by feedback from stakeholders including customers, associates, community partners, and shareholders.
See the inside front cover of this year’s proxy statement for more information about how our vision, mission, and values inform and drive our business purpose.

“The COVID-19 pandemic has accelerated changes in customer behavior and we continue to invest in talented bankers to provide valuable advice and guidance while modernizing our branch network and accelerating digital transformation. By executing our strategic plan we will continue to be a source of economic strength for our customers and communities and will deliver sustainable, long-term performance for our shareholders.”
John M. Turner, Jr. President and Chief Executive Officer Member of the Board of Directors Regions Financial Corporation

2021 Proxy Statement	7

PROXY SUMMARY
Capital Planning Process
Regions employs a robust and mature capital planning process (“CPP”) that is designed to ensure capital levels are commensurate with the risk inherent in the balance sheet and sufficient to allow the Company to extend credit and meet customer needs, including in periods of severe stress. Additionally, the CPP seeks to promote the efficient use of capital while maintaining a long-term approach to capital allocation and distribution consistent with stakeholders’ expectations and the Company’s strategic priorities. The CPP relies upon active participation by cross-functional groups throughout the Company, including Finance, Corporate Treasury, Risk Management, Internal Audit, and the various business groups and is overseen by a governance committee structure comprised of a similarly broad cross-section of senior management as well as the Board. The governance structure is led by the senior management-level Asset-Liability Committee (“ALCO”) and involves several key CPP-focused sub-committees of the ALCO and other relevant senior management-level committees. These include the Scenario Design Committee, Operational Risk Committee, and Capital Management Committee. Lastly, Regions’ Board provides approval and oversight of all CPP activities, which flow from the capital plan and Capital Policy approved by the Board each year.

Effectively managing and deploying capital is essential to meeting our strategic and financial objectives, as well as the expectations of our stakeholders.
Regions’ annual capital plan is developed in accordance with our internal Capital Policy that, among other things, defines target capital levels and priorities for the deployment of capital generated organically in the form of earnings from our core operations.
Our current capital deployment priorities are:
1.Growth and strategic investments
2.Sustainable common stock dividend payout ratio
3.Common stock repurchases
Prudent investment of capital to grow the Company is our number one priority, as we believe this activity provides the greatest potential for long-term value creation for stakeholders, including the customers, associates, communities, and shareholders we serve.

The realities of a competitive market, however, naturally place limits on the opportunities available to prudently invest in the growth of the Company. As such, Regions must remain disciplined in the allocation of capital and ensure that returns are appropriate in the context of investment risk and the strategic objectives of the Company.
Our ability to distribute capital to shareholders in the form of dividends and share repurchases is critical to maintaining this discipline. Share repurchases provide an alternative use of capital when prudent investment opportunities are unavailable and prevent the Company from facing the losing trade-off between accepting suboptimal returns and outsized risk, versus inefficiently carrying idle capital. Inefficient management of capital can lead to strategic risk, including under-performance relative to stakeholder expectations.
As Regions develops its annual capital plan through the CPP, consistent with our capital deployment priorities, capital is allocated first to supporting expected available growth opportunities, and then to support a sustainable common dividend payout ratio. Regions regularly evaluates dividend sustainability through the CPP and generally seeks to manage the common dividend at a level which can reasonably be expected to be maintained through a typical, post-World War II recession. Finally, unallocated capital may be directed to share repurchases, which generally represent the most flexible mechanism for deploying capital and, in this context, serve to ensure capital levels are managed in alignment with capital targets.
The CPP is subject to continuous and in-depth supervision by the Federal Reserve and other relevant regulatory bodies. In accordance with regulatory requirements, Regions’ capital plan is regularly submitted to the Federal Reserve upon our Board’s review and approval. Any capital distributions included in the annual capital plan are promptly disclosed following Board approval.
Regions, similar to other bank holding companies required to participate in CCAR, may be subject to Federal Reserve required constraints on capital distributions, as has been the case throughout the COVID-19 pandemic. At present, the Federal Reserve has restricted distributions requiring that dividend payments and share repurchases be limited to an amount not in excess of average net income over the four preceding quarters, provided that dividend payments remain limited to the amount paid in the second quarter of 2020. These restrictions remain in place through March 31, 2021 and may be extended at the discretion of the Federal Reserve.

For more information on Regions’ Capital Planning and Stress Testing Framework, see our
Annual Report on Form 10-K dated February 24, 2021.

8	2021 Proxy Statement

PROXY SUMMARY
2020 Overview
The following highlights key 2020 results, including the highest pre-tax pre-provision income that Regions has generated in a fiscal year for over a decade:

FY 2020
$991 Million	Net Income Available to Common Shareholders

$1.03	Diluted Earnings Per Share

$6,206 Million	Adjusted Total Revenue (1)

$3,541 Million	Adjusted Non-Interest Expense (1)

$2,665 Million	Adjusted Pre-Tax Pre-Provision Income (1)

(1) Non-GAAP; see Appendix A for reconciliation.
Stock Performance Graph
This graph shows the cumulative total shareholder return for Regions common stock in each of the five years from December 31, 2015, to December 31, 2020. The graph also compares the cumulative total returns for the same five-year period with the S&P 500 Index and the S&P 500 Banks Index.
The comparison assumes $100 was invested on December 31, 2015, in Regions common stock, the S&P 500 Index, and the S&P 500 Banks Index and that all dividends were reinvested.

	Cumulative Total Return
	12/31/2015	12/31/2016	12/31/2017	12/31/2018	12/31/2019	12/31/2020
Regions	$100.00	$153.40	$188.60	$149.81	$199.69	$196.43
S&P 500 Index	$100.00	$111.95	$136.38	$130.39	$171.44	$202.96
S&P 500 Banks Index	$100.00	$124.31	$152.34	$127.30	$179.03	$154.41

2021 Proxy Statement	9

PROXY SUMMARY
Proposal 1 – Election of Directors (page 15)

The proxy statement contains important information about the experience, qualifications, attributes, characteristics, and skills of each of the Director nominees.
Our Board recommends you vote “FOR” all 12 nominees standing for election.
The below chart sets forth this year’s Director nominees along with their age, Board tenure, principal occupation, and Board standing committee membership:

	Age	Independent	Director Since	Regions Board Committee(s)	Principal Occupation	Other Public Company Boards (1)
Carolyn H. Byrd (2)(4)	72	✓	2010	Audit Committee (Chair)	Chairman and CEO, GlobalTech Financial, LLC	American Virtual Cloud Technologies, Inc.
Don DeFosset (4)	72	✓	2005	CHR Committee (Chair) NCG Committee	Retired Chairman, President, and CEO, Walter Industries, Inc.	ITT Corporation; National Retail Properties; Terex Corporation
Samuel A. Di Piazza, Jr. (2)	70	✓	2016	Audit Committee CHR Committee	Retired Global CEO, PricewaterhouseCoopers; Retired Vice Chairman, Citigroup Global Corporate and Investment Bank	AT&T Inc.; Jones Lang LaSalle Incorporated; ProAssurance Corporation
Zhanna Golodryga	65	✓	2019	CHR Committee Risk Committee	Chief Digital and Administrative Officer, Phillips 66
John D. Johns (3)(4)	69	✓	2011	Risk Committee (Chair)	Retired Chairman, President, and CEO, Protective Life Corporation	Genuine Parts Company; Southern Company
Ruth Ann Marshall (4)	66	✓	2011	CHR Committee NCG Committee (Chair)	Retired President, The Americas, MasterCard International, Inc.	ConAgra Brands, Inc.; Global Payments Inc.
Charles D. McCrary (4)	69	✓	2001	Independent Chair of the Board	Retired Chairman, President, and CEO, Alabama Power Company
James T. Prokopanko	67	✓	2016	NCG Committee Risk Committee	Retired President and CEO, The Mosaic Company	Vulcan Materials Company; Xcel Energy Inc.
Lee J. Styslinger III	60	✓	2003	NCG Committee Risk Committee	Chairman and CEO, Altec, Inc.	Vulcan Materials Company; Workday, Inc.
José S. Suquet (2)(3)	64	✓	2017	Audit Committee Risk Committee	Chairman, President, and CEO, Pan-American Life Insurance Group
John M. Turner, Jr. (4)	59	CEO	2018		President and CEO, Regions Financial Corporation and Regions Bank
Timothy Vines (2)	55	✓	2018	Audit Committee CHR Committee	President and CEO, Blue Cross and Blue Shield of Alabama
(1)    Corporations subject to the registration or reporting requirements of the Exchange Act, or registered under the Investment Company Act of 1940
(2)    Audit Committee Financial Expert
(3)    Risk Management Expert
(4)    Member of Regions’ Executive Committee
Board Skills and Composition Matrix & Board Refreshment
This year’s Director nominees comprise 12 members, who represent a diverse set of experiences, expertise, and attributes. Based on information provided in response to our 2020 year-end Director questionnaires, the following charts and graphs outline the number of Director nominees with considerable or extensive experience in areas critical to Regions’ operations and certain composition elements they bring to the Board. Information pertaining to each individual Director nominee’s experience, along with other Board composition data points, is further detailed in the Board Skills and Composition Matrix and the Director nominees’ biographies, which both appear in Proposal 1 – Election of Directors.
Our Board and NCG Committee maintain a robust refreshment and recruitment process in which the members focus on identifying, considering, and evaluating potential Board candidates. The Board’s process is further detailed in the Director Succession Planning and Board Refreshment; Appointment of New Directors subsection under Corporate Governance.

10	2021 Proxy Statement

PROXY SUMMARY
The Board continuously reviews and assesses its composition and leadership structure through its robust self-evaluation processes, identification of skills and diversity, and committee composition refreshment and does not limit its recruitment of new Directors to coincide only with vacancies created by Directors reaching the Board’s mandatory retirement age. For more information about the self-evaluation process, see the Board, Committee, and Individual Director Evaluation Program subsection under Corporate Governance.

Audit/Accounting/Finance and Capital Planning	Banking and Financial Services	Business Operations and Technology Innovation/AI	Continuous Improvement	Corporate Governance	Customer Focus and Community Engagement	Environmental Sustainability Practices	Executive Compensation and Benefits	Human Capital Management	Information/ Cyber Security	Regulatory Compliance	Risk Management	Strategic Planning and Strategy Development
8 Directors	7 Directors	9 Directors	10 Directors	10 Directors	11 Directors	8 Directors	9 Directors	12 Directors	7 Directors	9 Directors	10 Directors	12 Directors

*Includes gender, race/ethnicity, and sexual orientation (LGBTQ+).
Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm (page 28)

We are asking our shareholders to ratify the appointment of EY as our independent registered public accounting firm for 2021. Below is a summary of the amounts billed to us for services provided by EY during 2020 and 2019. For more information regarding the accounting firm and the responsibilities of our Audit Committee, see the discussion beginning on page 28.

	2020	2019
Audit fees	$7,496,698	$7,907,534
Audit-related fees	452,494	471,812
Tax fees	32,564	257,507
All other fees	0	1,188,024
Total fees	$7,981,756	$9,824,877
The Board recommends you vote “FOR” this proposal.

2021 Proxy Statement	11

PROXY SUMMARY
Proposal 3 — Advisory Vote on Executive Compensation (page 32)

The CHR Committee understands and appreciates the interest our shareholders have in our executive compensation program. In acknowledgment of that interest, and because we believe it is essential to our commitment to sound governance, the CHR Committee seeks shareholder feedback regarding our overall policies and practices relating to the compensation of our NEOs. One way the CHR Committee receives shareholder feedback is through an annual, non-binding advisory “Say-on-Pay” vote.
Please review our CD&A for a description of the actions and decisions of the CHR Committee during 2020 regarding our compensation programs, as well as the accompanying compensation tables and related narrative.
Last year, shareholders approved our executive compensation program with 93.57 percent of the votes cast in favor of the proposal. The CHR Committee considers the say-on-pay voting results and other shareholder feedback when approving compensation plan design changes and pay decisions for future performance periods. The result of the shareholder vote in 2020, as well as votes in prior years, indicates strong support among shareholders for our pay-for-performance approach. Future votes cast will be closely monitored to ensure there is continued support among our shareholders for our pay programs and decisions.
The Board recommends you vote “FOR” this proposal.
2021 Executive Officers
Our current executive officers (each of whom is a Section 16 Executive Officer) are listed below:

Name	Age	Position
John M. Turner, Jr.*	59	President and Chief Executive Officer
David J. Turner, Jr.*	57	Chief Financial Officer
John B. Owen*	60	Chief Operating Officer
C. Matthew Lusco*	63	Chief Risk Officer
Ronald G. Smith*	60	Head of Corporate Banking Group
Kate R. Danella	42	Chief Strategy and Client Experience Officer
Amala Duggirala	46	Chief Operations and Technology Officer
David R. Keenan	53	Chief Administrative and Human Resources Officer
Scott M. Peters	59	Head of Consumer Banking Group
Tara A. Plimpton	52	Chief Legal Officer and Corporate Secretary
William D. Ritter	50	Head of Wealth Management Group
*Named Executive Officer
Executive Compensation

The following is an overview of the compensation decisions made in 2020 for our NEOs and the performance-based criteria for those decisions:
•After reviewing NEO target pay levels in early 2020, the CHR Committee decided to make two base compensation changes. The CHR Committee increased Mr. J. Turner’s base salary by 2.6 percent and increased Mr. Smith’s compensation by 6 percent.
•The annual short-term incentive target opportunity increased from 115 percent to 125 percent for Mr. Owen.
•The CHR Committee increased the long-term incentive target for Mr. Owen by $100,000, resulting in a new long-term incentive target of $1,500,000. The CHR Committee also approved a $625,000 increase to the long-term incentive target for Mr. J. Turner, resulting in a new target of $5,000,000.
•Diligent execution of our strategic plan throughout a year impacted by the COVID-19 pandemic yielded corporate performance results of 101 percent of our annual incentive target expectations. Though slightly above target, this result is lower than in previous years.
•Long-term incentive grants issued for the year continue to constitute a large portion of direct compensation for our NEOs, which aligns with our philosophy to create a strong tie between NEO and shareholder financial interests through sustaining positive performance over a multi-year period. Consistent with prior grants, the long-term incentives granted in 2020 include three components that are subject to the Company meeting certain safety and soundness criteria:
1.    Performance Stock Units (“PSUs”) that do not vest for three years and for which the ultimate value and

12	2021 Proxy Statement

PROXY SUMMARY
amount are based on the achievement of certain operating goals and metrics as well as the future financial performance of our stock.
2.    Performance Cash Units (“PCUs”) that do not vest for three years and for which the ultimate value and amount are based on the achievement of certain operating goals and metrics, but because they are denominated in cash are not influenced by stock price performance.
3.    Restricted Stock Units (“RSUs”) that do not vest for three years.
For more information on these decisions, see the CD&A section beginning on page 71.
The chart below shows the 2020 compensation mix expressed as a percentage of total direct compensation for Regions’ President and CEO, Mr. J. Turner, and for other NEOs as a group.

2020 Compensation Overview Table
			Long-Term Awards ($)
Name	Principal Position	Paid Base Earnings	Stock Awards	Non Equity LTI Granted (Cash)	Annual Incentive	Total
John M. Turner, Jr.	President and CEO	$993,558	$3,333,334	$1,666,666	$1,827,550	$7,821,108
David J. Turner, Jr.	Chief Financial Officer	$664,200	$933,334	$466,666	$837,922	$2,902,122
John B. Owen	Chief Operating Officer	$700,000	$1,000,000	$500,000	$946,750	$3,146,750
C. Matthew Lusco	Chief Risk Officer	$584,250	$800,000	$400,000	$706,826	$2,491,076
Ronald G. Smith	Head of Corporate Banking Group	$526,772	$600,000	$300,000	$669,396	$2,096,168
The above table illustrates how the CHR Committee viewed NEO compensation for 2020. It differs from the Summary Compensation Table required by the SEC and included in the section Compensation of Executive Officers beginning on page 95. The principal differences can be summarized as follows:
•The above table summarizes the entire value of the long-term incentive grants made to NEOs in 2020 in the “Long-Term Awards” columns. The annual grant consisted of three equal parts, RSUs, PSUs, and PCUs all subject to future performance goals and/or vesting. Both the stock and non-equity (cash) portions of the 2020 grant are reflected in this table and considered 2020 compensation by the CHR Committee.
•Under rules established by the SEC, the Summary Compensation Table required to be included with our CD&A reports only the portion of the long-term incentive grant delivered in the form of stock equivalents in the year granted. Cash awards from the 2020 grant will not be reflected in the Summary Compensation Table until the year they are earned, which, for 2020 grants, is December 31, 2022, to be paid in 2023. Similarly, the Summary
Compensation Table reports the value of the cash performance portion of the 2018 long-term incentive grant in the “Non-Equity Incentive Compensation” column because the performance period for that award ended as of December 2020. As described beginning on page 85, the 2018 performance grant was earned at 99 percent of target. The value of this award is not included in the table above because it is considered by the CHR Committee to be compensation awarded for 2018 although subject to future performance criteria.
•The Summary Compensation Table reports the following items that are not included in the table above: change in pension value, nonqualified deferred compensation earnings, and compensation associated with perks, benefits, and other miscellaneous items which is referred to as “all other compensation” in the Summary Compensation Table.
For more detail, refer to the CD&A section.

2021 Proxy Statement	13

PROXY SUMMARY
Environmental and Social Practices (page 33)

As the events of 2020 impacted Regions and its operations, the importance of demonstrating strong social practices became even more apparent. In particular, the health, safety, and well-being of our customers, associates, and communities has been paramount over the last year.
To that end, Regions adjusted quickly and implemented many new practices to help protect the associates who worked tirelessly to keep operations running smoothly to support our customers during the pandemic. Many associates began working remotely, but those who continued working in our branches and offices were provided additional health protections and incentives. Further, following the protests and social unrest that took place over the summer, Regions took steps to unify and bring our associates together.
Although the social component of ESG became more prominent over the past year, Regions is also proud of the progress we have made on our environmental practices and disclosures. For example, last summer, we released our first integrated Annual Review & ESG Report that provides shareholders and other interested parties with a wealth of knowledge on our various ESG practices alongside vital information about our business strategy.
In addition to the Environmental and Social Practices section of this proxy, we invite stakeholders to review the the various ESG-related reports available on our website.

OUR STANDALONE ESG DISCLOSURES INCLUDE:
Annual Review & ESG Report	GRI Content Index	CDP Climate Change Questionnaire Response
SASB Disclosure	Environmental Sustainability Policy Statement and Goals	To see the most current and historical versions of these and other disclosures, visit ir.regions.com/governance.
Corporate Governance (page 42)

Our Board works with executive management to monitor not only compliance with laws and regulations, but whether we are keeping pace with the constantly changing corporate governance landscape.
For example, our practices are aligned with the Investor Stewardship Group’s Corporate Governance Principles for U.S. Listed Companies. Regions is also a signatory to the Commonsense Principles 2.0. By aligning our practices with such leading principles, we believe the Board and the Company are better positioned to deliver long-term value. We must hold ourselves to high standards when it comes to corporate governance, ethics, and risk management.
Disclosures about the Board’s oversight of our governance practices; corporate governance shareholder engagement (including Director-shareholder engagement); Director independence; transactions with related persons; and information security, business resilience, and data privacy, among other topics, can be found in the Corporate Governance section. The section also discusses the documents that compose Regions’ governance framework, such as our Corporate Governance Principles, By-Laws, and Board committee charters.

Corporate Governance Highlights

Independent	Adopted	No	50%	72 Years
Chair of the Board	Human Rights Statement; Supplier Code of Conduct; and Environmental Sustainability Policy Statement and Goals	Directors or executive officers are permitted to enter into hedging agreements or pledge stock	Standing Board committees chaired by women	Mandatory Director retirement age (however, rare exceptions can be made in certain situations)

Rooney Rule	Year-Round Engagement	No Overboarded Directors	NCG Committee Oversight
Adopted a version for Director candidate and Section 16 Executive Officer searches, including CEO succession	With institutional shareholders, including Director-Shareholder Engagement	Under ISS’ and Glass Lewis’ Guidelines and market standards	Of the Company’s ESG-related practices and disclosures
Additional corporate governance highlights can be found in the Quick Information table.

14	2021 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

What am I voting on?

You are voting on a proposal to elect 12 nominees for a one-year term as Directors of the Company.
What does the Board recommend?

The Board unanimously recommends that you vote “FOR” each nominee standing for election.
Why does the Board recommend a vote “FOR” the nominees?

Our Director nominees possess a diverse mix of backgrounds, skills, experience, and perspectives. The proxy statement includes information about each Director nominee that led the NCG Committee and our Board to determine that the nominee should serve as Director.
What vote is required to approve this proposal?

Each nominee requires the affirmative “FOR” vote of a majority of the votes cast for or against the nominee. Abstentions and Broker non-votes have no effect on the vote results. To see the voting results from last year’s Annual Meeting, see What were the voting results of the 2020 Annual Meeting? under the section Questions and Answers about the Annual Meeting and Voting & Other Information.
What is the effect of this proposal?

The current term of office of all of the Company’s Directors expires at the annual meeting. The Board proposes the 12 nominees shown be elected as Directors for a term of one year and until their successors are duly elected and qualified. Each of the 12 nominees will be elected if a majority of the votes cast at the annual meeting are voted in favor of the nominee. This means that the number of shares voted “For” a nominee must exceed the number of shares voted “Against” the nominee.
What if a nominee is unable or unwilling to serve?

All nominees have consented to serve for the upcoming one-year term; therefore, this is not expected to occur. If, however, a nominee is unable or unwilling to serve and the Board does not elect to reduce the size of the Board, shares represented by proxies will be voted for a substitute candidate nominated by the Board.
What if a nominee does not receive a majority of votes cast?

Our Corporate Governance Principles provide that an incumbent nominee who fails to receive a majority of the votes cast with respect to the election must submit their resignation. The NCG Committee will consider the resignation and any factors it deems relevant in deciding whether to accept the resignation and recommending to the Board the action to be taken. The Director whose resignation is under consideration must abstain from participating in any decision regarding his or her resignation.
The Board will take action within 90 days following certification of the shareholder vote unless such action would cause us to fail to comply with requirements of the NYSE or applicable securities laws, in which event we will take action as promptly as practicable while continuing to meet such requirements.
The Board will promptly disclose its decision and the reasons for the decision in a Current Report on Form 8-K filed with the SEC. If the Director’s resignation is not accepted, the Director will continue to serve until the next annual meeting and until the Director’s successor is duly elected and qualified.
How often are the members elected?

The Board has determined that it is good governance for all Directors to be elected annually. We believe that annual elections keep the Directors more accountable to our shareholders.
As permitted by our By-Laws, the Board has determined that, effective as of the annual meeting, the Board will consist of 12 members to be elected for a term of one year expiring at the 2022 Annual Meeting. Any Director vacancies created between annual meetings (such as by a current Director’s death, resignation, or removal, or by an increase in the number of Directors) may be filled by a majority vote of the remaining Directors then in office. Any Director appointed in this manner would hold office until the next annual meeting.

2021 Proxy Statement	15

PROPOSAL 1-ELECTION OF DIRECTORS
What is the average tenure of the Directors?

Our Directors have a variety of lengths of tenure, with the average tenure being nine years, and two-thirds of the nominees have tenure of ten or fewer years. Current tenure lengths represented on the Board are well balanced among newer, mid-tenured, and seasoned Directors. The NCG Committee, which is responsible for nominating individuals to the Board, considers tenure among many other factors when making its determination with respect to Director nominations.
The NCG Committee believes that, over time, Directors are able to become intimately acquainted with all aspects of our business so they can better direct our course as a company.
Our longer-serving Directors have vital expertise and institutional knowledge that provide the Board with a better understanding of our business. The NCG Committee is of the opinion that this knowledge and perspective, especially when counterbalanced with fresh viewpoints of newer Directors, continues to generate long-term value for all of our stakeholders.
Notwithstanding their tenure, each Director is evaluated annually by the NCG Committee and Board to assess whether they continue to possess valuable skills, talents, and expertise necessary for the long-term success of our Company.
What criteria were considered by the NCG Committee in selecting the nominees?

The NCG Committee is charged with identifying, evaluating, and recommending to the Board individuals whom it believes are qualified to become Directors. The NCG Committee will consider and assess candidates consistent with criteria established by the Board and set forth in the Corporate Governance Principles and will take into consideration pertinent issues and factors bearing on the qualifications of candidates in light of such criteria. The NCG Committee also assesses candidates for directorship in the context of the current composition of the Board and committees and Regions’ evolving needs.
The NCG Committee may, from time to time, use its authority under its charter to retain a professional search firm to help identify candidates. During 2020, the NCG Committee did not engage a professional search firm to assist in identifying and compiling information regarding potential nominees.
Directors should have experience in positions with a high degree of responsibility, serve as leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions they can make to the Board and the Company. The NCG Committee actively considers diversity in its recruitment and nomination of individuals for directorship, and diversity is one component of the Board’s annual self-evaluation. The NCG Committee strives for the Board to reflect a range of talents, ages, skills, diverse backgrounds, and expertise sufficient to provide sound and prudent guidance and oversight with respect to Regions’ operations and interests. The effectiveness of the Board’s diversity practices is assessed through the monitoring of the Board’s various levels of diversity.

Commitment to Board Diversity
The Board approved a version of the Rooney Rule in 2019 for Director candidate searches. Therefore, when searching for new candidates, the NCG Committee shall endeavor to include highly qualified candidates who reflect diverse backgrounds (including gender, race, and ethnicity) in the pool from which nominees are chosen. Further, any third-party firm or consultants used to compile a pool of candidates will be requested to include such individuals.

In addition to the items specified in the Corporate Governance Principles, the NCG Committee considers the technical and professional skills nominees have gained through their professional and leadership roles. Such skills may include, but are not limited to, those listed in the table on the following page. The NCG Committee considers a wide breadth of factors and characteristics when evaluating nominees. With respect to the 2021 nominees, the NCG Committee selected candidates who possess the highest personal and professional ethics, integrity, and values. Candidates must also be committed to representing the long-term interests of Regions’ shareholders.
Leadership and outside board experience are two of the many qualities considered by the NCG Committee. Of the nominees standing for election who currently serve on an outside public company board, many hold a leadership role on such boards.
The NCG Committee, however, also considers the number of boards on which the candidates currently serve. The Board’s overboarding guidelines, set forth in the Corporate Governance Principles, align with those of ISS and Glass Lewis. Although the Board values the experience and knowledge gained through service on other boards, the Board also requires that its members be able to dedicate the time necessary to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and committee meetings and the annual meeting.
When making its Director nominee recommendations to the Board each February, the NCG Committee carefully considers the career experiences and self-identified skills and diverse attributes of each potential nominee. These factors, along with other considerations such as the results from the self-evaluation process and independence findings, are part of the overall total mix of items evaluated by the NCG Committee and Board when making nomination determinations. For more information, see the Board, Committee, and Individual Director Evaluation Program subsection of Corporate Governance.
It is the Board’s policy that, at all times, at least a majority of its members meet the standards of independence promulgated by the SEC and the NYSE, and as set forth in the Corporate Governance Principles.

16	2021 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS
What skills and characteristics are currently represented on the Board?

The NCG Committee determined that the below skills are inextricably linked to proper Board oversight of the Company.
The Board and Skills Composition Matrix, which follows the below chart, sets forth which Directors have self-identified as having considerable or extensive experience in each of these necessary skill areas.

Skill	Description of the Skill and Explanation of Its Importance to Our Board
Audit/Accounting/Finance and Capital Planning	As a public company, Regions is subject to certain auditing, financial accounting, and financial reporting requirements. The Board, particularly through its Audit Committee, is responsible for reviewing Regions’ complex financial statements and disclosures, financial reporting and internal controls, and monitoring internal and external auditors. Additionally, Regions routinely enters into various forms of indebtedness and capital market transactions. The Board is responsible for reviewing the Company’s long-term capital plans for safety and soundness. Therefore, it is important for the Board to have Directors who understand auditing, financial reporting, finance, and capital allocation.
Banking and Financial Services	The banking and financial services industry has inherent risks, challenges, and opportunities that are unique. Further, as a full-service financial holding company, we offer a wide range of products and services, some of which may be complex in nature. Experience in the financial services industry contributes to the Board's practical understanding in delivering and directing the Company's strategy. Further, Directors who understand the types of financial products and services we offer, as well as those we choose not to offer, are critical to our success.
Business Operations and Technology Innovation/Artificial Intelligence	The banking and financial services industry is a needs-driven business, and as such, it is important that Regions be able to provide market-leading client services, transaction processing, and innovation. Our customers expect efficient, high-quality services, many of which are becoming more mobile and technology driven. When customers use our technology, it is important that we are able to appropriately gather, process, and analyze information to provide our customers with better banking solutions. Further, Regions' implementation of technology, particularly artificial intelligence, must be ethical and fair to all customers. Accordingly, it is important to have members on the Board who are knowledgeable about and possess experience in business operations and technology so that the Board can oversee our efforts to improve our processes, services, and products.
Continuous Improvement	One of our strategic priorities is to "Continuously Improve." As part of this priority, Regions is focused on making banking easier by being responsive to customer needs; growing revenue through improved effectiveness in generating prudent, profitable, and sustainable growth; making efficiency improvements in our processes that reduce costs and drive growth; and promoting innovation throughout the Company. The Board needs Directors with an understanding of how to foster an environment of continuous improvement to assist the Company in meeting its long-term strategic goals.
Corporate Governance	The Board is responsible for shaping the Company’s corporate governance priorities and structure, which must be transparent and responsive to our shareholders. Because corporate governance affects the fundamental operation of a company, it can have a significant impact on corporate operations. The Board must have Directors with experience in keeping up with and understanding constantly changing corporate governance expectations and practices. Having Directors with experience in corporate governance also better positions the Board to engage with shareholders on such matters.
Customer Focus and Community Engagement	One of our Strategic Priorities is to "Focus on the Customer." Regions is committed to helping our customers and our local communities achieve their financial goals. We are focused on understanding their needs and investing our resources to help them accomplish their goals. Having individuals on our Board with experience in delivering a positive environment and engaging the community is important to Regions' success.
Environmental Sustainability Practices	As a public company, Regions must be cognizant of current, emerging, and potential environmental risks and opportunities and how they can impact our long-term value. We are continuing to focus on operational sustainability goals, deepening our environmental and social risk management, and pursuing opportunities in sustainable finance. When considering risks and opportunities related to environmental sustainability, the Board should have Directors with experience in these practices.
Executive Compensation and Benefits	When properly structured, executive compensation and benefits discourage imprudent risk taking that could harm the Company and/or customers, while simultaneously acting as a business driver and ensuring alignment with long-term shareholder interests. It is important for the Board to have Directors who understand and have experience with the various types of executive compensation and benefits structures that may be employed to achieve this balance.
Human Capital Management	One of our Strategic Priorities is to "Build the Best Team." Talent management is important at all levels of an organization, but it is particularly critical with respect to succession planning and culture. Having human capital management and talent management experience represented on the Board is important to ensuring smooth transitions and appropriate succession planning, as well as fostering a productive and safe culture and working environment. This expertise also covers risks and opportunities associated with corporate culture, diversity and inclusion, as well as associate well-being and engagement, all areas that are drivers of long-term value.
Information/Cyber Security	As a financial institution, we are trusted with sensitive nonpublic information, which we are expected to protect. The safekeeping of our customer, associate, and Company data is of paramount importance. Moreover, financial institutions are increasingly dependent on information technology and telecommunications to deliver services to consumers and businesses every day. Therefore, the Board should be comprised of some Directors with experience in implementing, establishing, or overseeing information/cyber security systems and protocols.
Regulatory Compliance	The banking and financial services industry is highly regulated. Regions is subject to the oversight of both federal and state regulators, including the Alabama State Banking Department, the Federal Reserve, the Federal Deposit Insurance Corporation, the SEC, the Consumer Financial Protection Bureau, and the Financial Industry Regulatory Authority. Having Directors with experience in understanding the regulations promulgated by these authorities and how to effectively communicate with our regulators is critical to the Company.
Risk Management	One of our Strategic Priorities is to "Enhance Risk Management." Robust risk management is a critical aspect of operating within the financial sector and is embedded throughout our strategic plan. Having Directors with experience in overseeing risk management matters strengthens the Board's oversight of the risks facing Regions. The Board, therefore, must include Directors who are very familiar with risk management processes.
Strategic Planning and Strategy Development	Directors who understand how to strategically plan for the future of the Company, in both the short- and long-term, are better able to oversee and advise management with respect to the formulation and execution of the Company’s strategic planning and its connection to long-term value.

2021 Proxy Statement	17

PROPOSAL 1-ELECTION OF DIRECTORS
Board Skills and Composition Matrix. The following matrix sets forth, for each Director nominee, the skills they bring to the Board; their age and Board tenure; the number of public company boards on which they serve; their independence; and other qualities and experiences that contribute to diverse perspectives. The skills and diverse characteristics were self-identified by each Director as part of the 2020 year-end Director questionnaires.

Director	Skills*	Age†	Tenure	No. of Public Boards‡	Independent	Primary Industry Expertise	Race/Ethnic Diverse	Gender Diverse	LGBTQ+	Non-US Born	Multi-lingual
Byrd		72	11	2	✓	Financial Services	✓[1]	✓[3]
DeFosset		72	16	4	✓	Manufacturing
Di Piazza		70	5	4	✓	Accounting
Golodryga		65	2	1	✓	Oil & Gas		✓[3]		✓[4]	✓[7]
Johns		69	10	3	✓	Insurance
Marshall		66	10	3	✓	Financial Services		✓[3]	✓
McCrary		69	20	1	✓	Energy
Prokopanko		67	5	3	✓	Chemicals				✓[5]
Styslinger		60	18	3	✓	Manufacturing and Transportation					✓[8]
Suquet		64	4	1	✓	Insurance	✓[2]			✓[6]	✓[8]
Turner		59	3	1	CEO	Financial Services
Vines		55	3	1	✓	Healthcare and Insurance	✓[1]
Average/ Total		66	9		11 (92%)		3 (25%)	3 (25%)	1 (8%)	3 (25%)	3 (25%)
* Skills are based on information provided as part of 2020 year-end Director questionnaires and represent the number of our Director nominees with considerable or extensive experience in areas that are critical to Regions’ operations, which are discussed in more detail in the previous chart.
† See the subsection Why did the Board provide exceptions to the mandatory retirement age? for more information.
‡ Includes Regions’ Board.
1 African-American; 2 Cuban-American; 3 Female; 4 Former Soviet Union (now Moldova); 5 Canada; 6 Cuba; 7 Russian and Ukrainian; 8 Spanish.
In addition to the composition factors listed above, other characteristics incorporated into the Director questionnaires included veteran status and whether any nominees self-identified as non-binary. None of the Directors self-identified as either of these.

18	2021 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS
Personal attributes. Additionally, the following are some of the personal attributes that each nominee is expected to possess. The biographies that follow provide additional information about each Director nominee’s experiences, qualifications, and skills that demonstrate these attributes:

Attribute	Description
Commitment	The ability to commit the time necessary to function as an effective Director by attending on-site meetings in person.
Constructive Questioner	The preparedness to ask questions and challenge management and peer Directors in a constructive and appropriate way.
Contributor and Team Player	The ability to work as a member of a team and demonstrate the passion and time to make a genuine and active contribution to the Board.
Critical and Innovative Thinker	The ability to critically analyze complex and detailed information, readily distill key issues, and develop innovative approaches and solutions to problems.
Effective Listener and Communicator
The ability to:
•listen to and constructively and appropriately debate other people’s viewpoints;
•develop and deliver compelling arguments; and
•communicate effectively with a broad range of stakeholders.

Ethics and Integrity
A commitment to:
•understanding and fulfilling the duties and responsibilities of a Director and maintaining knowledge in this regard through professional development;
•putting Regions’ interests before any personal interests;
•being transparent; and
•maintaining Board confidentiality.

Financially Literate	The ability to read and understand fundamental financial statements and make appropriate decisions.
Influencer and Negotiator	The ability to negotiate outcomes and influence others to agree with those outcomes, including an ability to gain stakeholder support for the Board’s decisions.
Leader	The ability to: •appropriately represent Regions; •set appropriate Board and organizational culture; and •make and take responsibility for decisions and actions.
Unbiased	The ability to represent all shareholders and not a particular interest group.

Who are this year’s nominees?

All of the 12 nominees being voted upon at the annual meeting are standing for re-election.
The following biographies detail the age and principal occupations during at least the past five years for each nominee; the year the nominee was first elected or appointed, as the case may be, to the Board; and the directorships they now hold and have held within at least the last five years with corporations subject to the registration or reporting requirements of the Exchange Act or registered under the Investment Company Act of 1940.
The Directors also serve as the board members of Regions Bank, an Alabama state-chartered commercial bank and wholly-owned subsidiary of Regions.
A shareholder who wishes to recommend a candidate for consideration by the NCG Committee may do so at any time. For more information, see the Questions and Answers about the Annual Meeting and Voting & Other Information section.
On July 1, 2004, Regions became the successor by merger to Union Planters Corporation and the former Regions Financial Corporation. One of our current Directors was previously a member of the board of directors of the former Regions Financial Corporation. On November 4, 2006, AmSouth Bancorporation was merged with and into Regions. Two of our current Directors were previously members of the board of directors of AmSouth.

The Board believes that each of the 12 nominees is well qualified to serve as a Director on Regions’ Board.
Each nominee’s key experiences, qualifications, attributes, or skills that led the Board to conclude that they should serve as a Director are described in the following biographies.
There are no family relationships among our Directors and executive officers.

2021 Proxy Statement	19

PROPOSAL 1-ELECTION OF DIRECTORS

Carolyn H. Byrd Independent Director Since: 2010 Age: 72 Regions Committees •Audit Committee (Chair; Audit Committee Financial Expert) •Executive Committee Top 5 Skills Brought to Our Board
Key Experience and Qualifications
•Formed GlobalTech Financial, LLC, a private company specializing in business process outsourcing and financial consulting, in 2000 and has since served as its Chairman and CEO
•Prior to forming GlobalTech, had a long career with The Coca-Cola Company, where she was ultimately appointed Vice President, Chief of Internal Audits and Director of the Corporate Auditing Department
•Served as a Senior Account Officer at Citibank, N.A. prior to joining Coca-Cola
•Throughout her career, held many positions in which she was responsible for key managerial, strategic, financial, and operational decisions and has served on the boards of directors of a variety of large public companies

Education
•Bachelor’s degree (Economics and Business Administration), Fisk University
•Master’s degree (Finance and Business Administration), University of Chicago Graduate School of Business

Honors and Recognition
•2018 Most Influential Corporate Directors, WomenInc.

Other Public Directorships and Board Leadership/Committee Assignments
•American Virtual Cloud Technologies, Inc.: Audit Committee

Former Public Directorships Held During Past Five Years
•Federal Home Loan Mortgage Corporation (“Freddie Mac”)
•Popeyes Louisiana Kitchen, Inc.

Don DeFosset Independent Director Since: 2005 Age: 72 Regions Committees •CHR Committee (Chair) •NCG Committee •Executive Committee Top 5 Skills Brought to Our Board
Key Experience and Qualifications
•Retired as Chairman, President, and CEO of Walter Industries, Inc., which during his time of service was a diversified public company with businesses in water infrastructure products, metallurgical coal and natural gas, home building, and mortgage financing
•Throughout his career, held significant leadership positions in major multinational corporations, including Dura Automotive Systems, Inc., Navistar International Corporation, and AlliedSignal, Inc.
•Brings extensive management, business, and mortgage experience, as well as a deep understanding of complex issues concerning public companies
•Service on the boards of directors of a variety of large public companies further augments his experience

Education
•Bachelor’s degree (Industrial Engineering), Purdue University
•Master of Business Administration degree, Harvard University

Other Public Directorships and Board Leadership/Committee Assignments
•ITT Corporation: Audit Committee; Nominating and Governance Committee (Chair)
•National Retail Properties: Non-Executive Chair of the Board
•Terex Corporation: Compensation Committee (Chair); Governance and Nominating Committee

Audit/Accounting/Finance and Capital Planning	Banking and Financial Services	Business Operations and Technology Innovation/AI	Continuous Improvement	Corporate Governance	Customer Focus and Community Engagement	Environmental Sustainability Practices	Executive Compensation and Benefits	Human Capital Management	Information/ Cyber Security	Regulatory Compliance	Risk Management	Strategic Planning and Strategy Development

20	2021 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS

Samuel A. Di Piazza, Jr. Independent Director Since: 2016 Age: 70 Regions Committees •Audit Committee (Audit Committee Financial Expert) •CHR Committee Top 5 Skills Brought to Our Board
Key Experience and Qualifications
•Retired from Citigroup, Inc., where he served as Vice Chairman of the Global Corporate and Investment Bank
•Prior to joining Citigroup, was a partner at PricewaterhouseCoopers, where he served as Chairman and Senior Partner at PwC US and as a member of the firm’s Global Leadership Team and ultimately served as Global CEO of PricewaterhouseCoopers from 2002 to 2009
•Possesses extensive audit and tax experience, leadership experience in civic and not-for-profit organizations, including sustainable development organizations, as well as many years in the banking industry
•Extremely active in and serves on the boards of various nonprofit and professional organizations, including the Mayo Clinic and the National September 11th Memorial and Museum
•Previously served as Trustee of both the Financial Accounting Foundation and the International Accounting Standards Committee Foundation and is a former director on the UN Global Compact Board and former Chairman of the World Business Council for Sustainable Development
Education
•Bachelor’s degree (Accounting and Economics), University of Alabama
•Master of Tax Accounting degree, University of Houston
Honors and Recognition
•Accountant of the Year, Beta Alpha Psi Society
•Ellis Island Medal of Honor
•INROADS Leadership Award
•Co-Author, Building Public Trust: The Future of Corporate Reporting
Other Public Directorships and Board Leadership/Committee Assignments
•AT&T Inc.: Audit Committee (Chair); Executive Committee; Public Policy and Corporate Reputation Committee
•Jones Lang LaSalle Incorporated: Compensation Committee; Nominating and Governance Committee
•ProAssurance Corporation: Audit Committee (Chair)

Zhanna Golodryga Independent Director Since: 2019 Age: 65 Regions Committees •CHR Committee •Risk Committee Top 5 Skills Brought to Our Board
Key Experience and Qualifications
•Currently serves as the Senior Vice President and Chief Digital and Administrative Officer at Phillips 66, a diversified energy manufacturing and logistics company, and is responsible for driving digital change by developing and executing digital and technology strategies
•Prior to joining Phillips 66, served as Chief Information Officer and Senior Vice President, Services at Hess Corporation, with responsibility for managing the company’s service organizations, including global supply chain, global business transformation program, and global office services, as well as information management, enterprise architecture, infrastructure, and cybersecurity across the business
•Also previously served as Chief Information Officer at BHP Billiton Petroleum, Vice President of Information Technology at TeleCheck International, Manager of Information Systems at Baker Hughes, IT Services Manager at Marathon Oil, and Systems Analyst at 3D/International
•Has over 30 years of experience in the energy industry and the information technology field
•Serves on the board of the Memorial Hermann Foundation

Education
•Master’s degree (Mechanical Engineering), Kiev Engineering and Construction Institute

Honors and Recognition
•50 Most Powerful Women in Oil and Gas, National Diversity Council

Audit/Accounting/Finance and Capital Planning	Banking and Financial Services	Business Operations and Technology Innovation/AI	Continuous Improvement	Corporate Governance	Customer Focus and Community Engagement	Environmental Sustainability Practices	Executive Compensation and Benefits	Human Capital Management	Information/ Cyber Security	Regulatory Compliance	Risk Management	Strategic Planning and Strategy Development

2021 Proxy Statement	21

PROPOSAL 1-ELECTION OF DIRECTORS

John D. Johns Independent Director Since: 2011 Age: 69 Regions Committees •Risk Committee (Chair; Risk Management Expert) •Executive Committee Top 5 Skills Brought to Our Board
Key Experience and Qualifications
•From 2018 through June 2020, served as Chairman of DLI North America Inc., the North American regional headquarters for Dai-ichi Life Holdings
•Until November 2019, served as Executive Chairman and Director at Protective Life Corporation, which in February 2015 became a wholly-owned subsidiary of Dai-ichi Life Insurance Company, Limited, a holding company with subsidiaries that provide insurance and other financial services
•From 2003 until July 1, 2017, served as the Chairman and CEO of Protective
•Prior to joining Protective in 1993, served as General Counsel at Sonat, Inc.
•A founding partner of the Birmingham-based law firm of Maynard, Cooper & Gale, P.C.
•Gained considerable experience as a senior executive of a large insurance corporation; extensive exposure to complex financial issues at large public companies; leadership in other business, economic development, civic, educational, and not-for-profit organizations

Education
•Bachelor’s degree (Psychology), University of Alabama
•Master of Business Administration and Juris Doctor degrees, Harvard University

Honors and Recognition
•2017 Inductee, Alabama Business Hall of Fame
•Alabama Academy of Honor

Other Public Directorships and Board Leadership/Committee Assignments
•Genuine Parts Company: Lead Independent Director; Compensation, Nominating and Governance Committee (Chair); Executive Committee
•Southern Company: Compensation and Management Succession Committee (Chair); Finance Committee

Ruth Ann Marshall Independent Director Since: 2011 Age: 66 Regions Committees •CHR Committee •NCG Committee (Chair) •Executive Committee Top 5 Skills Brought to Our Board
Key Experience and Qualifications
•From 2004 until retiring in 2006, served as President of The Americas, MasterCard International, Inc.
•Previously served as President, MasterCard North America from 1999 to 2004 where she was responsible for building all aspects of MasterCard’s issuance and acceptance business in the United States, Canada, Latin America, and the Caribbean
•Prior to joining MasterCard in 1999, served as Group Executive President of two electronic payment service companies, MAC Regional Network and Buypass Corporation, and upon acquisition of these companies by Concord EFS, became Senior Executive Vice President of the combined companies, where she oversaw marketing, account management, customer service, and product development
•Started her career at IBM, where, for more than 18 years, she served in managerial and executive positions
•Has broad marketing, account management, customer service, and product development experience, as well as significant domestic and international experience in growing business

Education
•Bachelor’s (Finance) and Master of Business Administration degrees, Southern Methodist University

Honors and Recognition
•2018 Most Influential Corporate Directors, WomenInc.
•2004 and 2005 “World’s 100 Most Powerful Women,” Forbes.com

Other Public Directorships and Board Leadership/Committee Assignments
•ConAgra Brands, Inc.: Executive Committee; Human Resources Committee (Chair); Nominating and Corporate Governance Committee
•Global Payments Inc.: Governance and Nominating Committee; Technology Committee

Audit/Accounting/Finance and Capital Planning	Banking and Financial Services	Business Operations and Technology Innovation/AI	Continuous Improvement	Corporate Governance	Customer Focus and Community Engagement	Environmental Sustainability Practices	Executive Compensation and Benefits	Human Capital Management	Information/ Cyber Security	Regulatory Compliance	Risk Management	Strategic Planning and Strategy Development

22	2021 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS

Charles D. McCrary Independent Director Since: 2001 Age: 69 Regions Committees •Executive Committee (Chair) Top 5 Skills Brought to Our Board
                               Independent Chair of the Board

Key Experience and Qualifications
•From 2001 through February 2014, served as the President and CEO of Alabama Power Company, a public utility company
•Also served as Chairman of Alabama Power Company until May 2014
•Career spanning more than 40 years, over which he held various positions of increased responsibility within both Alabama Power and its parent company, Southern Company
•Has served as the Board’s Independent Chair since the beginning of 2019 and previously served as its Lead Independent Director and as the NCG Committee’s Chair
•Serves as a director of the privately-held Great Southern Wood Holdings, Inc.
•Brings understanding of issues that are unique to companies operating in highly regulated industries

Education
•Bachelor’s degree (Engineering), Auburn University
•Juris Doctor degree, Birmingham School of Law

Honors and Recognition
•2020 NACD Directorship 100
•2018 Inductee, Alabama Business Hall of Fame

James T. Prokopanko Independent Director Since: 2016 Age: 67 Regions Committees •NCG Committee •Risk Committee Top 5 Skills Brought to Our Board
Key Experience and Qualifications
•Served as President and CEO of The Mosaic Company, one of the world’s leading producers and marketers of concentrated phosphate and potash crop nutrients, from 2007 through 2015 and then as Senior Advisor until his retirement in January 2016
•From 2006 through 2007, served as Executive Vice President and Chief Operating Officer of The Mosaic Company
•Prior to joining The Mosaic Company, held various senior leadership positions at Cargill, Inc. from 1999 through 2006
•Decade-long career at The Mosaic Company and previous service as lead director at Vulcan Materials Company have provided him with an in-depth knowledge of environmental risk management in regulated industries
Education
•Bachelor’s degree (Computer Science), University of Manitoba
•Master of Business Administration degree, Ivey Business School at the University of Western Ontario
Honors and Recognition
•2015 Corporate Responsibility Lifetime Achievement Award, Corporate Responsibility Magazine
•2013 Excellence Award, Center of Excellence in Corporate Philanthropy
•Co-authored the article “Sustainability as a Compass for Leadership,” which appeared in the November 2017 edition of Supply Chain Management Review
Other Public Directorships and Board Leadership/Committee Assignments
•Vulcan Materials Company: Compensation Committee; Governance Committee
•Xcel Energy Inc.: Governance, Compensation and Nominating Committee (Chair); Operations, Nuclear, Environmental and Safety Committee
Former Public Directorships Held During the Past Five Years
•The Mosaic Company

Audit/Accounting/Finance and Capital Planning	Banking and Financial Services	Business Operations and Technology Innovation/AI	Continuous Improvement	Corporate Governance	Customer Focus and Community Engagement	Environmental Sustainability Practices	Executive Compensation and Benefits	Human Capital Management	Information/ Cyber Security	Regulatory Compliance	Risk Management	Strategic Planning and Strategy Development

2021 Proxy Statement	23

PROPOSAL 1-ELECTION OF DIRECTORS

Lee J. Styslinger III Independent Director Since: 2003 Age: 60 Regions Committees •NCG Committee •Risk Committee Top 5 Skills Brought to Our Board
 Key Experience and Qualifications
•Currently serves as the Chairman and CEO of the privately-held Altec, Inc., a leading equipment and service provider for the electric utility, telecommunications, and contractor markets in over 100 countries throughout the world
•Actively serves on the boards of many educational, civic, and leadership organizations
•Brings a wealth of management and business experience derived from running a large company in today’s global market

Education
•Bachelor’s degree (Political Science), Northwestern University
•Master of Business Administration degree, Harvard University

Honors and Recognition
•Appointed to the President’s Export Council, advising the President of the United States on international trade policy, from 2006-2008
•Served on the President’s Manufacturing Council in 2017
•Appointed to the President’s Advisory Committee for Trade Policy and Negotiations established by the U.S. Trade Representative
•Appointed to the "Great American Economic Revival" advisory counsel by the President in 2020

Other Public Directorships and Board Leadership/Committee Assignments
•Vulcan Materials Company: Compensation Committee; Executive Committee; Safety, Health & Environmental Affairs Committee (Chair)
•Workday, Inc.: Audit Committee

José S. Suquet Independent Director Since: 2017 Age: 64 Regions Committees •Audit Committee (Audit Committee Financial Expert) •Risk Committee (Risk Management Expert) Top 5 Skills Brought to Our Board
Key Experience and Qualifications
•Currently serves as the Chairman, President, and CEO of the privately-held Pan-American Life Insurance Group (“PALIG”), a leading provider of insurance and financial services throughout the Americas and whose flagship member is New Orleans-based Pan-American Life Insurance Company
•Prior to joining PALIG, held senior management posts in the insurance industry for more than three decades, including serving as Senior Executive Vice President and Chief Distribution Officer of AXA Financial
•In December 2016, completed his term as a member of the board of directors of the Federal Reserve Bank of Atlanta, for which he served as Chairman of the Retail Payments Office Oversight Committee
•Previously served on the board for the Federal Reserve Bank of Atlanta, New Orleans Branch
•Director at the privately-held Ochsner Health System, Louisiana’s largest nonprofit, academic healthcare system, where he serves on the Compensation Committee and the Audit and Oversight Committee
•Completed his second and final term on the board of directors of The American Council of Life Insurers in 2019
•Brings a strong background in enterprise risk management and a commitment to innovation and operational excellence
•His dedication to the United States’ Hispanic community, as well as to the pursuit of product innovation and sales force expansion, have positioned PALIG as the company that Hispanics throughout the Americas rely on to protect their financial security and well-being
•Involved in various professional and industry associations
Education
•Bachelor’s degree, Fordham University
•Master of Business Administration degree, University of Miami
Honors and Recognition
•Included in the Latinos on Boards feature of Latino Leaders magazine for 2018 through 2020
•Board Leadership Fellow for NACD

Audit/Accounting/Finance and Capital Planning	Banking and Financial Services	Business Operations and Technology Innovation/AI	Continuous Improvement	Corporate Governance	Customer Focus and Community Engagement	Environmental Sustainability Practices	Executive Compensation and Benefits	Human Capital Management	Information/ Cyber Security	Regulatory Compliance	Risk Management	Strategic Planning and Strategy Development

24	2021 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS

John M. Turner, Jr. Management Director Since: 2018 Age: 59 Regions Committees •Executive Committee Top 5 Skills Brought to Our Board
                          President and Chief Executive Officer

Key Experience and Qualifications
•Currently serves as the President, CEO and Director of Regions Financial Corporation and Regions Bank, a wholly-owned subsidiary of the Company, and leads the Company’s Management Policymaking Committee and Executive Leadership Team
•Named President in December 2017 and then CEO in July 2018
•Before being named President, served as Head of the Corporate Bank, a role he took on in 2014
•Joined Regions in 2011 as President of the South Region, leading banking operations in Alabama, Mississippi, South Louisiana and the Florida Panhandle
•Before joining Regions, he was named president of Whitney National Bank and Whitney Holding Corporation in 2008 and was elected to the bank’s and holding company’s boards of directors
•Before that, was responsible for all geographic line banking functions across Whitney and served as its Eastern Region President
•Joined Whitney in 1994 as its Alabama Regional President after nine years at AmSouth Bank, where he held senior consumer, commercial and business positions
•Serves on the Business Council of Alabama, Birmingham Business Alliance, Economic Development Partnership of Alabama, A Plus Education Foundation, United Way of Central Alabama, and Infirmary Health System boards. Mr. Turner is a former chairman of the Mobile Area Chamber of Commerce, the Mobile Area Education Foundation and the United Way of Southwest Alabama and is a former board member of Leadership Mobile

Education
•Bachelor’s degree (Economics), University of Georgia

Honors and Recognition
•Graduate, Leadership Alabama

Timothy Vines Independent Director Since: 2018 Age: 55 Regions Committees •Audit Committee (Audit Committee Financial Expert) •CHR Committee Top 5 Skills Brought to Our Board
Key Experience and Qualifications
•Currently serves as the President, CEO, and director of Blue Cross and Blue Shield of Alabama (“BCBSAL”), a not-for-profit, independent licensee of the Blue Cross and Blue Shield Association and the largest provider of healthcare benefits in Alabama
•Served as BCBSAL’s President and Chief Operating Officer from November 2017 through March 2018 before being named its President and CEO in April 2018
•Held BCBSAL’s Executive Vice President position from March through November of 2017
•Served as BCBSAL’s Chief Administrative Officer from August 2012 through March 2017
•Serves as Vice Chair and on the Finance Committee and Governance Committee of the Board of Prime Therapeutics LLC, a pharmacy benefit management company owned jointly by several Blue Cross Blue Shield plans, including BCBSAL
•Worked in banking for over five years after graduating college
•Remains very active in the community through his involvement with multiple nonprofit and charitable organizations, including service on the boards of the American Red Cross, the Birmingham Business Alliance, Leadership Birmingham, Economic Development Partnership of Alabama, Mercy Deliverance Ministries, and American Character Builders
•Serves as immediate past chair of the board of trustees at Samford University in Birmingham, Alabama
•Possesses an extensive understanding of operating a large company within a highly regulated industry

Education
•Bachelor’s degree (Finance), Auburn University

Honors and Recognition
•Coronavirus (COVID-19) Task Force for Alabama

Audit/Accounting/Finance and Capital Planning	Banking and Financial Services	Business Operations and Technology Innovation/AI	Continuous Improvement	Corporate Governance	Customer Focus and Community Engagement	Environmental Sustainability Practices	Executive Compensation and Benefits	Human Capital Management	Information/ Cyber Security	Regulatory Compliance	Risk Management	Strategic Planning and Strategy Development

2021 Proxy Statement	25

PROPOSAL 1-ELECTION OF DIRECTORS
Why did the Board provide exceptions to the mandatory retirement age?

The COVID-19 pandemic impacted Regions’ operations, as it did with most other companies, during 2020. As the effects of the pandemic lingered into 2021, the Board determined that stakeholders would benefit from the continued service of Directors Byrd and DeFosset despite both reaching the mandatory retirement age of 72. Their continued service on the Board provides stability during a time of continuing uncertainty. Further, the Board and our stakeholders will benefit from their ongoing dedication to and oversight of the Company. And the institutional knowledge they have garnered during their tenure will be valuable as the Company navigates the next year. Therefore, the Board, as part of its nomination determinations in February this year, provided a one-year exception to the mandatory retirement age to Directors Byrd and DeFosset.
Under the Company’s Corporate Governance Principles, exceptions to the mandatory retirement age should be rare and only occur when certain situations so warrant. It is for this reason that the Board did not make this decision lightly. Only after appropriate deliberation and discussion to determine that providing exceptions to the mandatory retirement age would best position the Board to continue overseeing the Company’s purpose of creating shared value for all stakeholders throughout 2021 did the Board take such actions.
Directors Byrd and DeFosset are well-equipped to assist the Board in carrying out its strategic and oversight responsibilities over the coming year.
How are Directors compensated?

Our Director Compensation Program for independent Directors is designed to:
•Pay Directors fairly for the work required at a company of Regions’ size and scope;
•Align Directors’ interests with the long-term interests of our shareholders; and
•Be simple, transparent, and easy for shareholders to understand.
The CHR Committee, in conjunction with its independent compensation consultant, periodically reviews the compensation of the non-management Directors and recommends any changes to the Board. After completing its review in April 2020, the CHR Committee determined the existing Director Compensation Program remained competitive, fair, and aligned with the long-term interests of our shareholders. As a result, the CHR Committee made no recommendations for changes. The following table describes the components of the 2020 Director Compensation Program.

Compensation Element	Compensation Amount
Annual Cash Retainer	$100,000, which may be deferred, at the Director’s option
Annual Equity Retainer	$120,000 in restricted stock units granted three business days following the annual shareholder meeting and becoming vested at the next annual shareholder meeting; the receipt of which may be deferred, at the Director’s option
Additional Annual Fee for Independent Non-Executive Chair of the Board
$150,000, paid as follows:
$50,000 cash, which may be deferred, at the Chair’s option;
$100,000 equity in the form of restricted stock units granted three business days following the annual shareholder meeting and becoming vested at the next annual shareholder meeting, the receipt of which may be deferred, at the Chair’s option

Additional Annual Fee for Committee Chairs	$30,000 — Audit Committee $25,000 — CHR Committee $25,000 — NCG Committee $30,000 — Risk Committee $10,000 — Special Committees, as applicable
Additional Annual Fee for Audit Committee members (exclusive of the Audit Committee Chair)	$10,000
Additional Annual Fee for Special Committee Members, as applicable	$10,000
How the DDIP works. Under the DDIP, a non-management Director may voluntarily elect to defer some or all of their cash compensation. The cash compensation is deferred until the time of payment elected by the Director or earlier in the event of certain other distribution events described in the plan. Most Directors have elected to defer receipt of all or a portion of their cash compensation.
Prior to 2021, deferred amounts were held in a bookkeeping account that was credited with notional shares of Regions common stock, and any dividends paid on common stock were credited to the account as additional notional shares of common stock. Then at the end of the deferral period, the Director’s account was settled in shares of common stock, plus cash for any fractional share.
Beginning in 2021, a Director may elect to have deferred amounts notionally invested in investments similar to those available to participants in the Non-Qualified Excess 401(k) Plan (formerly named the Supplemental 401(k) Plan), in addition to Regions common stock. Any earnings and losses attributable to the underlying notional investments will be credited to the Director’s account. Then at the end of the deferral period, the Director’s account, including amounts deferred before 2021, will be settled in cash rather than shares of common stock. Given the expansion of the notional investments available for Directors to elect under the DDIP, the plan’s name was changed from the Regions Financial Corporation Directors’ Deferred Stock Investment Plan to the Regions Financial Corporation Directors’ Deferred Investment Plan effective 2021.

26	2021 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS
How restricted stock units work. Starting in 2019, the Annual Equity Retainer is paid in RSUs as opposed to restricted stock. Directors have the option to defer receipt of their RSUs in the Directors’ Deferred Restricted Stock Unit Plan (the “Deferred RSU Plan”). If a Director makes a timely election under the Deferred RSU Plan, their RSUs will be notionally credited to an account in the Director’s name. Dividend equivalents, if any, also are notionally credited to the Director’s account as of the date any cash dividends are paid with respect to the common stock underlying the RSUs. The deferred RSUs then will be paid in shares of common stock on a date designated by the Director, which may be the date they terminate service as a Director or an anniversary of the date on which the RSUs were granted (but no later than the tenth anniversary of the grant date). Payment of the deferred RSUs are accelerated in the event of a Director’s death or a change in control of the Company.
How the Regions Matching Gifts Program works for Directors. Directors, as well as members of the Company’s Executive Leadership Team, are eligible to participate in our Matching Gifts Program. Under this program, Regions will match, dollar for dollar, gifts of $50 or more, up to a total of $5,000 per year. Regions will match gifts to eligible tax-exempt organizations that must have a primary mission that clearly fits one of these six categories: education and workforce readiness; economic and community development; financial wellness; arts and culture; service members/veterans organizations; and individuals with disabilities.
Compensation paid in 2020 to Directors. The following table contains information about the compensation paid to the independent Directors who served during 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Carolyn H. Byrd	130,000	119,996	—	249,996
Don DeFosset	125,000	119,996	—	244,996
Samuel A. Di Piazza, Jr.	110,000	119,996	5,000	234,996
Eric C. Fast*	60,000	—	2,500	62,500
Zhanna Golodryga	100,000	119,996	—	219,996
John D. Johns	130,000	119,996	—	249,996
Charles D. McCrary	155,000	119,996	—	274,996
Ruth Ann Marshall	130,000	119,996	—	249,996
James T. Prokopanko	100,000	119,996	—	219,996
Lee J. Styslinger III	100,000	119,996	—	219,996
José S. Suquet	110,000	119,996	—	229,996
Timothy Vines	110,000	119,996	—	229,996
*    Director Fast retired from the Board during 2020.
(1)    The amounts presented in this column represent the grant date fair value of the 2020 restricted stock unit award made to all non-management Directors in service on April 27, 2020. The grant date fair value of the restricted stock units awarded April 27, 2020, was $10.48 per share. All restricted stock units awarded April 27, 2020 are scheduled to vest in one lump sum on the date of the 2021 Annual Meeting.
(2)    The amounts presented in this column reflect matching charitable gifts made through the Regions Matching Gifts Program. Regions matches Directors’ gifts up to $5,000 to qualifying organizations under this Program.

The table below sets forth those independent Directors who served during 2020 and who had stock options or RSUs outstanding as of December 31, 2020, and the number outstanding as of that date.

Name	Outstanding Stock Options (#)	Outstanding Restricted Stock Units (#) (1)
Carolyn H. Byrd	—	20,019
Don DeFosset	—	11,773
Samuel A. Di Piazza, Jr.	—	20,019
Eric C. Fast	—	—
Zhanna Golodryga	—	11,773
John D. Johns	—	20,019
Charles D. McCrary	—	20,019
Ruth Ann Marshall	—	20,019
James T. Prokopanko	—	20,019
Lee J. Styslinger III	—	20,019
José S. Suquet	—	20,019
Timothy Vines	—	20,019
(1)    The amounts presented in this column represent outstanding restricted stock units and dividend equivalents, if any, that have been notionally credited to the Director’s account as of the date any cash dividends were paid with respect to the common stock underlying the restricted stock units.

2021 Proxy Statement	27

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
What am I voting on?

You are voting on a proposal to ratify the appointment of EY as our independent registered public accounting firm for the year 2021. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm (that is, the independent auditor) retained by Regions to audit the Company’s financial statements and internal controls over financial reporting.
Shareholders are being asked to ratify the appointment of EY to serve as the Company’s independent auditor for the fiscal year ending December 31, 2021. Although the Audit Committee has the sole authority to appoint the independent auditor, as a matter of good corporate governance, the Board submits its selection of the independent auditor to our shareholders for ratification.
What does the Board recommend?

The Board unanimously recommends that you vote “FOR” this proposal.
Why does the Board recommend a vote “FOR” this proposal?

Based on the evaluation and considerations set forth below, the Audit Committee and the Board believe that the continued retention of EY to serve as Regions’ independent auditor is in the best interest of Regions and its shareholders.
What vote is required to approve this proposal?

Approval of this proposal requires the affirmative “FOR” vote of a majority of the votes cast for or against the proposal. Abstentions have no effect on the vote results. To see the voting results from last year’s annual meeting, see What were the voting results of the 2020 Annual Meeting? under the section Questions and Answers about the Annual Meeting and Voting & Other Information.
What is the effect of this proposal?

The Audit Committee has appointed EY as Regions’ independent registered public accounting firm for the 2021 fiscal year. In the event our shareholders do not ratify the appointment, it is anticipated that no change in auditor would be made for the current year because of the difficulty and expense of making such a change. The vote results would, however, be considered in connection with the appointment of our independent auditor for 2022.
How does the Audit Committee evaluate and select the independent auditor?

The Audit Committee annually evaluates the performance of the Company’s independent auditor and determines whether to reengage the current independent auditor or consider other audit firms.
Factors considered by the Audit Committee in its 2020 annual evaluation included:
•EY’s qualifications; the quality and efficiency of services provided, including industry-specific knowledge and technical expertise; recent results of EY’s commitment to audit quality.
•EY’s independence, objectivity, and ability to communicate with the Audit Committee and key management stakeholders in a transparent, timely, and effective manner. See independence controls discussed in the subsection How is Regions assured that EY remains independent?
•Appropriateness of audit fees for audit and non-audit services, both on an absolute basis and as compared to peers.
•Recent results of inspection reports on the firm and EY’s Peer Review Report on the Firm’s System of Quality Control.
•Known legal risks and any significant legal or regulatory proceedings.
•Assessment of past performance of both the lead audit partner and the audit engagement team.
•Tenure of the firm engaged, the benefits and drawbacks of longer tenure, the required rotation of the lead partner and engagement partner, and the impact of changing auditors.

28	2021 Proxy Statement

PROPOSAL 2-RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Some of the strengths highlighted in the most recent evaluation include: (i) significant lead audit partner involvement; (ii) audit partners’ deep knowledge of Regions’ business processes, resulting in effective leverage of Regions’ control processes and documentation; and (iii) consistently bringing subject matter experts to bear, as necessary.
What services are provided by EY?

The Audit Committee is responsible for the appointment, compensation (including fee negotiations), and oversight of the independent auditor. The Audit Committee has engaged EY to provide audit, tax, and regulatory compliance advisory services. The Audit Committee carefully considered and determined that Regions’ engagement of EY for tax and regulatory compliance advisory services does not impair EY’s independence.
How much did EY bill Regions for 2020 and 2019?

The aggregate fees billed to Regions by EY for services provided in each of 2020 and 2019 are set forth in the following table:

	2020	2019
Audit Fees (1)	$7,496,698	$7,907,534
Audit-Related Fees (2)	452,494	471,812
Tax Fees (3)	32,564	257,507
All Other Fees (4)	0	1,188,024
Total Fees	$7,981,756	$9,824,877
(1)    “Audit fees” include fees associated with the annual audit of Regions’ consolidated financial statements included in the Annual Report on Form 10-K and internal control over financial reporting, review of Regions’ quarterly reports on Form 10-Q, SEC regulatory filings, and other matters, statutory audits, and audits of subsidiaries.
(2)    “Audit-related fees” include fees associated with audits of employee benefit plans and certain non-registered funds, as well as service organization reports.
(3)    “Tax fees” include fees associated with tax compliance services, including the preparation, review, and filing of tax returns, tax advice, and tax planning.
(4)    “All other fees” principally include fees associated with advisory services related to regulatory compliance reporting.
The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of EY. In accordance with the Audit Committee Charter, the Audit Committee must pre-approve any engagement of EY for audit services or, subject to certain de minimis exceptions described in Section 10A(i)(1)(B) of the Exchange Act, for non-audit services on a case-by-case basis. The Audit Committee has delegated to its Chair the authority to pre-approve audit and permissible non-audit services. Any such pre-approval of audit or permissible non-audit services pursuant to this delegation of the full Audit Committee’s authority must be presented to the Audit Committee at its next regular meeting for ratification. In 2020 all audit and permissible non-audit services provided by EY were pre-approved or ratified by the Audit Committee.
Will a representative of EY be present at the annual meeting?

EY served as Regions’ independent auditor for the year ended December 31, 2020, and a representative of the firm will be present at the annual meeting to make a statement if they so desire and to respond to appropriate questions from shareholders.
How long has EY been Regions’ independent auditor?

EY (or its predecessors) has served as Regions’ independent auditor since 1971. Serving as Regions’ independent auditor for an extended period has allowed EY to obtain extensive institutional knowledge and understanding of the Company’s accounting policies and practices and internal control over financial reporting.
EY has advised the Audit Committee that it is an independent accounting firm with respect to the Company in accordance with the requirements of the SEC and the PCAOB.

2021 Proxy Statement	29

PROPOSAL 2-RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
How is Regions assured that EY remains independent?

The Audit Committee recognizes the importance of maintaining the independence of Regions’ external auditor, both in fact and in appearance. Consistent with SEC and PCAOB requirements regarding auditor independence, the Audit Committee has responsibility for appointing, setting the compensation for, and overseeing the work of EY.
Audit Committee Oversight. The Audit Committee’s oversight of the independent auditor includes regular meetings with EY, with and without management present. The Audit Committee reviews and tracks progress and performance against EY’s annual commitment letter and oversees the annual evaluation of the independent auditor to determine whether reappointment is appropriate. In addition, the Audit Committee and its Chair are directly involved in the rigorous process of selecting new lead audit partners, which occurred most recently in 2018.
Limits on Non-Audit Services. The Audit Committee must pre-approve all non-audit services. Permissible services are determined in accordance with SEC pre-approval and PCAOB rules.
EY’s Internal Independence Process. EY conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on the Company’s account, and rotates the lead assurance engagement partner at least every five years to provide a fresh perspective and to comply with regulatory requirements. The next lead audit partner rotation is scheduled for 2023.
Strong Regulatory Framework. EY, as an independent registered public accounting firm, is subject to PCAOB inspections and oversight, Peer Review Report on the Firm’s System of Quality Control, and SEC oversight.
Hiring Restrictions. To avoid potential conflicts of interest, the Audit Committee has adopted restrictions on our hiring of any EY employee or former employee of EY if such hiring would jeopardize EY’s independence.

30	2021 Proxy Statement

AUDIT COMMITTEE REPORT

Roles and Responsibilities. Regions, acting through its management and Board, has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting controls. Ernst & Young LLP, independent auditors engaged by Regions, are responsible for planning and conducting the annual audit, for expressing an opinion on the conformity of Regions’ audited financial statements with GAAP and for annually auditing the effectiveness of Regions’ internal controls over financial reporting.
The Audit Committee, comprised of independent Directors, oversees Regions’ financial reporting process on behalf of the Board. More specifically, the Audit Committee is appointed by the Board to assist and advise the Board in monitoring:
(a)    the integrity of the Company’s financial statements and the financial reporting process, including matters relating to internal accounting and financial controls;
(b)    the independent auditor’s qualifications and independence;
(c)    the performance of the Company’s internal audit function and independent auditor; and
(d)    the Company’s compliance with legal and regulatory requirements.
The Audit Committee itself does not prepare financial statements or perform audits. Additionally, the members of the Audit Committee are not the auditors or certifiers of Regions’ financial statements. The functions of the committee are described in greater detail in the Audit Committee Charter, adopted by the Board, which may be found on the Company's website at ir.regions.com/governance.
Oversight. In fulfilling its oversight responsibilities, the Audit Committee:
•Reviewed and discussed with management and EY the Company’s earnings releases and Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, including the audited financial statements, prior to filing with the SEC. Focus areas include: critical accounting policies and estimates; areas of audit emphasis; any changes to the initial audit plan; new accounting standards (e.g., the implementation and adoption of the CECL standard effective January 1, 2020); significant unusual transactions, and results of quarterly review procedures.
•Reviewed and discussed with EY their judgments as to the quality, not just the acceptability, of Regions’ accounting principles and such other matters as are required to be discussed by the Audit Committee under auditing standards generally accepted in the United States, including the matters required to be discussed by the PCAOB and the SEC.
•Reviewed and discussed with EY the Critical Accounting Matters (CAMs).
•Discussed with EY the Company’s internal control assessment process, management’s assessment with respect thereto and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting.
•Received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY their independence in relation to Regions.
•Received regular updates from the CRO on the Company’s enterprise risk profile, which included impacts from COVID-19, cybersecurity risks and the Company's analysis of other significant risk exposures and the steps management has taken to monitor and control such exposures.
•Discussed with Regions’ internal auditors and EY the overall scope and plans for their respective audits. The Audit Committee regularly meets with Regions’ internal auditors and EY, with and without management present, to discuss the results of their examinations, their evaluations of Regions’ internal accounting and financial reporting controls, and the overall quality of Regions’ financial reporting.
•Received regular updates from management for significant Company initiatives.
•Participated, with representatives of management and of the independent auditors, in educational sessions about topics requested by the Audit Committee.
Recommendation for Including the Financial Statements in the Annual Report. In reliance on the reviews and discussions referred to above, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended that the Board approve including the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

Submitted by the Audit Committee:

Carolyn H. Byrd, Chair	Samuel A. Di Piazza, Jr.	José S. Suquet	Timothy Vines

2021 Proxy Statement	31

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

What am I voting on?

The Board is providing shareholders with the opportunity at the 2021 Annual Meeting to cast an advisory vote on the Company’s executive compensation paid to NEOs described in the CD&A, the compensation tables, and related disclosures, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and Section 14A of the Exchange Act. This type of proposal is known as a “Say-on-Pay” proposal.
The shareholders, at the Company’s 2018 Annual Meeting, overwhelmingly voted in favor of an annual advisory vote, and the Board affirmed the recommendation and has currently elected to hold Say-on-Pay advisory votes on an annual basis. SEC rules require us to hold a “frequency” vote at least once every six years to allow our shareholders to decide how often they would like to be presented with the advisory vote; therefore, we anticipate the next Say-on-Pay “frequency” vote will occur at our 2024 Annual Meeting.
This Say-on-Pay proposal gives you, as a shareholder, the opportunity to vote “For” or “Against” the following resolution:
“RESOLVED, that the shareholders of Regions Financial Corporation (the ‘Company’) approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion described in the Company’s 2021 Proxy Statement.”
What does the Board recommend?

The Board unanimously recommends you cast an advisory vote “FOR” the compensation of the Company’s NEOs.
Why does the Board recommend a vote “FOR” this proposal?

Our overall executive compensation policies and procedures are described in the CD&A and the tabular disclosure regarding NEO compensation (together with the accompanying narrative disclosure). Our compensation policies and procedures are centered on a “pay-for-performance” culture. We emphasize compensation opportunities that reward results. Our stock ownership requirements and use of stock-based incentives foster the creation of long-term value. In doing so, our executive compensation program supports our strategic objectives and mission and is strongly aligned with the short- and long-term interests of our shareholders, as described in the CD&A.
The CHR Committee, which is comprised entirely of independent Directors, in consultation with Cook & Co., its independent compensation consultant, oversees the Company’s executive compensation program and continuously monitors the Company’s policies to ensure they emphasize programs that reward executives for results that are consistent with shareholder interests and with the safety and soundness of the Company.
The Board and the CHR Committee believe that Regions’ commitment to these reasonable and responsible compensation practices warrants a vote by shareholders “FOR” the resolution approving the compensation of our NEOs as disclosed in this 2021 Proxy Statement. Prior to submitting your vote, we encourage you to carefully review the CD&A and the Compensation of Executive Officers sections for a detailed discussion of the Company’s executive compensation program, including information about the 2020 compensation of our NEOs.
What vote is required to approve this proposal?

Approval of this proposal requires the affirmative “FOR” vote of a majority of the votes cast for or against the proposal. Abstentions and Broker non-votes have no effect on the vote results. To see the voting results from last year’s Annual Meeting, see What were the voting results of the 2020 Annual Meeting? under the section Questions and Answers about the Annual Meeting and Voting & Other Information.
What is the effect of this proposal?

Because your vote is advisory, it will not be binding upon the Company, the CHR Committee, or the Board and may not be construed as overruling any decision by the Board or the CHR Committee. The Board and the CHR Committee, however, value our shareholders’ views on executive compensation matters and will take the outcome of the vote into account when considering future executive compensation arrangements for the NEOs.

32	2021 Proxy Statement

ENVIRONMENTAL AND SOCIAL PRACTICES

Overview

As previously discussed in the Proxy Summary, Regions’ strategy is built on our vision to be the premier regional financial institution in America; our enduring mission to make life better for our stakeholders; our purpose to create shared value; and our five core values. Shared value is at the heart of our mission and strategy.
Regions recognizes that the long-term financial performance of our Company and our ability to deliver shareholder value are directly tied to the success of our customers, associates, and the communities we serve. We believe that our dedication to continually improve on our ESG efforts contributes to this success and thereby supports our commitment to shared value.
We also believe in the importance of transparency in these efforts. For that reason, we provide detailed information about our environmental and social policies and practices in our various ESG-focused disclosures that we issue throughout the year. Due to the breadth and depth of those disclosures, we have chosen to use this section of this year’s proxy statement to provide more general updates only on the areas of highest priority as identified by our stakeholders. Stakeholders seeking more in-depth disclosure around specific ESG policies and practices are highly encouraged to consult our Annual Review
& ESG Report; our standalone reports developed using the reporting standards developed by GRI and SASB; and our response to CDP’s Climate Change Questionnaire. These disclosures, along with our Code of Conduct, Human Rights Statement, Supplier Code of Conduct, and Environmental Sustainability Policy Statement and Goals, are all available on our website at ir.regions.com/governance. We also plan to release our first standalone TCFD disclosure this year.
The goals discussed in our ESG disclosures and the related disclosures in this proxy statement are aspirational, and no guarantees or promises are made that all goals will be met. Statistics and metrics included in these disclosures are estimates and may be based on assumptions. Neither our ESG disclosures nor this section of the proxy statement is comprehensive. As such, they should be read in conjunction with the reports that Regions has filed pursuant to the Exchange Act, including the “Forward-Looking Statements” and “Risk Factors” sections of Regions’ Annual Report on Form 10-K for the period ended December 31, 2020. This and other SEC filings are available through our website at ir.regions.com and on the SEC’s website at sec.gov.
Progress

Regions is committed to making a positive impact through our ESG practices over the long term. Because changes in ESG practices are typically a continuous progression, rather than an immediate shift, we prefer to look at our progress on ESG over the course of several years. The following chart sets forth many of our actions over the past few years in furtherance of our ongoing commitment to robust ESG practices:

2017	2018	2019	2020

–Onboarded a diverse Director –Adopted proxy access By-Law
–Half of Board’s standing committees chaired by women
–Onboarded 2 new Directors, one of whom is diverse
–Released first GRI Content Index
–Issued first response to CDP Climate Change Questionnaire
–Created the DEI Center of Expertise
–Appointed first Head of Diversity & Inclusion (now our Human Resources DEI Officer)
–Adopted Environmental Sustainability Policy Statement and Goals

–Adopted Human Rights Statement
–Established Supplier Code of Conduct
–Appointed Independent Chair of the Board
–Became a Ceres Company Network Member
–Onboarded a diverse Director
–Released initial SASB Disclosure
–Board implemented version of the Rooney Rule for Director candidate searches
–Released first integrated Annual Review & ESG Report –Launched comprehensive online ESG Resource Center –Instituted version of the Rooney Rule for Section 16 Executive Officer candidate searches

2021 Proxy Statement	33

ENVIRONMENTAL AND SOCIAL PRACTICES
Board Oversight of Environmental and Social Practices

The Board, as overseers of risk and stewards of long-term enterprise value, plays an important oversight role in assessing our ESG-related risks and opportunities and how they affect the Company’s operations and business over time. Specific components of Regions’ ESG-related policies, practices, and disclosures are overseen by our Board through its four standing committees:

NCG Committee

Oversees the Company’s practices and reporting with respect to significant ESG matters; assists the Board in establishing and maintaining effective corporate governance policies and practices; and acts as the primary overseer of ESG

CHR Committee		i		Audit Committee
Oversees effectiveness and continuous improvement of the Company’s strategies and policies regarding our HCM function, including total rewards, corporate culture, talent management, management succession planning, DEI practices, and associate conduct				Oversees the proper functioning of the Company’s controls and the disclosure of matters significant to the Company, including ESG-related matters
	g	BOARD OF DIRECTORS	f

h

Risk Committee
Oversees the Company’s prudent pursuit of risk and reward through significant policies and practices, including those related to environmental and social risk
To read more about how the Board and its committees oversee the Company’s management of risks, see the Board’s Role in the Risk Management Process subsection of the Corporate Governance section of this proxy statement.
Stakeholder Engagement

We believe that engaging with our stakeholders should be a long-term, ongoing, and two-way communication process. We proactively seek out opportunities that allow us to exchange information with our stakeholders about our respective viewpoints, strategies, and practices, including those related to environmental and social factors. Each of our stakeholders plays an important role in shaping and evolving our environmental and social governance strategies and initiatives.

Customers

Regulators & Policymakers		Nonprofit Organizations

Shareholders		Associates

Standards-Setting Organizations		ESG Data Providers & Proxy Advisory Firms

Communities
For more information about our year-round corporate governance shareholder engagement program, please refer to the Corporate Governance section of this proxy statement.
Environmental Sustainability

Environmental Commitments. We recognize the environmental challenges that face our planet and are committed to reducing our environmental impact and reporting on our progress.

Environmental Sustainability Policy Statement

In 2018, we adopted an Environmental Sustainability Policy Statement to demonstrate our commitment to:
Reducing GHG emissions and energy use	Promoting awareness and engagement
Assisting in the transition to a low-carbon economy	Enhancing our disclosure and transparency
Conserving resources and reducing waste

34	2021 Proxy Statement

ENVIRONMENTAL AND SOCIAL PRACTICES

The Environmental Sustainability Policy Statement also outlines our 2 environmental goals(1):
Our approach to meeting these goals has included:
–Energy-efficient lighting and automatic controls
–HVAC and mechanical efficiency upgrades and improvements
–Building intelligence and remote controls
–High-performance building envelope upgrades
–Education and awareness for continuous improvement of control processes
–Real estate portfolio optimization
–Use of renewable energy

30%	reduction in Scope 1 and Scope 2 GHGs	30%	reduction in energy use
by 2023

Because of the progress we have already made toward these goals, we believe we can accomplish them before the established target year. For that reason, we are considering and discussing the creation of new environmental goals, which we anticipate releasing by the end of this year.
(1) Measured against 2015 baseline figures. GHGs measured in metric tons CO2e; energy measured in MWh. GHG goal applies to properties where Regions is responsible for paying utilities. Energy goal applies to electricity and natural gas use.
Paper Use and Digital Acceleration. Along with lowering our energy and emissions impact on the environment, our operations have also enabled us to decrease our reliance on paper use. Over the past year, we have reduced internal copy paper use by 32%. We also continued to encourage customers to shift to online and mobile banking, and to receive their account documentation electronically. Thanks in part to our customers, we have saved 116 million sheets of paper this year as a result of customer accounts moving to electronic statements. We have also expanded our eSignature program, completing 2.3 million transactions using eSignature in 2020.
Though these efforts were amplified by the need to operate remotely during the pandemic, our digital innovation and expansion were integral in facilitating the transition away from paper while also maintaining multiple channels for us to provide safe and secure customer service. Our digital users are up 5.7 percent from last year, with 2.9 million active digital customers and more than 1.1 billion digital logins in 2020.

eSignature	Mobile App

eSignature allows us to obtain customers’ signatures digitally when they open an account, generally accompanied by the option for those documents to be delivered to the customer electronically. In 2020, we expanded our eSign functionality to 18 new groups and enabled an additional 139 forms.
Regions has launched more than 25 enhancements to our mobile application, which allow us to deliver innovative features and functionalities that our customers want. The redesigned app's improvements have resulted in a significant increase in mobile user satisfaction.

Environmental and Social Practices in Financial Services

Our success depends on our ability to effectively manage risk. Regions’ Risk Management Framework serves as the foundation for consistent and effective management of the risks facing our company. We believe that the four components of our risk management approach, supported with clear roles and responsibilities, provide the foundation for solid risk management:
▶ Collaborative risk culture ▶ Sustainable risk processes
▶ Sound risk appetite ▶ Responsible risk governance

Environmental and Social Risk Management. Regions provides financial products and services to customers who operate in a diverse range of industries. We recognize that our business decisions, and those of our customers, can have a broader impact from which both risks and opportunities can arise. For that reason, one of the foundational goals for our collective risk management efforts is maintaining a culture of transparency, disclosure, and open dialogue on risk that supports our environmental and social sustainability objectives.
Environmental and social risks are embedded throughout our Risk Inventory and are managed in accordance with our existing enterprise-wide framework of risk management tools and programs. Specialized teams throughout the Company implement enhanced due diligence, as well as industry-specific underwriting and servicing requirements. We have also launched an Environmental and Social Risk Management (“ESRM”) team that brings together associates from Risk Management, Legal, and various business and support units. The team's work will continue our forward momentum towards better understanding and managing the environmental and social risks and opportunities facing our company. Related ESRM projects include a scenario analysis, designed to examine our exposure to environmental risk stemming from climate change, and an enterprise-wide assessment of environmental and social risks tied to our lending practices. The team is also analyzing how we can effectively communicate this work to our stakeholders. We are excited about the progress that this team has made and look forward to sharing more information in our future ESG disclosures.

2021 Proxy Statement	35

ENVIRONMENTAL AND SOCIAL PRACTICES
Sustainable Finance. As a financial institution, we understand the role that we play in the transition to a lower-carbon economy. For that reason, we provide sustainable lending and investment products and services that can benefit our customers and our climate, and we only expect our work in this area to grow in the future.

In 2020, our sustainable finance efforts enabled:	®	Over $575 million in renewable energy financing	… thanks to associates in groups like:	®	Solar Tax Equity Finance Team
				®	Energy and Natural Resources Group
	®	Sustainable management of over 1 million acres of timberland		®	Natural Resources and Real Estate Group

	®	97% growth year-over-year in client assets allocated to ESG-focused investment products		®	Asset Management Group

Regions supports the development and implementation of clean energy solutions through our Solar Tax Equity Finance Team and the Energy and Natural Resources Group (“ENRG”).
Solar Tax Equity Finance Team. The Regions Solar Tax Equity Finance Team provides lease financing for utility scale and commercial photovoltaic (“PV”) solar projects across the U.S. Since completing its first transaction in 2016, the Team has funded more than 50 different projects, in excess of $1 billion. In 2020, the Solar Tax Equity Finance Team provided $313.5 million in funding for PV solar projects located across the country, including the largest project in the Team’s history. The capacity collectively generated by these projects exceeds 268 megawatts.
Energy and Natural Resources Group. ENRG specializes in tailored financing products and services for solar/renewable energy projects. Offerings include construction financing, project financing, merger and acquisition advisory, and capital markets services for the benefit of power and renewables companies.
In 2020 ENRG committed or closed nearly $150 million in utility-scale solar construction financing, $26 million in solar acquisition financing, and $75 million in offshore wind vessel financing, and served as a co-manager in a $1 billion senior notes offering supporting clean water/wastewater infrastructure.
Asset Management Group. Regions’ Asset Management business group provides individuals and institutions with products and services that help them manage and grow their assets. The team is working to meet growing investor demands for ESG investing and helping Regions expand the solutions we can offer to grow relationships and meet client needs. To that end, the Regions Investment Management team within Asset Management has added two new ESG-focused offerings to clients in 2020. Also last year, Asset Management experienced 97 percent growth year-over-year in assets under management for the four externally managed ESG-focused products we began offering in 2018. These products include two equity products and two fixed-income products.
This year, Asset Management also developed a firm-wide ESG/socially responsible investing (“SRI”) philosophy. In 2021, they plan to launch a model portfolio made up of managers deemed to invest in a responsible or sustainable manner.
Growth in ESG/SRI assets over recent years highlights our customers’ interest in the ESG-related, socially responsible, and impact-focused investment opportunities we provide.
Business Practices and Responsible Banking

A good reputation comes from relationships built on trust, respect, and fair treatment. At Regions, the relationships we have with our stakeholders are of utmost importance to us. In every one of these relationships, we strive to demonstrate Regions’ commitment to trustworthiness and fairness in our business practices.
Associate Business Conduct. The Code of Conduct forms the foundation of our ethical culture. While the Code of Conduct says that we will comply with laws and regulations applicable to our business, it is not only about compliance; it describes our core values and how we work together as associates in relating to others and conducting business.
The Code of Conduct is designed to provide guidance and resources to help ensure that we, among other things:
–Protect confidential and proprietary information;
–Refuse to give or accept inappropriate gifts or favors;
–Avoid conflicts of interest; and, ultimately,
–Comply with all applicable laws and regulations.

Associates have a responsibility to promptly report knowledge of or information regarding any violation or suspected violation of the law, the Code of Conduct, or any other Regions policies or procedures.

Reporting Violations

Regions offers associates several ways to report any potential violations or potentially suspicious behavior by customers, associates, or suppliers:

•The Report It! Hotline is a confidential, toll-free number available for associates to call 24 hours a day, 7 days a week.
•The Report It! website is available 24 hours a day, 7 days a week for associates to submit reports in confidence.
•The Raise the Red Flag online referral form allows associates to immediately refer potentially suspicious activity or behavior to internal investigators.
•Concerns can also be sent directly to our HR Connect Team, our Associate Conduct Officer, or our Ethics Program Manager.

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ENVIRONMENTAL AND SOCIAL PRACTICES
Responsible Banking. Our Code of Conduct highlights Regions’ stance on fair and responsible banking. Regions is committed to treating both prospective and existing customers in a manner that is equitable, transparent, and consistent with laws and regulations. We are also dedicated to making our financial products and services available to prospective and existing customers on a fair and responsible basis. This commitment to fair lending is a basic obligation of all Regions associates, reinforced by integral internal policies such as our Fair and Responsible Lending Policy and our Policy on the Prohibition of Unfair, Deceptive, or Abusive Acts or Practices.
Human Rights Statement. At Regions, how we achieve success is equally important as what we achieve. Honoring and affirming protections for human rights is embodied in our company’s culture and core values. Regions’ Human Rights Statement sets forth our commitment to conduct our business in a manner that is consistent with fundamental human rights principles, such as those set forth in the United Nations’ Universal Declaration of Human Rights and the International
Labour Organization’s Declaration on Fundamental Principles and Rights at Work.
Supplier Code of Conduct. We see our suppliers and vendors of goods and services as an extension of Regions. This view necessitates that our suppliers display the same high standards of integrity, operate responsibly, and support our purpose of creating shared value. Our Supplier Code of Conduct sets forth Regions’ expectations for working conditions, human rights protections, ethical business practices, and environmental conservation applicable to our suppliers. At a minimum, we require suppliers and their subcontractors to fully comply with all laws and regulatory requirements applicable to their business activities; but we seek to do business with suppliers that go beyond legal and regulatory compliance to help us achieve our commitments to social and environmental objectives. We are also committed to building strong business relationships with a wide range of high-quality, diverse suppliers.
Safety and Respect in the Workplace

Regions is committed to providing a safe and secure working environment in accordance with applicable labor, safety, health, anti-discrimination, and other workplace laws.
Health and Safety. Our established workplace safety and security procedures have helped us create an environment where associates and customers feel safe. These protocols include worksite opening and closing procedures, physical access capabilities, weather monitoring, comprehensive security monitoring, and engagement of third parties for property management.

Even in a time of social distancing, our business continues to be a people business. As our associates and customers continue to navigate the pandemic, Regions has remained dedicated to prioritizing everyone’s health and safety within our facilities by:

...
physically adapting our facilities
–Installed over 10,000 plexiglass shields in branches
–Adopted CDC recommendations on enhancing HVAC filtration and increasing outside airflow to maximum levels
–Installed Needlepoint Bipolar Ionization technology in 20 facilities, covering 1.2 million square feet
–Placed hand sanitizing stations throughout offices, operations centers, and every branch lobby
–Implemented capacity limitations of no more than 50% occupancy to allow for increased social distancing
...
helping keep our locations safer
–Established hands-free protocols and provided devices to promote touch-free environments
–Distributed approximately 15,000 informational and directions signs on safety protocols in our facilities
–Implemented social distancing guidelines, including floor decals to designate social distances required in common areas

...
equipping our associates with:
–Disposable facemasks for use when working onsite
–Reusable, Regions-branded cloth face masks, once production capacity allowed
–Hand sanitizer and disinfectants included on the Environmental Protection Agency’s List N (effective at killing COVID-19)
...
enhancing sanitization procedures
–Implemented daily sanitization protocols for high-touch points in branches
–Performed approximately 2,000 enhanced disinfectant cleanings following identified cases
–Increased sanitizing frequency in our large corporate and operations centers

Culture of Respect. Our Board and management have set the expectation that we maintain a workplace culture where all associates are treated with dignity and respect. We are all responsible for living up to the Code of Conduct’s high standards of ethical behavior, and for being accountable in all we do. To solidify and effectuate this culture of respect, Regions has instituted policies and guidelines excluding abuse, drugs, weapons, and violence from our work environment.
We want our associates to understand what our policies allow and prohibit. Our policies provide illustrative examples of applicable conduct and outline the various ways that concerns can be reported, including an anonymous option. Knowledge of these policies is also reinforced through annual “Respect in the
Workplace” training, which supplements the mandatory “Business Conduct and Ethics” training.
We also want associates to feel comfortable reporting violations. We protect the confidentiality of the complaints we receive, to the extent possible. Regardless of the reporting method, our Office of Associate Conduct is notified to ensure that harassment and misconduct complaints are investigated promptly and fairly. This helps ensure that our preventative measures, complaint handling, and resolution efforts are effective. And our No-Retaliation Policy strictly prohibits retaliating against associates who make good-faith reports of potentially unethical, unlawful, or illegal conduct. At Regions, doing the right thing is not just a platitude; it is how we do business.

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ENVIRONMENTAL AND SOCIAL PRACTICES

Regions does not require associates to sign mandatory arbitration agreements as a condition of employment or continued employment and does not require associates to arbitrate claims of discrimination or harassment.
Human Capital Management

One pillar of our strategic priorities at Regions is the commitment to build the best team. We believe one of the biggest differentiators of our performance is the people we employ. The need to attract, retain, and develop the right talent to accomplish our strategic plan is central to our success.
Competitive Pay and Benefits. To build the best team, it is necessary for us to fill talent needs with qualified, diverse, and engaged associates. We also consider it critical to our success to invest in the professional development of all of our associates. We offer fair and competitive compensation and assess its competitiveness annually by benchmarking against peers. As the success of our business is fundamentally connected to the well-being of our associates, we also offer a comprehensive benefits program to support associates through all life stages. Some of the ways we support our associates include:

–401(k) Plan matching company contribution –Fully paid leave for associates who have become new parents –Tools for financial planning and personalized skill-building –Leadership development programs	–$15/hour entry-level wages –Free associate assistance and health & wellness programs –Access to Regions Edge, a customized learning experience platform
Supporting our Associates’ Health and Well-Being During the COVID-19 Pandemic. Through the challenges posed by the pandemic, Regions has been given an opportunity to bring our mission and values to life while also demonstrating our commitment to keeping our associates and customers safe. During 2020 we implemented changes and enhancements that we determined were in the best interests of our associates, our customers, and the communities we serve.

Physical Health(1)	Mental Well-Being(1)	Working Environment	Manager Support
–Expanded access to and payments for telehealth benefits –Implemented no-cost COVID testing and treatment –Offered enhanced leave of absence benefits	–Enhanced access to resources promoting mental health –Provided new free on-demand fitness classes	–Provided additional compensation to front-line associates –Quickly facilitated work-from-home capabilities –Supplied masks to remote and front-line associates	–Issued resources on managing others through a crisis –Gave managers tools and support specific to remote management

(1) Made available to associates enrolled in one of Regions’ offered benefit plans.
Diversity, Equity, and Inclusion

At Regions, we recognize that a diverse, equitable, and inclusive workforce is essential to achieving and maintaining a thriving company. We also believe it is important for our team of associates to reflect the diversity of the communities we serve. To honor these priorities, we seek to recruit, develop, and retain the most talented people from a diverse candidate pool.
We all benefit from the creativity, varied perspectives, innovation, and energy that arises out of a diverse workforce. Regions has been on a constantly evolving journey toward fostering DEI throughout the organization. In particular, we believe that our work over the past two years, led by our Human Resources DEI Officer and her team, has dramatically improved the sense of belonging felt by all associates. As we strive to enhance our foundational culture of DEI, we encourage associates to move forward on their own journey of understanding.
In 2020, Regions established three key DEI commitments:

Continue building on inclusion strategies

Expand leader accountability to include empowerment

Focus on internal diverse talent development and acquisition strategies
Given the significance of DEI to our broader human capital strategy, we look forward to providing our stakeholders with additional insight into the demographics of our workforce later this year, after we file our 2019 and 2020 EEO-1 Report with the U.S. Equal Employment Opportunity Commission.

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ENVIRONMENTAL AND SOCIAL PRACTICES

Cultivating A More Inclusive Working Environment

Throughout 2020, our DEI team helped our associates deepen their appreciation for different perspectives and the importance of showing tolerance and respect.

Listening Tours	Week of Understanding	Market-Level Table Talks	Inclusion Observance Days	Diversity Networks

In response to the social unrest that began during the summer, our CEO and the DEI team held a series of listening tours across the footprint to hear associates’ perspectives.	Another response to the events of this summer was establishing a Week of Understanding in
	July that promoted listening and understanding as important steps toward positive change in our diversity journey.	The DEI team facilitated Market-Level Table Talks and produced podcasts and new videos to continue connecting with other associates in a virtual environment.	For 2021, we have introduced Inclusion Observance Days to provide associates with additional flexibility to take personal time for religious, cultural, and civic engagements, as well as other observances.	We greatly expanded our Diversity Networks in 2020.
The week’s events included opportunities for every
	associate to participate in leader-led, constructive, and open dialogue about racial differences, examining ways to lift up each other and our communities.	The team also produced podcasts and new videos to provide further opportunities for connection.

Disability Services and Outreach. Regions has a dedicated Disability Services and Outreach Manager who maintains relationships with advocates for accessibility, staying abreast of their concerns and working alongside Regions’ internal partners to address those concerns. Our commitment includes raising awareness of autism spectrum disorders and creating an autism-friendly environment in our branches, as well as investing in programs that promote independent living and increase access to job readiness and employment.
In 2020, Regions publicly demonstrated our commitment to inclusion by joining the Valuable 500. This global community of CEOs has committed to improving disability inclusion through business leadership and a collective voice.
Supporting U.S. Service Members. We understand that service members face unique challenges that can make managing finances more complicated. Regions seeks to serve members of the U.S. military and their families by providing financial support, job readiness training, and opportunities to cultivate entrepreneurial activities.

We also help transitioning military service members build a successful career at Regions through our Building Regions’ Associate Veteran Experience (“BRAVE”) initiative. BRAVE matches the service member’s talents and experience to associate positions that best fit their career goals and interests while also supporting the challenges they may face. Regions also has a dedicated Servicemembers and Veterans Affairs Manager who maintains relationships within the military community, providing an open line of communication among Regions, service members, and veterans’ groups. Regions was recognized as a 2021 Military Friendly Employer by Military Friendly® for creating professional opportunities that leverage military experience.
We are also proud to support the spouses of military service members. In 2020, Regions committed to recruiting, hiring, promoting, and retaining military spouses by joining the Military Spouse Employment Partnership.

“Companies cannot effectively meet the needs of their customers, communities and associates if they are not willing to engage on issues that affect them. We will continue to listen, speak and act.” John Turner, President and CEO

Community Engagement

Our commitment to the communities where we live and work reflects our mission to make life better and create shared value for our customers, associates, shareholders, and the communities we serve. In 2020, we continued our purpose-led and performance-driven focus by investing in programs focused on promoting inclusive economic prosperity in our communities.

2020 COMMUNITY ENGAGEMENT HIGHLIGHTS	$29.4 million in philanthropic and community giving –$20.5 million in grants and contributions from Regions Bank and Regions Foundation® –$8.9 million in corporate sponsorships from Regions Bank

1.8 million people received financial education from Regions

130,000 financial wellness workshops led by Regions associates	$7.7 million donated to more than 130 United Way chapters in 16 states by Regions Bank, Regions Foundation, and our associates

37,500 hours logged by Regions associates to make life better in our communities	$3.2 million in support of local chambers of commerce and civic organizations

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ENVIRONMENTAL AND SOCIAL PRACTICES
Community Support During the COVID-19 Pandemic. In response to the pandemic, Regions Bank, Regions Foundation, and our associates came together to support our communities in need.

We contributed $5.3 million in COVID-19 relief and recovery funding, supporting over 340 organizations in 16 states by:
–Supporting Community Development Financial Institutions (“CDFIs”), business chambers, and local economic development organizations to provide capital and technical support to small businesses;
–Enabling technology and digital delivery of community programs and services;
–Increasing capacity of community organizations so they could maintain their services; and
–Matching one-to-one our associates’ COVID relief donations of $240,000, helping 83 United Way agencies and community foundations across our footprint.

We helped address food insecurity by donating over $2 million in advertising time to encourage giving to local food banks, and our Regions Corporate Dining team prepared over 5,600 meals that were provided to individuals in need.

Our Corporate Real Estate and Facilities divisions supported the health and safety of the Greater Birmingham area by donating hand sanitizing supplies to schools and nonprofit organizations.

Promoting Racial Equality and Economic Empowerment in Our Communities

We recognize that not everyone has shared equally in the economic prosperity of our nation. In response, Regions Bank and the Regions Foundation announced a 2-year, $12 million commitment to advance programs and initiatives that promote racial equity and economic empowerment for communities of color:

Advancing minority business development	Increasing minority homeownership	Reducing the digital divide in underserved communities	Promoting racial understanding

“By making significant investments through our financial resources, as well as through volunteerism and community involvement, Regions is working to advance racial equity, help create greater social justice, and deliver meaningful benefits across the communities we serve.”
Leroy Abrahams, Head of Community Affairs; President and Chairman, Regions Foundation

In 2020, we established and funded the Regions Community Development Corporation (“RCDC”). A wholly-owned subsidiary of Regions Bank, the mission of RCDC is to make life better by providing debt and/or equity financing for projects and entities with a community development purpose.

Objectives:
–To provide project financing for new construction and rehabilitation
–To provide greater flexibility in pricing and structure than traditional bank lending
–To make responsible, strategic-impact equity investments
–To become a leader in supporting CDFIs in the Regions footprint

The Regions Foundation continued to promote inclusive prosperity by investing in initiatives aimed at reducing barriers to economic success. In 2020, the Foundation:

–Disbursed over $6.6 million to community organizations across our footprint, which includes non-traditional philanthropy through Program-Related Investments (“PRIs”) designed to enable recycling of capital and returns on investments

–Received a $10 million donation from Regions Bank, bringing the Foundation’s portfolio balance to approximately $125 million as of year-end 2020
To learn more about the work we are doing to support our communities, visit doingmoretoday.com.

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Political Contributions

Government Affairs Report. The Company believes that transparency regarding our political contributions is important to our stakeholders. Since 2014, we have published a Government Affairs Report, which contains the Company’s Statement on Political Contributions and our related activities, on a semi-annual basis through the Investor Relations section of our website. In the report, the Company also sets forth a description of our oversight process for political contributions and a summary of independent expenditures and corporate political giving over the report’s covered period. The report also discloses trade associations to which Regions paid more than $25,000 in annual dues and the portion of those dues that were non-deductible under the IRC as attributable to lobbying expenses. The Company believes that these disclosures offer transparency with respect to the Company’s public policy advocacy, which benefits our shareholders, the Company, our associates, and our customers.
Regions’ Statement on Political Contributions and Code of Conduct collectively govern and promote the highest standards of behavior by our Company and our associates with regard to political activities. These policies also support our compliance with all applicable federal and state campaign finance laws.
Like most public companies, Regions recognizes that decisions made by governmental agencies and lawmakers can have a significant impact on our operations, customers, shareholders, and associates. Accordingly, we monitor and track issues that affect our business and express our views to lawmakers and regulators.
Regions may make corporate political contributions in states where permissible. These contributions may be directed to state party organizations and candidates for statewide offices, state legislatures, and, in rare instances, local offices. Also, where legally permitted, Regions may make independent expenditures or corporate contributions in connection with state and local ballot initiatives and referenda on important policy issues likely to impact our business and our stakeholders. Regions does not, however, make contributions to single-issue political entities organized under Section 527 of the IRC or to special interest lobbying groups organized under Section 501(c)(4) of the IRC to support political activities, even when legally permissible.
Oversight. The Head of Government Affairs may approve contributions up to $5,000 upon recommendation by the Manager of State Government Affairs, and in amounts exceeding $5,000 in consultation with the Chief Legal Officer and another member of the Executive Leadership Team. The full Board receives a report on the Company's annual corporate contributions and non-deductible portions of trade association dues. The company will semi-annually post a “Government Affairs Annual Report,” which shows corporate political activity, on regions.com. Reports are reviewed and certified to be in compliance with the Statement by Regions’ Chief Legal Officer.

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CORPORATE GOVERNANCE

Overview

Regions’ Board and executive management work together to comply with laws and regulations, as well as to provide guidance for sound decision-making and accountability. Maintaining legal and regulatory compliance is, however, a minimum standard, and we endeavor to exceed this by keeping pace with the constantly evolving governance landscape. We maintain an environment of openness and strive to protect our culture by promoting Regions’ values. We do this because it is the right thing to do, and we believe that our customers, shareholders, associates, and communities expect it if they are to continue giving us their trust and confidence.
Keeping our core value “Do What is Right” in mind, we believe that Regions has implemented a strong corporate governance program that incorporates many leading practices. For a list of some of our corporate governance practices, see the Quick Information chart before the Table of Contents.
Corporate Governance Framework. Through its NCG Committee, the Board evaluates our corporate governance policies and practices, which form our corporate governance framework, against evolving best practices.

The following documents are available on our website at ir.regions.com:
ir.regions.com/governance
•Corporate Governance Principles
•Audit Committee Charter
•CHR Committee Charter
•NCG Committee Charter
•Risk Committee Charter
•Executive Committee Charter
•By-Laws
•Code of Ethics for Senior Financial Officers
•Code of Conduct
•Annual Review & ESG Report
•Environmental Sustainability Policy Statement and Goals
•Human Rights Statement
•Supplier Code of Conduct
•SASB Disclosure
•CDP Climate Change Questionnaire Response
•GRI Content Index
•Government Affairs Reports
•Community Engagement Report
•Fair Disclosure Policy Summary

Also available on our website are this proxy statement; 2020 Annual Report on Form 10-K; CEO’s Letter; information regarding our executive officers, Directors, and Board committee composition; and instructions on how to contact the Board. Regions’ shareholders may also obtain printed copies of these documents by writing to:
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
Attention: Investor Relations
Corporate Governance Principles. Regions’ Corporate Governance Principles are the foundation of our commitment to best practices. The Board adopted the principles to further its long-standing goal of providing effective governance of Regions’ business and affairs for the long-term benefit of shareholders. The principles are reviewed at least annually and revised from time to time to ensure they continue to reflect best practices. In 2019, the NCG Committee and Board amended the Corporate Governance Principles to focus on identifying diverse candidates for Board seats, otherwise known as a version of the Rooney Rule; a similar practice was instituted in 2020 for Section 16 Executive Officer positions. The diversity search criteria will be included in the ongoing review of the principles to ensure it remains effective within a constantly changing corporate governance landscape.

Commitment to Leadership Diversity with a Version of the Rooney Rule
When searching for new Director candidates, the NCG Committee shall endeavor to include highly qualified candidates who reflect diverse backgrounds (including gender, race, and ethnicity) in the pool from which nominees are chosen. Similarly, third-party firms used to compile a pool of candidates will be requested to include such individuals.
When searching for candidates for a Section 16 Executive Officer position, including a CEO successor, Regions shall endeavor to include similarly diverse candidates in the pool from which the candidate is chosen.
Our Corporate Governance Principles address important governance matters, including, but not limited to:
•Structure of the Board and its leadership
•Director qualification standards
•Nomination and selection of new Directors
•Director responsibilities and expectations
•Board operations, including scheduling meetings and selecting agenda items for meetings
•Director access to management, associates, and independent advisors
•Director orientation and continuing education
•Management succession planning and CEO evaluation
•Annual performance evaluation of the Board, committees, and individual Directors
•Interaction with investment managers and the press and shareholder engagement
Corporate Governance Best Practices. Regions became a signatory to the Commonsense Principles 2.0 in 2019. By doing so, Regions made the commitment to use these Principles to guide our thinking in our governance practices and disclosures. These Principles recognize that not every principle will be applied in the same fashion (or at all) by every company or board. The Company’s corporate governance practices also comply with the Investor Stewardship Group’s Corporate Governance Principles, which reflect many of the common beliefs held by its investor members.

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Codes of Ethics

All associates, officers, and Directors of Regions and its subsidiaries and affiliates are expected to comply with our Code of Conduct, which is discussed in more detail in the Business Practices and Responsible Banking subsection of Environmental and Social Practices. The Company’s Senior Financial Officers (the CEO, CFO, and Principal Accounting Officer and Controller) are bound by the provisions set forth in the Code of Conduct related to, among other topics, ethical conduct, conflicts of interest, and compliance with laws and regulations.
The Board and the Company have also adopted a separate Code of Ethics applicable to Regions’ Senior Financial Officers that supplements the Code of Conduct. Any amendments or waivers with respect to the Code of Ethics for Senior Financial Officers will be disclosed on our website.
Also discussed in the Business Practices and Responsible Banking subsection is our Supplier Code of Conduct, which is applicable to our suppliers and vendors.

Regions’ Code of Conduct is applicable to all associates, officers, and Directors of Regions and its subsidiaries and affiliates.
Each of the codes described in this subsection is available on our website at ir.regions.com/governance.
Corporate Governance Shareholder Engagement

We take a long-term approach to value creation, and we take a similar approach to corporate governance shareholder engagement. For that reason, Regions is committed to constructive and meaningful communications with our shareholders and building ongoing relationships over time.
We do not view engagement with our shareholders as a “check-the-box” phone call or occurring only during proxy season. Instead, we consider proper shareholder engagement to be a continuous relationship throughout the year. Engaging with our shareholders and soliciting their points of view while operating under “business-as-usual” circumstances is critical to providing long-term value to all of the Company’s stakeholders.
For our outreach calls this year, we reached out to many of our institutional shareholders to solicit their feedback on our ESG practices, including those involving compensation, and disclosures. We also focused on shareholders’ views on various ESG issues not specific to Regions, such as sentiments on ESG reporting frameworks and data providers as well as virtual shareholder meetings. Shareholders’ feedback and views expressed during these engagement sessions were summarized, reported to, and discussed by senior management and the Board.
During the year, we typically also hold formal engagements that are facilitated through various conferences. Over the last year, we participated in the Council of Institutional Investors’ (“CII”) first virtual Engagement Exchange, which took place during the organization’s Fall 2020 Conference.
Regions had further opportunities to informally engage with various stakeholders and other corporate governance professionals at corporate governance events held throughout the year, such as CII events, including its biannual conferences; Stanford Law School’s Institutional Investors’ Forum; and Harvard Law School’s Roundtable on Corporate Governance. Because of the pandemic, such opportunities were more limited this year, but participating in these events and activities, whether virtually or in person, not only affords us the ability to connect with various stakeholders on an individual basis, but also provides us with the opportunity to discuss corporate governance and shareholder engagement best practices that have been implemented by other leaders within their respective sectors.
We also engaged with Glass Lewis to discuss Regions’ proxy and ESG disclosures and to obtain their feedback, including on how we can further enhance such disclosures to provide even more clarity to our shareholders.
Our corporate governance shareholder engagement program is supplemented by engagements with shareholders throughout the year, with our executive management team and Investor Relations representing the Company. These separate engagements can occur during roadshows, shareholder conferences, one-on-one meetings, and earnings calls. Because of the pandemic, many of these engagements were conducted virtually this year. Strategy and financial results are some of the topics typically covered.

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CORPORATE GOVERNANCE
Year-Round Engagement. The following chart describes our typical year-round, continuous corporate governance shareholder engagement cycle; however, necessary adjustments (e.g., holding engagements virtually rather than in person) were made during 2020 given the COVID-19 pandemic:

•Associates from the Chief Governance Officer’s group, Investor Relations, and Total Rewards begin formulating the corporate governance shareholder engagement plan, considering ways to enhance the process from the prior year’s engagements
•Board and committees conduct the annual self-evaluation process, which considers, among other topics, feedback from our prior corporate governance shareholder engagements
è
•Publish and make available our proxy statement, Annual Report on Form 10-K, CEO’s Letter, Government Affairs Annual Report, and Community Engagement Report
•Hold our annual shareholder meeting, which is open to all shareholders as of the Record Date and provides an opportunity to engage with the Company

é	Late Fall/Winter		Late Winter/Spring	ê
Regions Year-Round Engagement
	Late Summer/Fall		Summer
•Engagement requests sent to certain institutional shareholders and meetings commence; shareholders are encouraged to candidly provide their views on corporate governance issues, including executive compensation and other ESG practices
•Feedback from these engagements helps inform the following year’s engagement plan
•Information obtained during these engagements is summarized and presented to senior management and the NCG Committee for discussion
ç
•Board reviews and discusses the Company’s various corporate governance documents to ensure they encompass corporate governance leading practices; support the Company’s goals and strategies; and maximize long-term shareholder value
•When making enhancements to our corporate governance documents, we take into consideration the voting results from our annual meeting and other feedback from our corporate governance shareholder engagements
•Publish our Annual Review & ESG Report

Ongoing Engagement
•Engage with shareholders throughout the year at various events and conferences
•Directors engage with corporate governance representatives of our institutional shareholders throughout the year, as appropriate
•Review shareholders’ voting guidelines, white papers, engagement priorities, and other resources, as well as changes to proxy advisors’ voting guidelines, to determine what enhancements, if any, should be considered for our practices and/or disclosures

Feedback and Action. The following table sets forth outcomes based on our shareholder engagements throughout 2019 and 2020:

Topic Area	Engagement Outcomes
ESG practices and disclosures
•Released our first integrated Annual Review & ESG Report, which included a TCFD “mini-disclosure”
•Preparing to release a full, standalone TCFD report
•Continue responding to CDP’s Climate Change Questionnaire and disclosing under the SASB framework
•Enhanced various ESG polices (e.g., Supplier Code of Conduct, Human Rights Statement)
•Launched an “ESG Resource Center” to centrally house our ESG-related documents online

DEI practices and disclosures
•Working towards providing additional transparency into our workforce demographics
•Continue disclosing a Director-by-Director Board Skills and Composition Matrix in our proxy statement
•Implemented a version of the Rooney Rule for both Directors and Section 16 Executive Officers
•Additional oversight by the CHR Committee of HCM matters

Compensation plans	•Continuing to enhance compensation-related disclosures in the proxy statement
As a result of our ongoing shareholder engagements, as well as keeping abreast of leading practices, we have taken the following actions, among others and in addition to those above, over the last several years to enhance our corporate governance program:
Corporate Governance Practices
•Appointed an independent Chair of the Board
•Promoted diverse leadership on the Board, leading to half of the standing committees being chaired by women
•Brought more balance among our newer, mid-tenured, and seasoned Directors by refreshing the Board and appointing six new Directors since 2016
•Strengthened the Board’s self-evaluation process
•Reduced the number of other boards on which Directors are permitted to serve

Environmental and Social Practices
•Responded to the CDP Climate Change Questionnaire
•Released SASB Disclosure
•Joined the Ceres Company Network
•Hired a Human Resources DEI Officer and established the Diversity, Equity, and Inclusion Center of Expertise
•Assigned oversight for ESG responsibility to the NCG Committee
•Amended name and purpose of the CHR Committee to include oversight of the Company’s HCM, which includes total rewards, corporate culture, talent management, management succession, and DEI practices

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CORPORATE GOVERNANCE
Additional Enhanced Disclosure
•Enhanced our proxy statement, ESG Report, Environmental Sustainability Policy Statement, Human Rights Statement, and Supplier Code of Conduct
•Included a summary of our strategy and added more detail to our overall performance in the Proxy Summary
•Enhanced proxy disclosures related to capital planning and share repurchases, and executive compensation practices
•Included significantly more information regarding our cyber and information security practices, including Board oversight
Communications between Shareholders & Other Interested Parties and the Board of Directors

The Corporate Governance Principles adopted by the Board include a mechanism for shareholders and other interested parties to communicate with Directors. Matters that deal with the Company’s general business operations are more appropriately addressed by management.
The Corporate Secretary circulates communications to the appropriate Director or Directors, with the exception of those communications that are of a personal nature or unrelated to the duties and responsibilities of the Board, including, without limitation, routine customer service complaints.
Directors may review any communication upon request. The Chief Governance Officer’s group maintains a log of any such communications not shared with the Board, and this log is provided to the Board on a quarterly basis. Items such as commercial solicitations, opinion survey polls, new product or service suggestions, employment resumes, job inquiries, and mass mailings are not shared with the Board nor maintained in the log.
How you can communicate with your Board. Shareholders and other interested parties may send Regions communications that are directed to the Board, a Board committee, or the Independent Chair of the Board; the non-management, independent Directors as a group; or an individual member of the Board by sending a letter with clear notation as “Board Communication” or “Director Communication” to:
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
c/o Office of the Corporate Secretary

Communications regarding customer banking matters should be sent to the following address:
Regions Bank
Office of Customer Satisfaction
250 Riverchase Parkway East
Birmingham, Alabama 35244
How to Contact Us:

Chief Governance Officer	Attention: Chief Governance Officer Governance@regions.com	Regions Financial Corporation 1900 Fifth Avenue North Birmingham, Alabama 35203
Investor Relations	Attention: Investor Relations Investors@regions.com
Board of Directors	c/o Office of the Corporate Secretary Attention: Board Communication
Independent Chair of the Board	c/o Office of the Corporate Secretary Attention: Independent Chair of the Board
Audit Committee of the Board	c/o Office of the Corporate Secretary Attention: Chair of the Audit Committee
Board Leadership Structure

Governance and independent Board oversight play critical roles at Regions. The Board assumes an active role in providing oversight of, and guidance to, our executive management team and maintaining a strong system of checks and balances. As part of this system, the Board is responsible for determining the proper Board leadership structure to ensure independent and effective Company oversight.
Our Corporate Governance Principles are continuously reviewed and assessed to keep pace with the constantly changing corporate governance landscape. They are comprehensive, addressing topics such as Board leadership structure; the responsibilities of the Lead Independent Director or independent, non-executive Chair of the Board; Director qualification standards; Director responsibilities and expectations; Director access to management, associates, and independent advisors; Director compensation; Director orientation and continuing education; management succession planning and CEO evaluation; strategic planning; assessment of Board, committee, and individual Director performance; and more issues pertinent to our corporate governance framework.
Based on the requirements of the NYSE listing standards, our Corporate Governance Principles, corporate governance trends and expectations, and an assessment of current needs, the Board believes that an appropriate leadership structure includes a substantial majority of independent Directors with diverse characteristics, backgrounds, and experiences; extremely capable committee Chairs; and strong independent leadership provided by either an independent, non-executive Chair or a Lead Independent Director. The Board’s current leadership structure meets these objectives.
The Board presently comprises 12 Directors, 11 of whom are independent. All standing committee Chairs and members have been evaluated and determined to be independent. Half of the standing committee Chair positions are currently held by women. All Directors are required to stand for election each year, thus allowing shareholders an annual opportunity to

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express their views on each Director’s individual performance and contribution. Our executive officers benefit from the oversight of highly experienced, well-informed, and fully engaged Board members who have experience managing a broad range of organizations in both the public and private sectors. Accordingly, we have successfully sought out Directors who have a wide range of experience in areas such as corporate governance, customer focus and community engagement, environmental sustainability practices, HCM, strategic planning, risk management, information/cyber security, business operations and technology, and banking and financial services.
We have not adopted a policy mandating the separation of the Chair and CEO positions. Rather, the Board believes that its leadership structure should be flexible to accommodate different approaches based on its evaluation of the best interests of the Company and our stakeholders at any given time. The Board carefully considers its leadership structure and composition each year in consultation with the NCG Committee as part of its continuous succession planning process.
One critical aspect of the Board’s leadership structure analysis is determining how best to honor the Board’s commitment to maintaining robust independent leadership, given the present needs of the Company. After undertaking such an evaluation this year, the Board continues to believe that the Company’s interests are best served at this time by having an independent, non-executive Chair to provide independent leadership to the Board, while the Company’s CEO continues to participate in the Board’s activities and operations as a Director and as a member of the Board’s Executive Committee. Specifically, the Board has determined that the Company benefits from having its CEO, who is intimately involved with and responsible for managing the Company’s operations and strategy, also serve on the Board and represent the Company to our customers, shareholders, associates, regulators, communities, and the public. Having the CEO serve in this capacity provides a critical link between the Board’s oversight and the day-to-day operations of the Company. This continuity allows management and the Board to function efficiently and to collaborate in fulfilling the Company’s goals and strategies.
Separating the roles of Chair and CEO is a beneficial and effective option for the Company at this time because it capitalizes on Mr. McCrary’s previous Board experience and knowledge of the Company, while simultaneously benefiting from the independent oversight of management that he can provide as a non-executive Chair. Having a separate Chair and CEO still maintains clear accountability to Regions’ shareholders, customers, and associates concerning the performance of the Company.
The following describes some of the Chair of the Board’s key responsibilities. A more complete list is included in our Corporate Governance Principles.

Chair of the Board’s Key Responsibilities
•Establishes the agenda and presides at executive sessions of the Board’s non-management and independent Directors
•Approves information sent to and meeting agendas for the Board
•Presides at meetings of shareholders
•Presides at Board meetings
•Calls special meetings of the Board
•Acts as a liaison and facilitates communication among Directors
•Engages with our institutional shareholders
•Provides leadership to the Board in a time of emergency or crisis
•Acts as a sounding board and advisor to our CEO
•In addition to ongoing discussions throughout the year, conducts formal one-on-one discussions as part of the annual Director self-evaluation process

Mr. McCrary’s depth of knowledge and experience in leadership roles, both on the Board and externally, continue to uniquely position him as a well-qualified, well-informed choice for Chair of the Board. Mr. McCrary was also recognized externally for his contributions to our Board by the National Association of Corporate Directors last year when he was named to the 2020 NACD Directorship 100 list. This annual listing recognizes directors, corporate leaders, policymakers, and influencers who have had the most significant impact on boardroom performance and corporate governance.
Before being named Independent Chair at the beginning of 2019, Mr. McCrary served the Board in various capacities for several years. He served on the board of directors for AmSouth Bancorporation, a predecessor to Regions, from 2001 to 2006, and has served on the Company’s Board since 2006. He has been an Audit Committee Financial Expert, Chair of the NCG Committee, and Lead Independent Director for the Board during that time. Throughout Mr. McCrary’s tenure as a Director, the Company has undergone significant changes and successfully met several challenges. These experiences have provided Mr. McCrary with institutional knowledge about the Company that is invaluable to an independent, non-executive Chair. Mr. McCrary also has notable leadership experience outside of the Company, having served as the President and CEO of a public utility company for over a decade. Resultantly, he possesses a valuable understanding of issues unique to companies in highly regulated industries.
Ultimately, in the Board’s opinion, Mr. McCrary has the management and leadership skills to understand and promote the Company’s values while effectively executing the Board’s strategies and initiatives in a manner most beneficial to the Company and its stakeholders. This, combined with Mr. Turner’s daily management of Regions’ operations and strategy, leads to a strong and effective Board.

Elements Considered When Evaluating the Board’s Leadership Structure
Comprehensive Corporate Governance Principles that Promote Independent Board Oversight	Ã	Corporate Governance Trends Regarding Board Independence and Leadership Structure	Ã	Independence of Directors and Standing Committee Chairs and Members	Ã	Responsibilities of the independent non-executive Chair or Lead Independent Director	Ã	Shareholder Input (Engagements, Vote Results, and White Papers)

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Board’s Role in the Risk Management Process

The foundation of the Company’s risk management efforts is established by the Board. The Board reviews, approves, and oversees management’s creation and implementation of the Company’s short- and long-term strategic objectives. These objectives are communicated through a strategic plan, including risk considerations, which is presented by management and approved by the Board each year. The Board reviews and approves the Company’s annual budget and all significant financial expenditures over certain policy limits, to ensure integration of risks and results into financial performance. The Board approves the Capital Plan prior to its submission to the Federal Reserve and actions taken throughout the Plan’s lifespan to execute it. The Board also assures appropriate enterprise-wide risk management by overseeing the processes used to evaluate the Company’s internal controls, risk management, financial reporting, and legal and regulatory compliance; these responsibilities are thoughtfully delegated to the Board’s four standing committees, which provide regular reports to the full Board on their respective activities.

Risk Oversight Responsibilities

Board of Directors •Strategic planning and objectives •Budget and capital planning

Audit Committee •Financial reporting •Internal controls •Independent auditor and Internal Audit function	CHR Committee •Compensation plans and programs •HCM •Effectiveness of incentives	NCG Committee •Corporate governance •Board succession •Board composition •ESG practices and disclosures	Risk Committee •Enterprise risk management framework and policies •Performance versus risk appetite and tolerance
Risk Committee. The core policies and practices underlying the Company’s risk culture are primarily overseen by the Board’s Risk Committee. Each year, the Risk Committee reviews and approves the Enterprise Risk Appetite Statement, which articulates the risk tolerance parameters to be used by management in operating the Company. The Risk Committee also reviews, approves, and oversees the operation of an enterprise-wide risk management framework integrating risk management into the Company’s strategic, capital, and financial planning processes. Beyond these vital risk documents, the Risk Committee is also responsible for reviewing and approving the enterprise-wide policies governing risk taking within the Company. These include policies designed to address the primary risks faced by the Company—compliance, credit, market, liquidity, operational, legal, reputational, and strategic—as well as policies aimed at managing specific risk-generating activities.
Throughout the year, the Risk Committee monitors the Company’s performance to oversee alignment with established tolerance levels and risk management policies. This includes the policies, strategies, and systems established by management to identify, measure, mitigate, monitor, and report both current and emerging risks that the Company faces. The Risk Committee receives reports on key risks from management on a quarterly basis, including risk assessments of and updates on each category of risk identified in the Enterprise Risk Appetite Statement, and recommends further actions accordingly. Such reports include the Company’s performance against the Enterprise Risk Appetite Statement. More focused reports on areas of risk, such as third-party risk management, interest rate risk management, information technology and cybersecurity, business resilience, BSA/AML/OFAC, new products and initiatives, environmental and social risks, pandemic response, and the liquidity risk management program, allow the Risk Committee to effectively monitor more specific risks to the Company’s safety and soundness and financial condition. The Risk Committee routinely reviews credit performance and concentrations, operational issues, trading and derivatives, new and ongoing initiatives risk assessments, major projects and litigation, and open risk management issues (inclusive of remediation plans). To obtain this assurance on a more widespread basis, the Risk Committee coordinates risk management issues within other areas of responsibility and ensures periodic communications with the Company’s federal and state regulators.
Audit Committee. The Board’s Audit Committee supports the risk management process through its oversight of major financial risk exposures. This responsibility is primarily accomplished through the Audit Committee’s oversight of the Company’s financial reporting and internal controls. The Audit Committee reviews the Company’s financial statements, reports, disclosures, and reporting process, including conformance to accounting principles and use of non-GAAP treatments, to assess the underlying information’s quality, integrity, and consistent application of financial reporting requirements and accounting principles.
The Audit Committee also receives internal and external evaluations of the Company’s internal accounting and financial controls. The Company’s critical accounting estimates and related policies are annually reviewed and approved by the Audit Committee as well. The Audit Committee also reviews the process used to identify significant internal controls over financial reporting. These activities allow the Audit Committee to evaluate management’s risk-based judgments and resulting efforts to monitor and control major financial risk.
Beyond reports and policies, the Audit Committee is also responsible for both the internal and external functions responsible for evaluating the Company’s controls systems and processes. The Audit Committee has sole authority to appoint

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the Company’s independent auditor and evaluates the independent auditor on its qualifications, performance, and independence. The Audit Committee pre-approves all auditing, permitted non-auditing, and internal controls-related services and fees (subject to certain de minimis exceptions). The Audit Committee also oversees the Company’s Internal Audit function, including approving its responsibilities, staffing, and budget, to ensure that the Company is devoting appropriate resources to its internal controls function. Outside of the Internal Audit group, the Audit Committee receives reports from management and outside advisors on the Company’s processes for ensuring compliance with legal and regulatory requirements as well as accounting standards, particularly those potentially having a material impact on the Company’s business, financial statements, or compliance policies.
CHR Committee. The CHR Committee complements Board efforts by overseeing risk management related to the Company’s compensation philosophy. The CHR Committee discusses and evaluates the Company’s compensation plans and programs for alignment with overall strategic and financial objectives, which includes consulting with senior risk managers to ensure the programs and plans support the Company’s risk appetite and tolerances. The CHR Committee also approves the compensation plans, including base salary, long-term compensation, incentives, benefits, and perquisites, for the Company’s executive and senior officers. Among these, the CHR Committee safeguards the Company from exposure to material risk by verifying the plans’ designs do not encourage excessive risk-taking and mitigate associated risks through controls and risk management processes. To that end, the CHR Committee also oversees management’s ongoing monitoring and independent validation of the effectiveness of the Company’s incentive compensation policies.
As part of its oversight of the Company’s strategies and policies for HCM, the CHR Committee oversees total rewards, corporate culture, DEI initiatives, talent management, management succession, and associate conduct, including reviewing and overseeing implementation of the Code of Conduct.
NCG Committee. The NCG Committee monitors the Company’s risks related to ESG. Information covering the Company’s ESG practices and disclosures is reviewed by the NCG Committee regularly. Risks related to Board composition, leadership, independence, and structure are overseen by the NCG Committee. The NCG Committee also assists the Board in establishing and maintaining effective corporate governance policies and practices. Such measures include oversight of transactions with related persons and parties to help ensure any independence-related risks are addressed appropriately; the NCG Committee reviews and approves the policy governing these transactions annually and monitors qualifying transactions on a quarterly basis. The NCG Committee also reviews and approves the Company’s insider trading policy. Finally, the NCG Committee oversees Director orientation and continuing education, which may cover current and emerging risks.
Executive Committee. The Executive Committee meets on an as-needed basis between regularly scheduled Board meetings to address matters that should not wait until the next scheduled Board meeting. This provides the Board with an added level of flexibility to handle unforeseen matters that may, among other things, pose risk to the Company.
Additional Risk Management through Constitution & Collaboration. Each of the four standing Board committees is comprised entirely of Directors whom the Board has affirmatively determined to be “independent” under NYSE standards. This intentional approach to committee composition facilitates the effectiveness of executive sessions, which the committees hold regularly with individual members of the Company’s management. For example, the Risk Committee convenes in separate executive sessions at least quarterly with the CRO, the Chief Audit Executive, and the Director of Credit Review. Similarly, the Audit Committee holds one or more separate executive sessions in each financial quarter with the Chief Audit Executive, the independent auditor, the CRO, and the Director of Credit Review. The independence of these Board committees’ members within the setting of an executive session together promote the Directors’ ability to discuss openly—and thereby provide more effective oversight of the Company’s work to identify, measure, mitigate, monitor, and report risks.
The risks associated with a number of significant Board objectives are mitigated by cross-committee collaboration between Board committees. These collaborations allow the examination of the same objective through two different risk lenses simultaneously, thereby allowing more efficient oversight of the Company’s risk management efforts. Examples of these collaborations include overseeing the determination of the Company’s allowance for credit losses (Risk Committee and Audit Committee); reviewing management’s annual risk assessment on the effectiveness of the Company’s compensation system, especially for consistency with safety and soundness (CHR Committee and Risk Committee); and determining that the compensation of the CRO promotes effective risk assessment (CHR Committee and Risk Committee).
Relationship of Compensation Policies and Practices to Risk Management

The assumption of risk is an inherent part of our business, and as such, the successful execution of our strategic plans and objectives requires effective management of the risks we assume. Because our risks may be generated by external or internal sources, and thus may or may not be within our control, we aim to identify, measure, mitigate, monitor, and report risk within an overarching risk management cycle. It is our responsibility to establish an enterprise risk management framework that facilitates risk management for the benefit of all of our stakeholders. We must also ensure that our decisions are guided not only by our Company’s mission, values, vision, and purpose, but also by our overall risk capacity, financial strength, and risk-reward evaluation; these principles form the basis of our Board’s defined risk appetite. Because this is an ongoing process, our CHR Committee is charged with monitoring the effect that changes in the economic and external environment could have on our existing compensation-related risk management practices.

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As a foundational principle, we have traditionally formulated and adhered to compensation policies and practices that simultaneously support a strong risk management culture and reward long-term value. To support these dual objectives, our CHR Committee is also tasked with providing active oversight of the Company’s incentive compensation policies and practices.
As we describe in the CD&A, we intentionally align our compensation philosophy for all associates with how we manage risk. Compensation policies and plans are designed, periodically reviewed, and revised by the CHR Committee and management to ensure they continue to support the long-term growth of and the strategic direction for the Company. The CHR Committee also oversees that these same policies and plans are determined and implemented in accordance with the laws, rules, and regulations applicable to the Company.
Consistent with effective risk management principles, base salaries of associates are competitive, represent a significant portion of compensation, and are typically reviewed on an annual basis in a Company-wide exercise. As such, they are crafted and regularly reviewed so as to prevent excessive risk-taking in order to increase compensation levels. Variable compensation payments are made to many associates within the Company and provide an important tool to motivate associates to excel at executing our business plans. Variable incentive plans are carefully designed to align associate and stakeholder interests and represent a small percentage of total revenue. Additionally, variable incentive plans are governed by a comprehensive set of reviews, alignment tools, and policies to ensure that adequate risk management controls are in place. And, finally, compensation decisions are subject to scrutiny by the CHR Committee and senior management so that focus remains on important factors such as effective risk management; compliance with internal controls and ethical conduct standards; competition for top talent; market-based pay levels; and the need to attract, develop, grow, and retain the Company’s current and future leadership team.
Certain practices established by the Company and overseen by the CHR Committee to manage risk related to compensation practices include:
•Development, review, and approval of a strong clawback policy;
•Institution of a policy providing guidance to business leadership as to the appropriate use of discretion in compensation decisions;
•Establishment of a policy covering adverse risk events and how we consider those events in making compensation decisions;
•Assembling a centralized group that assists the business groups and units with the design of their incentive plans, so that such plans align with the Company’s and groups’ business strategies, guiding principles for variable compensation, risk appetite, and all relevant guidelines and policies;
•Establishment of a comprehensive internal governance process covering the administration of our incentive compensation programs;
•Putting in place robust compliance, internal control, disclosure review, and reporting programs;
•Developing and implementing long-term compensation awards that are subject to substantial future performance requirements; and
•Institution of a policy that prohibits hedging strategies related to the ownership stakes our key associates have in Regions.
As more fully described in the CD&A, the CHR Committee oversees our compensation practices and meets at least annually with the CRO to review incentive compensation arrangements for associate compensation plans in order to identify any features that might encourage unnecessary and excessive risk-taking or manipulation of earnings. The CHR Committee then collaborates with senior risk managers to establish and maintain processes and procedures and engage personnel to manage these compensation-related risks. The CHR Committee also undertakes an annual review of management’s risk assessment on the effectiveness of the Company’s overall compensation system, particularly its consistency with safety and soundness principles.
Based on our approach to enterprise risk management, including the comprehensive risk review of our incentive compensation plans, our risk assessments for significant businesses and staff functions, and the continued emphasis on incorporating risk-mitigating practices and performance requirements within our compensation programs, we believe any risks arising from our compensation plans, policies, and practices are not reasonably likely to have a material adverse effect on the Company.
Information Security, Business Resilience, and Data Privacy

Information Security. As a company that deals with large volumes of sensitive customer information and financial transactions, we increasingly rely on the secure processing, transmission, and storage of information in our computer systems and networks. For that reason, we treat cyber security risk as a key operational risk within our enterprise-wide risk management framework. To manage information security risk, we have designed an expansive Information Security Program (the “IS Program”). One integral component of the IS Program is our Information Security Policy, which aligns with standards promulgated by the National Institute of Standards and Technology (“NIST”). The Information Security Policy
establishes technical, administrative, and physical control directives to protect our informational assets from reasonably foreseeable risks and threats. The IS Program is supplemented by security operations that protect the integrity and availability of our information systems.
To effectuate the aims articulated in our policies and programs, we invest heavily in our technology infrastructure to ensure appropriate capacity, leverage innovation to increase security while improving the customer experience, perform comprehensive security analytics, assess and manage vulnerabilities, and establish strong layered cyber defenses.

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We continuously develop and enhance controls, processes and systems to protect our networks, computers, systems, and data from attacks or unauthorized access. We facilitate internal and external third-party assessments, network penetration testing, and regular vulnerability scans of both our internal and external cyber security controls. We also conduct comprehensive due diligence and ongoing oversight of the Company’s third-party vendors. To bolster these practices, our insurance policies cover potential financial losses from cyber events.
Thanks to these efforts, our layered control environment has effectively responded to the increased number of cyber events we experienced during the COVID-19 pandemic and prevented any potential material impact to the Company.
Our internal governance incorporates organization-wide reporting and escalation of information security matters, including to management and the Board. Our Board considers information security and technological innovation, along with related risk considerations and mitigation efforts, within the Company’s strategic plan. The Board also receives an annual update on the Company’s enterprise services, which includes both information technology and information security. The Board’s Risk Committee directly oversees information technology and information security activities and risks through regular reports from management on information technology, cyber security, and related risk assessments. The Risk Committee also receives annual reports on the IS Program and approves the Information Security Policy. At the management level, our Chief Operations & Technology Officer sits on our Executive Leadership Team and reports directly to our CEO.
We recognize the growing risk associated with highly sophisticated actors targeting corporations and maintain a Cyber Incident Response Plan, which is part of our broader business continuity planning and Crisis Management Program, to help us effectively respond to a possible data breach. We keep a computer forensics firm and an industry-leading consulting firm on retainer in case of a breach event. Other vendors provide us with denial-of-service mitigation and other resources necessary to support Regions in the event of an attack. Internally, we regularly provide our associates with cyber security training and education.
Business Resilience. Business resilience and contingency planning are integral components of our operations. Regions is committed to supporting our customers and associates by providing essential business and technology services, minimizing disruptions of service, ensuring timely resumptions of service, and limiting related losses in times of crisis.
Regions’ Business Resilience Program (“BR Program”) facilitates a process that aligns with regulatory requirements of the Federal Financial Institutions Examination Council, as well as leading industry standards from NIST and the International Organization for Standardization (“ISO”). The BR Program is supported by our: (i) Business Resilience Policy, which provides for resilience planning and emergency management, and (ii) Pandemic Response Guide, which seeks to protect associates, customers, facilities, systems, property, and operations during a pandemic, maintaining normal operations whenever possible. Our Crisis Management Team ensures efficient evaluation and response to significant events and incidents that could impact the Company or our customers. The BR Program, Business Resilience Policy and Pandemic Response Guide, and the work of the Crisis Management Team are all overseen by the Board’s Risk Committee.
Because of this preparation, we were able to implement an alternative work location strategy early in the COVID-19 pandemic that enabled a significant number of our associates to quickly transition to a remote work location. Planning also facilitated distributing on-site associates across physical locations to allow for proper social distancing. Through these changes we were able to maintain a stable and productive operating environment.
In addition to enterprise-wide efforts, all Regions business units are responsible for developing and maintaining their own business continuity plans protecting critical business functions in the face of business interruptions related to local events such as weather. The Business Resilience Team within Information Security assists these business units in developing their business unit-specific continuity plans.
Data Privacy. Data privacy is a critical component as we operationalize advanced technologies that collect increasing amounts of data and use our customers’ and associates’ personal information for conventional business purposes, such as processing transactions, as well as those enabled by innovative technologies. Failure to collect and process information effectively, and in compliance with increasingly complex global privacy regulations, could threaten business survival.
Our Privacy Policy states our commitment to controlling and mitigating privacy risks, and all associates and third-party vendors must adhere to the policy. In addition, the Regions Privacy Pledge (or “privacy notice”) is provided to all customers upon establishing a new consumer relationship or account with Regions. It explains how we collect, use, and share information. The Privacy Pledge also provides customers with instructions on how they can limit certain types of information-sharing. We post the Privacy Pledge, along with other helpful privacy, security, and fraud prevention resources, on our website.
These privacy programs and policies are overseen by the Corporate Privacy Compliance Office. The Office’s main objectives include effective, annual associate training; adherence to legal and regulatory requirements in policies and standards; establishment of privacy risk tolerance and control environments in daily operations; formalized procedural and transactional reviews; and prompt escalation of privacy issues, trends, and incidents for attention and resolution.
Board, Committee, and Individual Director Evaluation Program

Each year the NCG Committee oversees the self-evaluation process for our Board, its committees, and individual Directors. This self-evaluation is a necessary process for the Board and its committees to assure they are best equipped to create shared value for the Company’s shareholders. Topics such as Board refreshment, management succession, Board and committee oversight and responsibilities, and oversight of

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corporate strategy are routinely included as possible discussion items.
At Regions, our Directors believe that appropriate Board refreshment and Director succession planning, accompanied by meaningful annual Director evaluations that include honest and thought-provoking conversations, are the best means to create an environment where Board members are independent, engaged, and productive and have the relevant experience and expertise to assist Regions as it executes on its strategy. Therefore, the results of the self-evaluations are considered when determining the slate of Director nominees for each annual meeting.
Program. The self-evaluation program comprises multiple pieces:
•Board and committee self-evaluations
•Individual Director evaluations
•Board operations evaluation
•Incorporation of feedback and follow-up actions
•Ongoing self-evaluation
These processes are described in more detail on the following page.
Example Questions. Though reviewing the Board’s and Directors’ performance over the past year is important, many of the questions used as part of the Board’s self-evaluation are forward-looking to better allow the Directors to focus on what changes, if any, should be made to enhance its oversight of the Company going forward.
The following table provides an example from each list of Board- and committee-specific questions provided to the Directors this year:

Looking forward, is the Board/committee well positioned to ensure that it...
Board	...is appropriately overseeing the Company’s response to significant national and global events (e.g., COVID-19 pandemic, social unrest)?
Audit Committee	...has a good understanding of the internal controls of the Company’s and management’s assessment of the effectiveness of internal controls?
CHR Committee	...appropriately oversees ESG matters related to human resource management?
NCG Committee	...is overseeing its expanded areas of responsibility with respect to ESG?
Risk Committee	...is providing oversight and guidance to senior management to address Regions’ top risks?
Some example questions considered as part of this year’s one-on-one discussion with the Chair of the Board include:
•How well do you think the Board and you, individually, responded to and supported the Company during the COVID-19 pandemic and social unrest over the past year?
•Based on how you believe the Board performed over the past year, what actions do you think the Board should take to better ensure it is prepared for a crisis?
•What should each individual Director continue doing, do more or less of, or do differently in the coming year to maximize his/her value contribution?
•If you were going to start your own company, which five of Regions’ Directors would you ask to join your board?
Action Items. As a direct result of the 2020 year-end evaluations:
•The Board should continue planning for Board succession, with particular focus on:
–Rotating Board committee chairs
–Filling any skill gaps that may exist
•The Board and management should continue coordinating for senior management succession, placing an emphasis on:
–Heightening leadership diversity within the organization
–Identifying internal and external talent for candidate pools
•The Board would like to have a deeper understanding of various ESG topics, potentially through additional education and via presentations from internal and external subject-matter experts.
•The Board will continue to request, on an ongoing basis, detail on certain topics, such as:
–Integrating the management of key risks into the Company’s broader strategic planning efforts
–Identifying opportunities for organic and inorganic growth
•The Board and management should continue collaborating on reducing the volume of materials being sent to the Directors without diminishing the materials’ effectiveness.

Process. The following chart thoroughly describes the Board’s self-evaluation process, including when certain actions typically take place throughout the year:

Step #	Process	Approximate Timing
u
Continually Enhanced Self-Evaluations
Prior to beginning the annual self-evaluation, the NCG Committee considers possible enhancements to the process to ensure continued effectiveness, including changes to the format or whether to use a third-party evaluator. Any feedback on the self-evaluation process from the prior year is incorporated.
Throughout the year and considered by the NCG Committee in October
v
Board Operations
The Directors are provided a separate opportunity, as part of the Company’s electronic Director questionnaires and outside of the formal evaluation process, to provide feedback on Board operational matters. Although Directors are free to discuss any subject during the formal self-evaluation, these matters are typically discussed separately so that the Directors are better able to focus on more substantive matters during the self-evaluation executive sessions.
November and December

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Step #	Process	Approximate Timing
w
One-on-One Discussions
Prior to the Board’s and committees’ full evaluations, the independent Chair of the Board holds individual discussions with each of the other independent Directors to obtain their candid feedback on Board effectiveness and Directors’ performance. The one-on-one discussions with the Chair of the Board also include a focus on Director peer evaluations.
Committee Chairs also hold one-on-one discussions with the members of their respective committees to candidly discuss committee-level topics prior to the full committee evaluation process.
December and January
x	Reporting to the Full Board Following the one-on-one discussions, the Independent Chair of the Board provides a verbal summary, as needed and appropriate, to the full Board prior to its evaluation.	February
y
Committee Discussions
Each committee conducts its own self-evaluation on topics that are applicable only to that committee. Committee self-evaluations are facilitated by each committee’s Chair. These discussions are summarized for the full Board, as appropriate.
February
z
Group Discussions
The self-evaluation program assesses the Board’s and committees’ performance in areas such as:
•Board and committee structure, composition, and oversight;
•Directors’ ability to carry out key Board responsibilities;
•Exchanges between the Board and management; and
•Interactions with key stakeholders.
Using these substantive topics as a springboard for discussion, the Chair of the NCG Committee and Independent Chair of the Board facilitate the Board’s self-evaluation discussion, during which Directors bring their individual expertise and experience to bear on topics raised. The self-evaluation pays particular attention to the Board’s oversight of Regions’ risk management framework, Board refreshment, and the Board’s ability to take actions and make decisions efficiently and independently from Regions’ management.
February
{
Focus on Outcomes and Set the Slate of Directors
Following the completion of the self-evaluation process, the Chair of the NCG Committee has the opportunity to meet with the Chief Legal Officer and Chief Governance Officer to discuss follow-up items. The NCG Committee and its Chair track follow-up actions, as applicable.
The results of the self-evaluation process are also considered by the NCG Committee when setting the slate of Director nominees for the next annual meeting.
Beginning in February
|	Incorporate Action Items As appropriate, the follow-up action items are implemented.	Beginning in February and continuing throughout the year
}
Ongoing Evaluation
Notwithstanding that the formal self-evaluation process takes place in December through February each year, Directors are encouraged to raise any topics related thereto with the Chair of the NCG Committee, the Chair of an applicable committee, the Chair of the Board, or with the whole Board, as appropriate, at any point during the year.
Ongoing
Director Attendance at the Annual Meeting

As stated in Regions’ Corporate Governance Principles, Directors are expected to attend all meetings of shareholders. All incumbent Directors attended the 2020 Annual Meeting. Because the meeting was held virtually, all Directors attended telephonically.
Meetings of Independent Directors

All Directors, and then the independent Directors, meet in executive sessions at each regular meeting of the Board and have the opportunity to meet in executive sessions at regularly scheduled conference call meetings held by the Board. These executive sessions provide the opportunity for discussion of the CEO’s performance, executive compensation, succession planning, critical strategic matters, and other topics that should, in certain instances, be discussed without management being present.

During 2020, the independent Directors met in executive session with no other attendees present at each of their regularly scheduled Board meetings. Director McCrary, as the Independent Chair of the Board throughout 2020, presided over all of the executive sessions of the independent Directors.
In addition to the full Board, each standing committee typically meets in executive sessions presided over by the committee’s Chair at each regular quarterly meeting and, as applicable, at other committee meetings.

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Director Attendance at Board and Committee Meetings

Pursuant to Regions’ Corporate Governance Principles, Directors are expected to attend and participate in all Board meetings and meetings of committees on which they serve. Directors are expected to be available for consultation with management as requested from time to time.
In 2020, all incumbent Directors attended at least 75 percent (the threshold for disclosure under SEC rules) of the aggregate number of meetings held by the Board and by committees of which they were members.

Incumbent Directors’ attendance at Board and committee meetings averaged approximately 98% in 2020.
Director McCrary, as the Independent Chair of the Board, is a non-voting ex-officio participant of each standing committee and attended a majority of all committee meetings held in 2020.
Board and Committee Meetings in 2020

Regular Board and committee meetings are held at such times as the Board and committees, respectively, may determine. Such meetings, however, typically occur no less frequently than on a quarterly basis. Special meetings may be called upon appropriate notice at any time.
The Audit Committee and the Risk Committee hold a joint meeting annually and may otherwise meet at their discretion to review and discuss topics of interest to both committees. In addition, the Risk Committee and the CHR Committee hold at least one joint meeting annually. From time to time, other committees also meet jointly so as to streamline actions needing to be taken.
Once a year, the Board typically holds an off-site meeting to engage in extended discussions with management regarding the Company’s strategy. During these meetings, which are held within our footprint markets, the Board interacts with local customers and associates through customer events hosted by the Company. In 2020, this strategic planning meeting, like most of the other meetings throughout the year, was held virtually due to the COVID-19 pandemic.
Upon request, Directors may meet with management or other associates to discuss the materials or obtain additional information prior to the meetings. Further, at regularly-scheduled Board and committee meetings, management and other Regions associates typically present to the Directors on a variety of topics. Importantly, pursuant to our Corporate Governance Principles, Board members have complete access to the Company’s management and associates and may arrange such meetings directly.
The following table shows the number of Board and committee meetings held in 2020. Like most companies, Regions quickly shifted to a virtual environment in 2020 once the pandemic was declared; therefore, many of this year’s meetings were held virtually.

Meetings Held
Board of Directors	11
Audit Committee	12
CHR Committee	9
NCG Committee	5
Risk Committee	4
Joint Meeting of Audit Committee and Risk Committee	1
Joint Meeting of CHR Committee and Risk Committee	1
Total Board and Committee Meetings Held in 2020	43
In addition to the regularly-scheduled meetings, the Board held 14 optional, informational calls throughout the year for management to provide updates during the changing landscape and uncertain times. A majority of the Directors attended each of these optional calls.
Director Succession Planning and Board Refreshment; Appointment of New Directors

Our Board and NCG Committee maintain a robust refreshment and recruitment process in which the members focus on identifying, considering, and evaluating potential Board candidates based on current and expected future Board needs.
Succession and Refreshment Planning Tools. The NCG Committee has a variety of tools at its disposal to evaluate the need for refreshment at any given time. Such tools include: the results of the Board’s self-evaluation process; point-in-time statistics on the Board; and a refreshment timeline, which is reviewed and updated quarterly.
Appointment of New Directors. The NCG Committee leads this process by considering prospective candidates. In identifying appropriate candidates, which may include support from an independent search firm, other independent Directors, shareholders, and Regions’ associates, the NCG Committee conducts a thoughtful evaluation focused on aligning the diverse skills, experience, backgrounds, and characteristics of our Board with the strategic development of the Company. The NCG Committee and Board undertake a thorough review and vetting process before a candidate is recommended to the Board for membership. During this process, the NCG Committee considers many different aspects pertaining to the candidate, such as skills and expertise brought to the Board, other boards on which the candidate serves, qualities that would further diversify the Board’s membership, and any potential conflicts of interests with respect to appointing the candidate.

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The following provides an overview of the Board’s process to identify, evaluate, appoint, and onboard new Directors:

Board Oversight
NCG Committee

New Director Process
Identification of Candidates	ð	Assessment, Interviews, and Discussions	ð	Recommendation and Appointment	ð	Onboarding
The NCG Committee reviews candidates identified by:
•independent Directors
•an independent search firm
•associates and management
•shareholders
•self-recommendations
•other sources
Under a version of the Rooney Rule adopted by the Board, the NCG Committee (as well as any search firm) will endeavor to include highly qualified candidates who reflect diverse backgrounds in the pool from which nominees are chosen.

The NCG Committee considers:
•The key qualifications and personal attributes of the candidate, compared to the Board’s current composition;
•Due diligence research conducted on the candidate;
•The independence of the candidate;
•Input from other Directors following interviews with the candidate; and
•The candidate’s other commitments and availability for Board service.
Upon recommendations from the NCG Committee, the Board determines whether to appoint the candidate and optimal committee placement.
The NCG Committee, in making its committee assignment recommendation, typically considers assigning new Directors to the Audit Committee or the Risk Committee within the first two years of joining the Board.

Regions’ comprehensive onboarding program involves a combination of presentations, facility site visits, and meetings supplemented by written materials.
Directors new to public company board service may also be assigned a Director mentor.
The onboarding process is more fully set forth in the Director Onboarding and Ongoing Education section.

Management Succession Planning

Similar to Director succession planning, thoughtful management succession planning is critical to creating long-term stakeholder value; therefore, it is important that management work and coordinate with the Board to plan for management succession and to develop related processes. This is particularly important with respect to CEO succession. Similar to our Director succession planning process, the Company adopted a version of the Rooney Rule for management succession, which holds that when searching for candidates for a Section 16 Executive Officer position, including a CEO successor, Regions shall endeavor to include diverse candidates in the pool from which the candidate is chosen.
The Board has delegated primary oversight of management succession to the CHR Committee. The CHR Committee and the NCG Committee coordinate on overseeing CEO succession planning. These committees work with the CEO to plan for CEO succession, as well as to develop plans for interim succession for the CEO in the event of an unexpected occurrence. The succession plans are updated and reported to the Board at least annually.
Limitation on Other Board and Audit Committee Service

The Board has adopted restrictions, which are consistent with market standards, on the number of outside boards on which Directors may serve. The Board established the following limits on our Directors with respect to serving on publicly-traded company boards and audit committees to help ensure Directors are able to dedicate sufficient time to Regions’ Board:

Director Category	Limit on publicly-traded company board and audit committee service, including Regions
All Directors	4 boards maximum
Directors holding an executive officer position at a public company	2 boards maximum
Directors who serve on Regions’ Audit Committee	3 audit committees maximum
The NCG Committee may grant exceptions to the limits on a case-by-case basis after determination that so serving will not impair the Director’s service on Regions’ Board. A number of factors are considered, including the Director’s other time commitments, record of attendance at Board and committee meetings, potential conflicts of interest and other legal considerations, and the impact of the proposed directorship on the Director’s availability.
Throughout the year, the NCG Committee monitors the service of the Company’s Directors on boards and board committees of other companies and consults with Directors, as needed, to assess the potential impact of holding multiple positions on the individual Director’s ability to devote sufficient time and attention to their duties as a Director of Regions. Further, Regions Directors review proposed service on the board of any additional public company with the NCG Committee.

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Director Onboarding and Ongoing Education

Overview. Director onboarding and ongoing education programs are important components of fostering Board effectiveness. The Corporate Governance Principles provide that Directors receive continuing education in areas that will assist them in discharging their duties.
The Director Onboarding and Ongoing Education Program engages Directors through a mixture of in-house training, outside programs, and on-site activities. This program includes regular reviews of compliance and corporate governance developments; business-specific learning opportunities through site visits and Board meetings; and briefing sessions on topics that present special risks to and opportunities for the Company. Further, we have also, from time to time, had corporate governance representatives from our large institutional investors engage with members of our Board on various topics of importance to shareholders.
Onboarding. Regions’ comprehensive program begins with onboarding activities and includes a thorough orientation process that acclimates new Directors to Regions, the Board, the initially assigned committees, and management. Director onboarding involves a combination of written materials, presentations, facility site visits, and meetings with members of the Board, management, and other appropriate associates, and continues over an extended period of time. Typically, additional educational sessions are provided to new Directors, as well as any other Directors who would like to attend, the day before their first full round of Board and committee meetings commence. In addition, new Directors typically serve on either the Risk Committee or the Audit Committee to help them become acclimated to the Company faster. Directors new to public company board service may also be assigned a Director mentor.
When possible, members of management will also meet with new Directors prior to their first Board and committee meetings to review the meeting materials. This assists new Directors in further understanding the materials, which might be unfamiliar to them. By doing so, new Directors are better able to step into their oversight roles and begin making meaningful contributions to the Board more quickly.
Committee Rotation. When assigned to a new committee, Directors are provided with committee-specific training. Similar to when onboarding Directors, such training assists the new committee member with getting up to speed on committee matters.
Ongoing Education. Directors are, on an ongoing basis, provided information and education on products and services offered by Regions; significant risks and compliance issues; cyber and information security; legal, regulatory, and supervisory requirements and expectations applicable to the Company and its affiliates; corporate governance best practices; changes in the financial services industry; and other topics identified by the Directors as areas of interest.
The Board also periodically receives in-house training sessions conducted by outside experts, such as national law firms, industry-leading audit firms, and consultants/advisors, on various topics. In 2020, topics included cybersecurity, the COVID-19 pandemic, and BSA/AML/OFAC. During 2020, individual Directors also virtually attended various external sessions, including conferences sponsored by Russell Reynolds Associates, EY, National Association of Corporate Directors, The Business Council, Bank Policy Institute, and Business Roundtable.
Director Independence

For our Directors to be considered “independent directors” under NYSE rules, our Board must make an affirmative determination that each such Director does not have a “material relationship” with Regions (either directly or as a partner, shareholder, or officer of an organization that has a relationship with Regions). The Board has determined that a substantial majority of its members must be independent.
Board independence determinations. The Board has affirmatively determined that each Director is an independent Director, other than John M. Turner, Jr., Regions’ President and CEO.
The following current Directors have been determined by the Board to be independent:

Carolyn H. Byrd	Charles D. McCrary
Don DeFosset	James T. Prokopanko
Samuel A. Di Piazza, Jr.	Lee J. Styslinger III
Zhanna Golodryga	José S. Suquet
John D. Johns	Timothy Vines
Ruth Ann Marshall

Eric C. Fast retired from the Board during 2020. The Board had previously determined that Mr. Fast was independent.
NYSE independence tests. The NYSE has bright-line tests that disqualify a Director from being determined to be independent. The existence of any one of the following relationships will preclude a Director from being considered independent for a period of three years:
•The Director is employed by Regions.
•The Director has an immediate family member who is an executive officer of Regions.
•The Director or an immediate family member has received in a year more than $120,000 in direct compensation from Regions (not including certain permitted payments such as Director and committee fees).
•The Director or an immediate family member has certain relationships with Regions’ external or internal auditors.
•The Director or an immediate family member is employed as an executive officer of another company where a Regions executive officer serves on that other company’s compensation committee.

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•The Director is a current employee, or an immediate family member is a current executive officer, of a company that made payments to, or received payments from, Regions in an amount that exceeds the greater of $1 million or two percent of the other company’s consolidated gross revenues for that year.
Approximately 92 percent of Regions’ Directors, as well as all members of the Audit Committee, the CHR Committee, the NCG Committee, and the Risk Committee, are independent directors within the meaning of the listing standards of the NYSE.
Corporate Governance Principles guidance regarding independence. Although none of the NYSE’s bright-line tests are applicable to our current non-management Directors, the Board must still consider all circumstances surrounding any existing relationship between Regions and each of our Directors to determine whether a material relationship exists outside the bright-line tests that could affect the Director’s independence.
To aid in conducting this evaluation, our Corporate Governance Principles describe relationships and transactions involving Regions that, in the absence of unusual facts and circumstances, would not impair a Director’s exercise of independent judgment or compromise the oversight role that an independent Director is expected to perform for the Company; therefore, these relationships and transactions presumptively are not material for independence purposes:
•The Director or an immediate family member has a customer relationship with Regions that is established and administered by Regions in the ordinary course of business, on terms and conditions not more favorable than those afforded by Regions to other similarly situated customers.
•If the Director or immediate family member has a loan or extension of credit made by Regions, and that loan was made or credit was extended on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and involved no more than the normal risk of collectability and presented no other unfavorable features.
•If Regions employs an adult family member of the Director in the ordinary course of business in a capacity other than as an executive officer.
•The Director’s or their immediate family member’s interest in a transaction involving Regions results solely from service as a director (or comparable position) of another company that is a party to the transaction or from the beneficial ownership of less than ten percent of the other entity’s equity.
•The transaction involving Regions is one where the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.
In applying this guidance, and for purposes of NYSE independence determinations, an “immediate family member”
includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.
If a Director has a relationship that would be deemed non-material under our guidelines for independence, but meets one of the NYSE’s bright-line tests, the NYSE test governs and the Director will not be treated as independent.
Board independence considerations. The Board has made an affirmative determination as to all 12 current Directors’ independence. The NCG Committee presented to the Board its evaluations and made a recommendation as to each Director’s independence.
Director Turner is employed by Regions. Therefore, under the NYSE bright-line “material relationship” tests, he was determined not to be independent. As such, he is not considered in the remaining independence determinations that follow.
With respect to the remaining Directors, the following specific relationships were also considered while making a determination:
•Directors Byrd, Di Piazza, Golodryga, Johns, Marshall, McCrary, Styslinger, and Vines, either individually or through an affiliated entity or an immediate family member, have customer relationships with Regions’ subsidiaries, such as a deposit, brokerage, trust, or other financial services relationship in the ordinary course of Regions’ banking and/or brokerage business, on terms and conditions not more favorable than those afforded by Regions or its subsidiaries to other similarly situated customers.
•Directors Byrd, Johns, McCrary, Styslinger, and Vines, either individually or through an affiliated entity, have bank loans or extensions of credit, including credit cards, from Regions’ subsidiaries on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans by Regions’ subsidiaries to unrelated persons, and involving no more than the normal risk of collectability and no other unfavorable features.
•Directors DeFosset, Johns, McCrary, Styslinger, and Vines each serve as a member of the board of directors of a charitable organization to which Regions or its subsidiaries made charitable contributions of less than the greater of $1 million or 2 percent of such organization’s consolidated gross revenues in 2018, 2019, or 2020.
•Director Di Piazza serves as a director of AT&T Inc. Regions paid AT&T approximately $4.99 million for services in 2020. Regions’ relationships with AT&T commenced before Mr. Di Piazza was appointed to Regions’ Board and are expected to continue.
•Director Styslinger serves as a director of Workday, Inc., a leading provider of enterprise cloud applications for finance and human resources. Workday helps Regions effectively manage its workforce through the use of its human capital application focused on talent management, compensation and benefits administration, payroll and timekeeping, as well as human resources data

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management. Regions paid Workday approximately $4.0 million for services in 2020. Regions’ relationship with Workday commenced before Mr. Styslinger was appointed to Workday’s board and is expected to continue.
•Directors Di Piazza, Johns, Marshall, McCrary, Prokopanko, and Styslinger serve only as a director of companies that, along with any of their subsidiaries, are customers of Regions for typical commercial banking products and services, including loans and leases, and on terms no more favorable than for other Regions customers, and for which Regions receives customary interest and fees.
•Director Vines serves as President and CEO of Blue Cross and Blue Shield of Alabama (“BCBSAL”). Regions and BCBSAL have an arm’s-length business relationship through which each provides products and services to the other in the ordinary course of business. BCBSAL conducts normal and customary banking business with Regions; Regions’ medical and dental benefits plans offered to associates are administered by BCBSAL. These relationships commenced before Mr. Vines was appointed to Regions’ Board and are expected to continue. The NCG Committee and the Board have determined that these relationships between Regions and BCBSAL do not impair Director Vines’ independence given that the transactions are:
–Not material to BCBSAL in light of its annual income or gross revenues because the third-party administrative fees of approximately $8.9 million that Regions paid to BCBSAL annually fall well below 2 percent of BCBSAL’s consolidated gross revenues;
–Not material to Regions in light of its annual income or gross revenues;
–Conducted at arm’s length in the ordinary course of business of each party to the transactions;
–Not material to Director Vines as President and CEO of BCBSAL;
–Not involving a personal stake of Director Vines in the transactions;
–Not involving Director Vines in the negotiations or
discussions leading to the transactions; and
–Typical of transactions that BCBSAL conducts with other financial institutions.
    Director Vines does not have a direct or indirect material interest in the transactions arising out of the business relationships between Regions and BCBSAL, and Director Vines has no material relationships with Regions that would impair his exercise of independent judgment as a Director.
•Directors Prokopanko and Styslinger serve on the board of directors of Vulcan Materials Company.
In each case, the Board concluded that, in light of the applicable independence standards of the NYSE and the description of relationships and transactions contained in the Corporate Governance Principles, that such relationships would not be considered to impair any of these Directors’ individual exercise of independent judgment or compromise the oversight role that an independent Director of Regions is expected to perform, and therefore, are not material.
Additional determinations made by the Board. The Board has affirmatively determined that each member of the Audit Committee satisfies the definition of an “audit committee financial expert” set out in Item 407(d) of Regulation S-K of the Securities Act. Therefore, as Section 303A.07 of the NYSE’s Listed Company Manual provides, each member of the Audit Committee is further presumed to have “accounting or related financial management expertise.” Relatedly, the Board has determined that all members of the Audit Committee are “financially literate” pursuant to Section 303A.07 requirements. Additionally, all members of the Audit Committee have banking or related financial management expertise as defined by the Federal Deposit Insurance Corporation Improvement Act of 1991. Lastly, all members of the Audit Committee are “independent” within the meaning of the independence standards for audit committee members under SOX.
The Board has also determined that Directors Johns and Suquet, both of whom are members of the Risk Committee, are “risk management experts” as defined by Regulation YY, which implements certain of the enhanced prudential standards mandated by Section 165 of the Dodd-Frank Act.
Family Relationships

No immediate family relationship exists between any of our Directors or executive officers and any other Directors or executive officers.
Policies Governing Transactions with Related Persons

Related Person Transactions Policy. The Board has adopted a written Related Person Transactions Policy. This policy provides a mechanism for the identification, evaluation, and approval or disapproval of significant transactions involving Regions and persons related to Regions.
For purposes of this policy, a “related person transaction” is a transaction, arrangement, or relationship or any series of similar transactions, arrangements, or relationships, including any indebtedness or guarantee of indebtedness (each a “transaction”) in which (i) Regions was, is, or will be a participant; (ii) the amount involved exceeds $120,000 in any fiscal year; and (iii) any “related person” had, has, or will have a direct or indirect material interest. The category of “related persons” consists generally of our Directors, Director nominees, and executive officers; any person or entity who is known to be the beneficial owner of more than 5 percent of any class of Regions voting securities; immediate family members of any of the foregoing persons; and all “associated entities.”
The term “immediate family member” in the context of related person transactions includes the individuals considered for Director independence purposes, as well as stepparents and stepchildren. An “associated entity” of a related person means a firm, corporation, or other organization: (1) in which the related person holds an executive officer or other executive

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managerial position; (2) in which the related person owns a 10 percent or greater equity interest; or (3) that engages in a transaction or series of transactions with Regions from which the related person receives a measurable financial benefit.
Certain types of transactions are excluded from the category of related person transactions and are not subject to this policy even if the amount of the transaction exceeds $120,000. For example, a related person transaction does not include any transaction that involves services of a public utility at rates or charges fixed in conformity with law or governmental authority.
Each Director and executive officer is required to provide the Chief Legal Officer or Chief Governance Officer at least once a year, and update from time to time throughout the year, a list of their immediate family members and associated entities, the associated entities of their immediate family members, and additional information elicited for administration of this policy. The Chief Governance Officer maintains a master list of related persons and their associated entities, and distributes it to the heads of, or key associates in, functional areas of responsibility that include accounts payable, properties, procurement, and certain other business groups, who will use the information to identify potential related person transactions in order to effectuate this policy.
Any related person transaction is subject to either advance notification procedures (if identified in advance) or ratification notification procedures. In either case, the related person must provide to the Chief Legal Officer or Chief Governance Officer notice of the facts and circumstances of the transaction for assessment and evaluation.
The Chief Legal Officer or Chief Governance Officer will assess whether the transaction is subject to this policy. If it is determined that the transaction is a related person transaction, it will be submitted to the NCG Committee for consideration at the next NCG Committee meeting. If it is not practicable to wait until the next NCG Committee meeting, the transaction is submitted to the Chair of the NCG Committee for prompt consideration. The NCG Committee, or its Chair, will consider the relevant facts and circumstances of the related person transaction.

Factors Used in Assessing Related Person Transactions
•The benefits to Regions;
•The impact on a Director’s independence, in the event the related person is a Director, an immediate family member of a Director, or an entity in which a Director is a partner, shareholder, or executive officer;
•The availability of other sources for comparable products or services;
•The terms of the transaction;
•The terms of the transaction which are available to unrelated third parties or to associates generally; and
•Whether the potential related person transaction is consistent with the Code of Conduct.

Any Director or executive officer who is or whose immediate family member is the subject of the relevant transaction is not permitted to participate in the review, consideration, or approval of the related person transaction.
The NCG Committee (or its Chair) is authorized to approve or ratify those related person transactions that are in, or are not inconsistent with, the best interests of Regions and its shareholders, and that are consistent with the Code of Conduct, as the NCG Committee or its Chair determines in good faith. Other related person transactions should be disapproved by the NCG Committee (or its Chair) and should not be entered into or continued by Regions. The NCG Committee (or its Chair) will report the decision to the Chief Legal Officer, who will report the decision to the appropriate Regions personnel.
This policy also grants the NCG Committee the authority to address situations in which a related person transaction subject to this policy is initiated and is subsequently disapproved.
The NCG Committee will annually review and consider any previously approved or ratified related person transactions that remain ongoing.
Regulation O Policies and Procedures. We maintain additional policies and procedures to help ensure our compliance with the Federal Reserve’s Regulation O. This regulation imposes various conditions on a bank’s extension of credit to Directors, executive officers, principal shareholders, and their related interests. Any such extensions of credit must comply with our Regulation O policies and procedures.
Our Regulation O policies and procedures require that:
•Extensions of credit (including interest rates and collateral) to Directors, executive officers, principal shareholders, and their related interests must be made on substantially the same terms as those prevailing at the time for comparable transactions with persons or parties who are not covered.
•The covered extension of credit must be made following credit underwriting procedures no less stringent than those prevailing at the time for comparable transactions with non-covered persons or parties. The extension of credit may not involve more than the normal risk of repayment or present other unfavorable features.
•The amount of covered extensions of credit do not exceed individual and aggregate regulatory lending limits, depending on the identity of the borrower and the nature of the loan.
Our wholly-owned subsidiary, Regions Bank, requires that any request for an extension of credit from a Director, executive officer, or principal shareholder or their immediate family member be reviewed by Credit Risk Governance & Policy Compliance to determine compliance with our policies and procedures. All requests that fall under Regulation O require the approval of the Financial Risk Executive. If a request would result in an aggregate credit extension of more than $500,000 to a covered individual or entity (including their related interests), a majority of the board of directors of Regions Bank must pre-approve it. Reports of all extensions of credit made under Regulation O are provided to the Regions Bank board in compliance with the regulation.

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All of our extensions of credit to our Directors, executive officers, principal shareholders, and their related interests:
•Comply with our Regulation O policies and procedures;
•Are made in the ordinary course of business;
•Are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Regions; and
•Do not involve more than the normal risk of collectability or present other unfavorable features.
Transactions with Directors

The following chart reflects transactions, as applicable, between Regions and:
•our non-management Directors or their immediate family members;
•a company or charitable organization of which the non-management Director or the Director’s immediate family member is, or was during 2020, a partner, officer, or employee; or
•a company in which the non-management Director or the Director’s immediate family member holds a significant ownership position.
All of these transactions were considered by our Board in making its determination with respect to each of our non-management Directors’ independence.

	“Ordinary Course” Customer Relationships (1)	Loans or Extensions of Credit (2)	Charitable Contributions (3)	Nonmaterial Relationships (4)	Family Relationships (5)
Carolyn H. Byrd	●	●	None	None	None
Don DeFosset	None	None	●	None	None
Samuel A. Di Piazza, Jr.	●	None	None	●	None
Zhanna Golodryga	●	None	None	None	None
John D. Johns	●	●	●	●	None
Ruth Ann Marshall	●	None	None	●	None
Charles D. McCrary	●	●	●	●	None
James T. Prokopanko	None	None	None	●	None
Lee J. Styslinger III	●	●	●	●	None
José S. Suquet	None	None	None	None	None
Timothy Vines	●	●	●	●	None
(1)    “Ordinary Course” customer relationships are transactions or relationships with Regions that are established and administered on terms and conditions no more favorable than those afforded to any similarly situated customer. Director Styslinger and his immediate family members paid an aggregate amount of approximately $195,000 in fees related to trust and wealth management accounts during 2020.
(2)    Includes a loan or extension of credit, including credit card accounts, that was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons; involves no more than the normal risk of collectability; and presents no other unfavorable features.
(3)    Directors serve solely as a member of the board of directors of a charitable organization to which Regions or its subsidiaries made charitable contributions of less than the greater of $1 million or 2% of such organization’s consolidated gross revenues.
(4)    Nonmaterial relationships include (a) service as only a director by Director Di Piazza at AT&T; Director Styslinger at Workday; Directors Di Piazza, Johns, Marshall, McCrary, Prokopanko, and Styslinger at companies having ordinary course customer relationships with Regions; (b) Regions’ arm’s-length business relationships with BCBSAL, for whom Director Vines serves as an executive officer; and (c) Directors Prokopanko and Styslinger’s common service on the board at Vulcan Materials Company.
(5)    No immediate family relationship exists between any of our Directors or executive officers and any other Directors or executive officers.
Other Business Relationships and Transactions

Certain Directors and executive officers and their affiliates, other related persons and their affiliates, and beneficial owners of more than 5 percent of Regions common stock and their affiliates were customers of, and had transactions with, Regions and our subsidiaries in the ordinary course of business during 2020, and additional transactions may be expected to take place in the ordinary course of business. As previously noted, included in such transactions are outstanding loans and commitments from Regions Bank, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Regions, and did not involve more than the normal risk of collectibility or present other unfavorable features.
Other business relationships. We have entered into other business relationships with entities known to or reasonably believed by us to own more than 5 percent of our common stock. These relationships are in the ordinary course of business and are described below:
BlackRock. BlackRock, Inc. and subsidiaries (“BlackRock”) are the beneficial owners of more than 5 percent of our common stock. On October 14, 2011, Regions entered into an amended and restated agreement (the “BlackRock Agreement”) with

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BlackRock Financial Management, Inc. (“BlackRock Financial”), a subsidiary of BlackRock, for BlackRock Financial to provide risk management and advisory services for Regions’ mortgage servicing rights portfolio and their proprietary trading, portfolio management and risk reporting system for Regions’ investment portfolio. The current term of the BlackRock Agreement will expire in December 2022 and is scheduled to be renewed for successive two-year terms unless otherwise terminated. The BlackRock Agreement provides that Regions will pay BlackRock Financial a fee of $2.75 million per year plus an additional fee depending on the size of the covered portfolios. Regions paid BlackRock Financial approximately $2.87 million in 2020.
On January 1, 2017, Regions Bank entered into a Services Agreement with BlackRock Investments, LLC and BlackRock Advisors, LLC that established policies and procedures to allow Regions to perform services as a distributor/intermediary for its clients with respect to their funds. In 2020, BlackRock paid nominal fees to Regions for performing these services.
On July 30, 2013, Regions entered into agreements, as amended, with Cachematrix Software Solutions, LLC (“Cachematrix”) whereby Cachematrix provides Regions a financial technology platform and related services that simplify the cash management process for Regions and its corporate clients. The current term of the agreement for such platform will expire on January 31, 2023. After Regions had entered into these agreements with Cachematrix, BlackRock Financial subsequently acquired Cachematrix in July of 2017 as a wholly-owned subsidiary of the former. Regions paid Cachematrix approximately $288,750 in 2020.
The Regions Financial Corporation Retirement Plan had invested approximately $281.07 million in BlackRock funds as of December 31, 2020 and paid investment management fees of approximately $47,000 in 2020. Trust accounts held at
Regions Bank have invested approximately $1.20 billion in BlackRock-sponsored marketable securities as of December 31, 2020. Regions does not receive any revenue share, fees, or commissions for client accounts invested in these securities. Additionally, in 2020, affiliates of BlackRock paid Regions fees and interest on credit facilities of approximately $1.00 million.
These relationships commenced before BlackRock became the beneficial owner of more than 5 percent of Regions’ common stock and are expected to continue.
State Street. State Street Corporation and affiliates (“State Street”) are the beneficial owners of more than 5 percent of our common stock. Trust accounts held at Regions Bank have invested approximately $283.70 million in marketable securities issued by State Street entities as of December 31, 2020. Regions does not receive any revenue share, fees, or commissions for client accounts invested in these funds.
These relationships commenced before State Street became the beneficial owner of more than 5 percent of Regions’ common stock and are expected to continue.
Vanguard. The Vanguard Group, Inc. and subsidiaries (“Vanguard”) are the beneficial owners of more than 5 percent of our common stock. Trust accounts held at Regions Bank have invested approximately $5.07 billion in marketable securities issued by Vanguard entities as of December 31, 2020. At year-end 2020, benefit plans sponsored by Regions Bank have invested approximately $312.88 million in mutual funds offered by Vanguard entities. Regions does not receive any revenue share, fees, or commissions for client accounts invested in these funds.
These relationships commenced before Vanguard became the beneficial owner of more than 5 percent of Regions’ common stock and are expected to continue.
Compensation Consultant Disclosure

Since 2012, the CHR Committee has retained Cook & Co. to provide independent information and consultation regarding the design and implementation of our executive compensation programs. Cook & Co. is a nationally recognized compensation consulting firm and is engaged by and performs work solely for the CHR Committee. The duties and services provided by Cook & Co. are more fully described in the CD&A.
It is the CHR Committee’s view that its compensation consultant and any other advisors should be able to render candid and direct advice independent of management’s influence, and numerous steps have been taken to satisfy this objective.
Annually, and most recently in December 2020, the CHR Committee considers the independence of Cook & Co. in light of current SEC rules and NYSE listing standards. The CHR Committee requested and received a letter from Cook & Co. addressing its independence, including the following factors:
•other services provided to Regions by Cook & Co.;
•fees paid by Regions as a percentage of Cook & Co.’s total revenue;
•policies or procedures maintained by Cook & Co. that are designed to prevent a conflict of interest;
•any business or personal relationships between the individual consultants involved in the engagement and a member of the CHR Committee;
•any Regions equity securities owned by the individual consultants involved in the engagement and certain of their family members; and
•any business or personal relationships between Regions’ executive officers and Cook & Co. or the individual consultants involved in the engagement.
The CHR Committee discussed these considerations and concluded the work of Cook & Co. did not raise any conflict of interest.

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Compensation Committee Interlocks and Insider Participation

Directors who served on Regions’ CHR Committee at any time during 2020 are listed to the right. None of the executive officers of Regions currently serves or served during 2020 on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on Regions’ Board or CHR Committee.
No member of the CHR Committee is now, or has been, an officer or employee of Regions. No member of the CHR Committee had any relationship with Regions or any of its subsidiaries during 2020 pursuant to which disclosure would be required under applicable SEC rules pertaining to the disclosure of transactions with related persons.

CHR Committee Members During 2020
Don DeFosset
Samuel A. Di Piazza, Jr.
Zhanna Golodryga
Ruth Ann Marshall
Timothy Vines

Committees of the Board of Directors

Our Board has established the following four standing committees:

•Audit Committee •CHR Committee	•NCG Committee •Risk Committee
Each of these committees meets on a regular basis and operates under separate written charters approved by the Board. Each standing committee reviews and reassesses its charter on an annual basis. Moreover, each committee performs an annual self-evaluation to determine whether such committee is functioning effectively and fulfilling its duties as prescribed by its charter. Each committee may form, and delegate authority to, subcommittees or, alternatively, delegate authority to one or more committee members.
We describe the key responsibilities of the Board’s four standing committees on the following pages. The descriptions of the committee functions in this proxy statement are qualified by reference to the committees’ respective charters and our relevant By-Law provisions.
The Board has also established an Executive Committee, which has the authority and responsibility to exercise, during the intervals between meetings of the Board, all the powers and authority of the Board in its oversight of the business and affairs of the Company, to the extent permitted by applicable law and the Company’s By-Laws. The Executive Committee meets on an as-needed basis between regular Board meetings.
Our By-Laws authorize the Board to create other committees as needed.
The charters for the four standing committees, as well as for the Executive Committee, are available on our website at ir.regions.com/governance.

Committee Composition

Each Director serving on any one of Regions’ four standing committees has been determined to be independent. Also identified are the Directors who have been determined by our Board to be an Audit Committee Financial Expert, as defined under SEC regulations, or a Risk Committee “risk management expert,” within the meaning of the Federal Reserve’s Regulation YY.
Cross-committee membership is a consideration when the NCG Committee recommends committee member assignments to the Board. The Independent Chair of the Board serves as a non-voting ex-officio participant of each standing committee and attends the majority of those committee meetings.
The Chairs of the CHR Committee and NCG Committee serve on each other’s committees. The Chairs of the Audit Committee and Risk Committee generally meet in advance of in-person meeting cycles and attend as many of the other’s committee meetings as possible. To provide further opportunities for cross-committee membership, most Directors serve on multiple committees. Further, all Directors have access to all committee materials and are invited to attend all committee meetings, regardless of their committee membership.
The members of the Board’s Executive Committee are the Independent Chair of the Board, each of the standing committee Chairs, and the CEO.

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The following table indicates the current members and Chairs of each of the four standing Board committees:

	Audit	CHR	NCG	Risk
Carolyn H. Byrd	Chair
Don DeFosset		Chair	Member
Samuel A. Di Piazza, Jr.	Member	Member
Zhanna Golodryga		Member		Member
John D. Johns				Chair
Ruth Ann Marshall		Member	Chair
Charles D. McCrary	Non-voting ex-officio participant of each Standing Committee
James T. Prokopanko			Member	Member
Lee J. Styslinger III			Member	Member
José S. Suquet	Member			Member
John M. Turner, Jr.
Timothy Vines	Member	Member
Number of standalone meetings held in 2020	12	9	5	4

Audit Committee Financial Expert
Risk Committee Risk Management Expert
Independent Chair of the Board
Executive Committee Member

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Audit Committee

Message from the Audit Committee Chair
The Audit Committee has continued to enhance its practices and carry out its critical responsibility to provide oversight of Regions’ financial reporting process, including assessing risks and complying with legal and regulatory requirements. The COVID-19 pandemic brought unique challenges to the forefront of the industry and highlighted a need for strong governance. During 2020, as the Audit Committee Chair, I received frequent updates to changes in the internal audit plan to address the challenges presented by the pandemic. Further, I met regularly with the leadership team from Internal Audit, executives, and other members of management, as well as the independent auditing firm to preview meeting topics and materials and to gain valuable insight on the scope and results of audit activities.
The Audit Committee focused on the estimation of the Allowance for Credit Losses, as well as other critical accounting estimates impacted by the pandemic. There was also focus on ensuring the Company appropriately presented and disclosed the risks associated with the pandemic. In addition, the Company’s acquisition of Ascentium Capital, LLC and the adoption of the CECL accounting standard were actively monitored throughout 2020. The Audit Committee received regular updates on critical accounting estimates such as the allowance for credit losses, fair value measurements, intangible assets including goodwill, residential mortgage servicing rights and income taxes. Other specialty or Board-requested presentations covered topics such as the fraud and collections control environment, privacy, customer transparency initiative, and new accounting standards updates.
Focused training was provided to the Audit Committee to help with its oversight on current and emerging matters. Educational sessions included topics such as CECL, cybersecurity insights and governance, data privacy, enterprise resilience, and the regulatory landscape.
The Audit Committee, through hard work and frequent communication, worked with management to ensure oversight of sound practices throughout a difficult 2020.
– Carolyn Byrd

Meetings in 2020	Key Responsibilities:
12 plus 1 joint meeting with the Risk Committee
•Assist and advise the Board in monitoring:
–Integrity of the Company’s financial statements and the financial reporting process, including matters relating to internal accounting and financial controls
–Independent auditor’s qualifications and independence
–Performance of the Company’s internal audit function and independent auditor
–Compliance with legal and regulatory requirements
•Appoint, retain, or replace and oversee the work and compensation of the independent auditor
•Pre-approve all auditing services and, subject to certain de minimis exceptions, permitted non-audit services to be performed by the independent auditor
•Discuss with management the (i) Company’s major financial risk exposures and (ii) steps management has taken to monitor and control such exposures
•Review and discuss financial statements and disclosures that will be filed with the SEC and related matters and judgments
•Review and discuss non-GAAP treatment of financial information and the use of such treatment with management
•Oversee, review, and evaluate the Company’s relationship with the independent auditor and the independent auditor’s performance and independence
•Consider whether, in order to assure continuing auditor independence, there should be regular rotation of the independent auditor
•Oversee the Company’s internal audit function, including its planned activities, results of completed activities, budget, and staffing

Members
Carolyn H. Byrd (Chair)
Samuel A. Di Piazza, Jr.
José S. Suquet
Timothy Vines
Each member of the Audit Committee has been determined to meet the independence requirements of applicable law, the NYSE, and Regions’ Corporate Governance Principles.
Each member of the Audit Committee has been determined to be financially literate and an audit committee financial expert.
The Audit Committee Report can be found on page 31.

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Compensation and Human Resources Committee

Message from the CHR Committee Chair
In 2020, the CHR Committee continued its oversight of executive compensation and HCM. The CHR Committee worked with management to establish appropriate, challenging corporate performance incentive goals that support the Company’s strategy and directly impact NEO compensation. The CHR Committee also continued its oversight of total rewards, corporate culture, DEI, talent management, management succession planning, and associate conduct.
In light of the COVID-19 pandemic, the CHR Committee emphasized associate well-being. With the oversight and guidance of the CHR Committee, Regions implemented measures to help protect associate safety. These measures included, but were not limited to, providing COVID-19 testing and related treatment at no cost to associates, enhancing paid leave and telehealth benefits, providing face coverings for all associates, and reducing occupancy levels and enhancing operational practices to protect social distancing. Regions also provided additional compensation for branch, contact center, and certain other operationally essential associates.
Through its oversight, the CHR Committee strives to strengthen the effectiveness of our HCM strategies and alignment with our corporate culture and long-term strategic priorities.
– Don DeFosset

Meetings in 2020	Key Responsibilities:
9, plus 1 joint meeting with the Risk Committee.
•Assist and advise the Board in:
–Fulfilling its responsibilities relating to the compensation of the executive officers
–Ensuring that all executive compensation is fair, appropriate, reasonable, and in compliance with all relevant regulations
•Regarding the Company’s compensation plans and programs:
–Oversee and monitor the plans and programs to determine whether they are properly aligned with the Company’s strategic and financial objectives
–Ensure that such plans and programs are supportive of the Company’s risk appetite and tolerances established by the Board
–Establish and maintain the appropriate processes and procedures and engage sufficient personnel to manage compensation-related risks
•Review and approve all Company goals and objectives relevant to the CEO’s compensation and evaluate the CEO’s performance in light of those goals and objectives
•Determine and approve the CEO’s compensation; approve the compensation of the executive officers and certain other senior officers
•Establish and administer performance goals and certify when performance goals have been attained
•Review and approve any employment agreement, new hire award, or payment proposed to be made with any proposed or current executive officer
•Ensure that the compensation and other incentives granted to the Chief Risk Officer are consistent with providing an objective assessment of the risks taken by the Company, in consultation with the Risk Committee
•Review and approve any severance; change-in-control; or similar termination agreement, award, or payment proposed to be made to any current or former executive officer
•Approve any new equity compensation plan or any material change to an existing plan where shareholder approval is not required
•Review and make recommendations as to the form and amount of Director compensation and the stock ownership guidelines for Directors
•Oversee the Company’s HCM, including but not limited to total rewards, corporate culture, talent management, management succession, and DEI practices
•Oversee CEO succession planning and ESG matters related to HCM in coordination with the NCG Committee
•Oversee corporate culture with a focus on 1) the alignment of culture and human capital management with the Company’s corporate strategy and 2) ensure management’s efforts and programs foster and support a company-wide culture of ethical decision making
•Oversee the Company’s Code of Conduct and any other programs related to ethics, business conduct, or conflicts of interest

Members
Don DeFosset (Chair)
Samuel A. Di Piazza, Jr.
Zhanna Golodryga
Ruth Ann Marshall
Timothy Vines
Each member of the CHR Committee has been determined to meet the independence requirements of applicable law, the NYSE, and Regions’ Corporate Governance Principles.
Under its charter, the CHR Committee may delegate all or a portion of the authority, duties, and responsibilities assigned to it, other than those specifically assigned to the committee through rules and regulations, to the CEO or a subcommittee.
With respect to the management and administration of the Company’s employee benefit plans, the CHR Committee has delegated certain responsibilities to management’s Benefits Management and Human Resources Committee.
Further, the CEO has delegated authority to determine and approve annual grants to key associates under the LTIP, subject to annual grant program guidelines.

The CHR Committee Report can be found on page 70.

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Nominating and Corporate Governance Committee

Message from the NCG Committee Chair
Throughout 2020, the NCG Committee has diligently exercised its oversight responsibilities, particularly with respect to the various components that make up the broad concept of ESG. For example, during the summer of 2020, the NCG Committee oversaw the publication of an overhauled integrated Annual Review & ESG Report, which included a TCFD “mini-disclosure.” Also, over the summer, the Company released revamped versions of its Human Rights Statement and Supplier Code of Conduct. To assist in shareholders’ and others’ ESG research into the Company, Regions also launched an online “ESG Resource Center” to gather our various ESG documents in one place. By continually enhancing the Company’s disclosures, shareholders are provided with more of the information they are seeking.
The tumultuous events of 2020 shined a spotlight on companies’ corporate governance. Importantly, the past year demonstrated that having proper governance practices established before a crisis better ensures that a company will be in a stronger position to weather the storm. The NCG Committee is proud of the strong governance framework that was in place prior to the beginning of the pandemic and social unrest that allowed the Board and executive management to respond swiftly and efficiently.
As we begin our journey into 2021, the NCG Committee remains focused on overseeing robust ESG practices and disclosures, particularly as these continue growing in importance with the Company’s shareholders.
– Ruth Ann Marshall

Meetings in 2020	Key Responsibilities:
5
•Assist and advise the Board in:
–Identifying, considering, and evaluating individuals qualified to become Board members
–Establishing and maintaining effective corporate governance policies and practices, including developing and recommending to the Board a set of corporate governance principles applicable to the Company
–Exercise general oversight with respect to corporate governance
–Leading the Board and committees in reviewing and Company’s activities and practices regarding ESG matters that are of significance to the Company and its stakeholders
–Overseeing the Board’s succession planning process
•Oversee the Company’s and Directors’ engagement with institutional shareholders, proxy advisors, and other interested parties and assess feedback with respect to corporate governance and related matters
•Monitor Directors’ service on other boards to ensure that each Director has adequate time to appropriately serve on Regions’ Board
•Review and assess the Company’s Corporate Governance Principles
•Oversee the Company’s significant practices and reporting with respect to ESG, including reviewing the Company’s ESG strategy, initiatives, and policies and receiving updates from members of management responsible for those activities
•Facilitate and oversee the Board’s self-evaluation process
•Review and oversee the Company’s CEO succession planning in coordination with the CHR Committee
•Oversee proposed amendments to the Company’s Certificate of Incorporation and By-Laws and the Board committee charters

Members
Ruth Ann Marshall (Chair)
Don DeFosset
James T. Prokopanko
Lee J. Styslinger III
Each member of the NCG Committee has been determined to meet the independence requirements of applicable law, the NYSE, and Regions’ Corporate Governance Principles.

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Risk Committee

Message from the Risk Committee Chair
Consistent with the expectations set forth in its charter, the Risk Committee has effectively established parameters and tolerances for risk-taking by the Company. The Risk Committee has monitored these parameters and tolerances extensively over 2020 to ensure the Company remains in alignment with our established risk appetite during a period of heightened stress. In response to the pandemic, the Risk Committee has provided focused oversight of credit risk, including credit policy and underwriting, credit quality and trends, and the impact of new accounting guidance to the allowance for credit losses. In addition, the Risk Committee has monitored the impact of the pandemic to capital adequacy, business resiliency, model performance, and the control environment, and has overseen the deployment of customer relief programs. While the Company’s pandemic response was paramount, the Risk Committee also effectively monitored other key risks to the Company over the last year, including, but not limited to, customer privacy and fair banking, interest rate risk management, data governance, cyber and information security, and third-party risk management, as well as recurring reviews of risk factors associated with business changes made in connection to the Company’s strategic priority to Continuously Improve. Moreover, the Risk Committee has and will continue to monitor risk culture and associate health and well-being in a period of significant social and political unrest.
The Risk Committee also completed in 2020 its annual self-evaluation process based on leading corporate governance principles to evaluate elements such as committee structure, composition, and oversight. The results of the evaluation demonstrate that we have strong membership with diverse backgrounds and skill sets that contribute to the effectiveness of the Risk Committee overall.
The Risk Committee will continue to work with management and outside experts with the goal of ensuring prudent and effective risk oversight of the Company within the fast-paced and ever-changing financial services industry.
– Johnny Johns

Meetings in 2020	Key Responsibilities:
4, plus 1 joint meeting with the Audit Committee and 1 joint meeting with the CHR Committee
•Oversee the Company’s enterprise-wide risk-management framework, including policies, strategies, and systems established by management to identify, measure, mitigate, monitor, and report major risks, including emerging risks and other enterprise risks
•Establish the Board’s risk appetite parameters to be used by management to operate the Company within the Enterprise Risk Appetite Statement
•Monitor the Company’s performance to ensure alignment with the tolerance levels articulated in the Enterprise Risk Appetite Statement
•Ensure that the compensation of the Chief Risk Officer is consistent with providing an objective assessment of the risks taken by the Company
•Approve, at least annually, the contingency funding plan that sets out the Company’s strategies for addressing liquidity needs during liquidity stress events
•Oversee the Company’s credit risk rating system and approaches to asset/liability management, including trading and derivatives activities
•Oversee the Company’s Credit Review function, including approving the appointment of the Director of Credit Review and reviewing their performance and compensation
•Supervise the Company’s efforts to address operational risk, which include information technology/security activities, disaster recovery, business resiliency, crisis management, and third-party risk management
•Monitor and oversee the Company’s compliance risk program, including BSA/AML/OFAC activities, and compliance with other legal and regulatory obligations
•In coordination with the NCG Committee, oversee matters related to environmental and social risk management, such as climate change

Members
John D. Johns (Chair)
Zhanna Golodryga
James T. Prokopanko
Lee J. Styslinger III
José S. Suquet
Each member of the Risk Committee has been determined to meet the independence requirements of applicable law, the NYSE, and Regions’ Corporate Governance Principles.
Directors Johns and Suquet were each determined to be a “risk management expert” within the meaning of the Federal Reserve’s Regulation YY.

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OWNERSHIP OF REGIONS COMMON STOCK

As of the Record Date, Regions had issued 1,001,706,708 shares of common stock, of which 960,674,032 shares were outstanding and 41,032,676 shares were held as treasury stock. Treasury stock cannot be voted.
Shareholders are entitled to one vote for each share on all matters to come before the annual meeting. Only common shareholders of record at the close of business on the Record Date will be entitled to vote at the annual meeting or any adjournment or postponement thereof.
Holders of our Depositary Shares, representing a 1/40th interest in a share of our Non-Cumulative Perpetual Preferred
Stock, Series A (the “Class A Depositary Shares”) or representing 1/40th interest in a share of our Non-Cumulative Perpetual Preferred Stock, Series B (the “Class B Depositary Shares”) or representing 1/40th interest in a share of our Non-Cumulative Perpetual Preferred Stock, Series C (the “Class C Depositary Shares”) or representing 1/100th interest in a share of our Non-Cumulative Perpetual Preferred Stock Series D (the “Class D Depositary Shares”) are not entitled to vote at the annual meeting. As of the Record Date, 20,000,000 Class A Depositary Shares, 20,000,000 Class B Depositary Shares, 20,000,000 Class C Depositary Shares, and 350,000 Class D Depositary Shares were issued and outstanding.
Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of our common stock by any shareholder known to us to own more than 5 percent of the outstanding shares of our common stock as of December 31, 2020. The number of shares of our outstanding common stock indicated in the table are as reported by the respective shareholder in its most recent Schedule 13G filed with the SEC, and the percentage of our outstanding common stock stock is calculated as of the Record Date:

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Common Shares	Percent of Class
BlackRock, Inc. (and subsidiaries) (1) 55 East 52nd Street New York, New York 10055	85,447,278	8.89%
State Street Corporation (and subsidiaries) (2) One Lincoln Street Boston, Massachusetts 02111	55,967,406	5.83%
The Vanguard Group, Inc. (and subsidiaries) (3) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	113,578,234	11.82%
(1) This information was derived from the Schedule 13G filed on February 1, 2021, by BlackRock, Inc. and subsidiaries, which states that BlackRock, Inc. has sole voting power over 75,935,314 shares, sole dispositive power over 85,447,278 shares, and an aggregate amount beneficially owned of 85,447,278 shares as of December 31, 2020, which constitutes 8.89% of our outstanding common stock as of the Record Date.
(2) This information was derived from the Schedule 13G filed on February 10, 2021, by State Street Corporation and subsidiaries, which states that State Street Corporation has shared voting power over 51,144,623 shares, shared dispositive power over 55,929,881 shares, and an aggregated amount beneficially owned of 55,967,406 shares as of December 31, 2020, which constitutes 5.83% of our outstanding common stock as of the Record Date.
(3) This information was derived from the Schedule 13G filed on February 10, 2021, by The Vanguard Group, Inc. and subsidiaries, which states that The Vanguard Group, Inc. has shared voting power over 1,555,294 shares, sole dispositive power over 109,304,440 shares, shared dispositive power over 4,273,794 shares, and an aggregate amount beneficially owned of 113,578,234 shares as of December 31, 2020, which constitutes 11.82% of our outstanding common stock as of the Record Date.
    Under a determination letter from the Federal Reserve issued in 2019, Vanguard is able to acquire up to 25% of the securities of bank holding companies, banks and similar institutions without being deemed to have acquired control, and up to 15% without having to file certain notices, so long as it complies with commitments to refrain from taking specific actions that would otherwise suggest attempts to influence or control those entities. In addition, the Federal Reserve adopted rules in 2020 that revised aspects of its rules for determining whether a shareholder has controlling influence under the Bank Holding Company Act that is based on the amount of securities owned and the types of relationships that the shareholder may have with the bank, such as business relationships or board service.
Security Ownership of Directors and Executive Officers

The following table presents information about beneficial ownership of Regions equity securities as of the Record Date on February 22, 2021 by Regions’ Directors and executive officers. Unless otherwise indicated, each person has sole voting and investment power over the indicated shares. A person is deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days from the Record Date. Shares that could be acquired by a person upon the exercise of options within 60 days from the Record Date are deemed outstanding for the purpose of computing the percentage of the class of common stock owned by that person but not for computing the percentage ownership of any other person.
Most Directors have elected to defer receipt of some or all of the cash compensation they are due for services on the Board. Prior to 2021, a Director’s deferred amounts were credited to their account as notional shares of Regions common stock as

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of the time of deferral to be settled in shares of common stock at the end of the deferral period. Beginning in 2021, a Director can elect to have deferred amounts notionally invested in investments similar to those available in the Excess 401(k) Plan, in addition to Regions common stock, and all deferred amounts will be settled in cash, rather than shares of common stock, at the end of the deferral period.
As of the Record Date, the Directors and executive officers, as a group, were credited with 3,008,280 notional shares of common stock, which are included in the table as additional information in the “Additional Underlying Units” column. These may include notional shares allocated under the DDIP, share equivalents held in the Excess 401(k) Plan, RSUs, or PSUs.

Name of Beneficial Owner	Shares of Common Stock (1)	Number of Shares Subject to Exercisable Options	Total Number of Shares Beneficially Owned	Percent of Class	Additional Underlying Units (2)	Total Shares Beneficially Owned Plus Additional Underlying Units
Current Directors including Nominees for Director
Carolyn H. Byrd	88,712	0	88,712	*	100,187	188,899
Don DeFosset	126,509	0	126,509	*	29,450	155,959
Samuel A. Di Piazza, Jr.	18,731	0	18,731	*	51,687	70,418
Zhanna Golodryga	10,945	0	10,945	*	11,888	22,833
John D. Johns (3)	67,296	0	67,296	*	128,141	195,437
Ruth Ann Marshall	97,225	0	97,225	*	124,775	222,000
Charles D. McCrary	134,397	0	134,397	*	278,306	412,703
James T. Prokopanko	18,731	0	18,731	*	20,213	38,944
Lee J. Styslinger III	121,724	0	121,724	*	217,928	339,652
José S. Suquet	51,527	0	51,527	*	48,690	100,217
John M. Turner, Jr. (4)	366,492	0	366,492	*	584,492	950,984
Timothy Vines	5,590	0	5,590	*	37,207	42,797
Other Named Executive Officers (See Summary Compensation Table on pages 95-97)
David J. Turner, Jr. (5)	244,889	0	244,889	*	239,163	484,052
John B. Owen (6)	24,187	0	24,187	*	207,418	231,605
C. Matthew Lusco	176,225	0	176,225	*	182,696	358,921
Ronald G. Smith (7)	238,756	0	238,756	*	151,226	389,982
Other executive officers as a group	208,824	0	208,824	*	594,813	803,637
Directors and executive officers as a group (22 persons)	2,000,760	0	2,000,760	*	3,008,280	5,009,040
*    Less than 1 percent.
(1)    Includes share equivalents held in the 401(k) Plan.
(2)    Additional underlying units may include notional shares allocated under the DDIP, share equivalents held in the Excess 401(k) Plan, RSUs, or PSUs.
(3)    Includes 1,349 shares held by his spouse, as to which he disclaims beneficial ownership, 19,506 shares held in a trust for children which his spouse is the trustee, and 1,661 shares held in an IRA.
(4)    Includes 362,062 shares held jointly with spouse.
(5)    Includes 2,044 shares held by his spouse, and 125 shares held for his children.
(6)    Includes 24,187 shares held jointly with spouse.
(7)    Includes 512 shares held jointly with spouse.
No change-in-control of Regions occurred during 2020, meaning that no person or group acquired the ability to direct or cause the direction of management and policies of Regions through the ownership of voting securities, by contract, or otherwise, and no arrangements are known to Regions that may at a later date result in such a change-in-control of Regions.
Delinquent Section 16(a) Reports

Regions’ Directors, executive officers, Controller, and, to the extent required by SEC rules, beneficial owners of more than 10 percent of a registered class of Regions equity securities, are subject to Section 16(a) of the Exchange Act, which requires them to file reports of ownership and changes in ownership of Regions stock with the SEC.

Regions Practices. We assist our Directors, executive officers, and Controller in complying with these requirements. The reporting persons are required to furnish us copies of all Section 16(a) forms they file, and we are required to disclose in this proxy statement the failure to file these reports by any reporting person when due.

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OWNERSHIP OF REGIONS COMMON STOCK
Timeliness of 2020 Reports. Based solely on a review of the forms filed during, or with respect to, fiscal year 2020 and written representations from each reporting person, we believe that our Directors, executive officers, and Controller filed all required reports on a timely basis except for omission in Ms. Danella’s Form 3 filing (and subsequent Form 4 filings) of a nominal number of Regions shares held in a Generation Skipping Trust.
Stock Ownership Guidelines and Holding Period Requirements

We require our Directors and executive officers to own shares of our common stock because the Board believes having a financial stake in Regions more closely aligns their interests with those of our shareholders. Our Board has adopted robust stock ownership guidelines that apply to our Directors and executive officers as summarized in the following chart:

Director Stock Ownership Guidelines
Non-management Directors are expected to own shares of Regions common stock with a value equal to or in excess of 5 times the value of the cash portion of their annual retainer.

Until such time as the minimum level of stock ownership is achieved, the Director shall be required to retain 50 percent of the after-tax net shares acquired as a part of any compensatory arrangement, unless granted an exception by the NCG Committee upon showing a hardship or other special circumstances.

Executive Officer Stock Ownership Guidelines
Executive officers are required to own Regions common stock having a value that is a specified multiple of their base salary. The multiple varies based on the tier designation, which in turn reflects the executive officer’s level of responsibility and compensation. The minimum holding amount for our CEO is 6 times base salary, and the minimum holding amount for the other NEOs is 3 times base salary.

Until such time as the minimum level of stock ownership is achieved, the executive officer shall be required to retain 50 percent of the after-tax net shares acquired as a part of any compensatory arrangement, unless granted an exception by the CHR Committee upon showing a hardship or other special circumstances.

Shares counted toward the Directors’ ownership include shares purchased on the open market; shares obtained through option exercises; share equivalents held under any Director’s deferred stock plan; restricted stock or restricted stock units awarded; shares obtained through any other sources; and shares held in trust for the benefit of the Director or their immediate family members. The types of shares counted toward the executive officers’ ownership are discussed on page 93.
Currently, each Director, other than Director Golodryga, meets the Director Stock Ownership Guidelines. Director Golodryga joined the Board in January 2019, and as of Record Date, she owned 95 percent of the Director stock ownership requirement.
See the table on page 93 further describing the Stock Ownership Guidelines for our CEO and each of the other NEOs, including their compliance with the guidelines.
Anti-Hedging and Anti-Pledging

We believe it is inappropriate for any Director, executive officer, or associate to enter into speculative transactions in Regions equity securities. We prohibit the Company’s Directors, executive officers, and associates from engaging in transactions that could reduce the extent to which their equity holdings and equity compensation are aligned with shareholders’ interests. Therefore, our General Policy on Insider Trading prohibits all Directors, executive officers, and associates (and to the extent possible, outside parties who have a fiduciary duty or other relationship of trust and confidence with Regions) from engaging in any hedging transactions and short sales of our securities, as well as transactions in puts, calls, swaps, forward contracts, or other derivative securities conducted on an exchange or in any other organized market. Broad-based diversification transactions, such as mutual fund investments, are not intended to be covered by our policy. The policy is reviewed and approved by the NCG Committee on an annual basis.
None of the Company’s subsidiaries have publicly traded equity securities.
In addition, our General Policy on Insider Trading further prohibits our Directors and executive officers from purchasing Regions securities on margin or holding them in a margin account, borrowing against any account in which Regions equity securities are held, or pledging Regions equity securities as collateral for a loan. The policy also extends to “designees” of our Directors and executive officers, as well as to their Regions securities held directly or indirectly. These requirements further align executives’ interests with those of our shareholders.

No Director or executive officer has shares that are pledged or otherwise available to a lender as security, and all Directors and executive officers are in full compliance with Regions’ anti-hedging and anti-pledging policies.
For information on how our anti-hedging and anti-pledging requirements relate to our compensation decisions, see the Other Policies and Practices Impacting Compensation Decisions subsection of the CD&A.

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COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

Compensation Discussion and Analysis

On behalf of the Board of Directors, the Compensation and Human Resources Committee (the “CHR Committee”) oversees the development and administration of Regions’ compensation program for officers and key associates of senior management. As part of this responsibility, the CHR Committee has reviewed and discussed with Regions’ management the contents of the Compensation Discussion and Analysis. Based on its review and discussion, and subject to the limitations on the role and responsibility of the CHR Committee, the CHR Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into Regions’ Annual Report on Form 10-K for the year ended December 31, 2020.

Submitted by the Compensation and Human Resources Committee:

Don DeFosset, Chair	Samuel A. Di Piazza, Jr.	Zhanna Golodryga

	Ruth Ann Marshall	Timothy Vines

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How Pay is Tied to Company Performance

Throughout this Compensation Discussion and Analysis (“CD&A”), we describe our executive compensation philosophy, program, and decisions made in 2020 for our Named Executive Officers (“NEOs”):

Name	Principal Position
John M. Turner, Jr.	President and CEO (“CEO”)
David J. Turner, Jr.	Chief Financial Officer (“CFO”)
John B. Owen	Chief Operating Officer (“COO”)
C. Matthew Lusco	Chief Risk Officer (“CRO”)
Ronald G. Smith	Head of Corporate Banking Group
Linking Performance to Compensation Decisions. One of the central principles of our executive compensation program is tying pay to Company performance. At the beginning of each year, our CHR Committee of the Board sets performance goals based on our Board-approved budget and other goals related to our strategic priorities. At the end of the year, the CHR Committee compares these goals to actual results for the Company and each individual. The following is a high-level summary of our 2020 strategic priorities and achievements:
Continuous Improvement. Serving as the foundation of our 2020 strategic priorities is Continuous Improvement, a transformation priority that focuses on the following key elements: making banking easier for our customers, accelerating revenue growth, achieving greater efficiencies, and improving the associate experience. Led by Mr. Owen, we completed 21 initiatives in 2020, including:
•Digital Banking and electronic signature solutions that improve the customers’ experience across all channels;
•Third party spend reductions;
•Continued reductions in real estate square footage;
•Virtual collaboration tools to maintain strong relationships with our customers while unable to meet face to face; and
•Revenue growth initiatives including the acquisition of Ascentium Capital, an equipment finance lender; and analytical tools for our Wealth and Commercial bankers.
Focus on the Customer. Throughout the year, we remained committed to meeting our customers’ needs in a rapidly changing environment. As the pandemic began, our teams remained nimble, adopting new practices and operating models so our customers and communities could receive the advice and guidance they needed. We are proud that during this unprecedented time, Regions was ranked first in the J.D. Power 2020 U.S. Online Banking Satisfaction study, was recognized by Greenwich Associates as a Standout Commercial Bank Amid Crisis for providing superior client support through the 2020 COVID-19 pandemic, and received 13 Greenwich Associates Greenwich Excellence Awards for Small Business and Middle Market Banking.
Strengthen Financial Performance. Throughout 2020, we delivered strong financial results, controlled expenses, and proactively managed risks. While our Company successfully navigated the COVID-19 pandemic, we ended the year with solid financial results highlighted below (for the adjusted efficiency ratio reconciliation see page 50 in Regions’ Annual Report on Form 10-K for the year ended December 31, 2020, and for the remaining non-GAAP measures see reconciliations in Appendix A):
•Reported net income available to common shareholders of $991 million and earnings per diluted share of $1.03;
•Reported total revenue increased by 7 percent and 5 percent on an adjusted basis (non-GAAP);
•Generated the highest pre-tax pre-provision income (non-GAAP) in more than a decade with an 11 percent increase compared to 2019 and a 9 percent increase on an adjusted basis (non-GAAP);
•Generated positive operating leverage of 2.7 percent on a reported basis and 2.6 percent on an adjusted basis (non-GAAP); and
•Realized a 150 basis point improvement in our efficiency ratio to 57.5 percent; and a 140 basis point improvement in our adjusted efficiency ratio (non-GAAP) to 56.6 percent.
Enhance Risk Management. Risk management is the responsibility of every Regions associate. As such, we are committed to maintaining a culture of risk ownership and awareness where each associate is responsible for identifying and prudently managing our Company’s risks.  In 2020, we continued to enhance our risk management framework and strengthen our risk culture by:
•Investing in people, processes, and technology to continuously improve our risk management capabilities;
•Leveraging technology, automation, innovation, data, and analytics to drive increased efficiency and effectiveness of our risk management tools, programs, and testing;
•Promoting soundness, profitability, and growth through a disciplined credit culture; and
•Maintaining focus on recruiting, developing and retaining key risk management associates.
In 2020, we maintained strong risk governance processes, which helped to ensure our risk management framework appropriately identified and managed all material risks to the company, including environmental and social risks, as well as risks associated with adapting to a largely remote work environment. A strong credit risk governance program supported continuous credit portfolio management activities, including the early identification of high risk industries and exposures impacted by the COVID-19 pandemic, as well as proactive support of customers through various customer assistance programs and the execution of government sponsored stimulus programs.  We also continued making investments in advancing our BSA/AML/OFAC technology solutions, our overall modeling and data analytics capabilities,

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COMPENSATION DISCUSSION AND ANALYSIS
and our suite of predictive risk and early warning indicators and mechanisms in an effort to drive increased effectiveness and efficiency of our risk management tools, programs, and testing.
Build the Best Team. The pandemic provided Regions the opportunity to bring our mission and values to life while also demonstrating our commitment to keep our teammates and customers safe. We put that commitment into action during this unprecedented time:
•Developed strategy to support impacted associates who were infected or exposed to the virus, conducted contact tracing efforts, and implemented an expanded leave policy and process to ensure associate safety remained the top priority;
•Expanded health benefits to associates, including wellness and mental health resources, increased telehealth benefits and no-cost COVID testing and treatment through Regions benefits plans;
•In addition to expanded quarantine and personal leave programs, we also offered a special paid time off purchase plan and additional compensation to front-line associates;
•Added provisions to the 401(k) and flexible spending account plans through the CARES Act and offered free legal resources;
•Scored 100% on the Corporate Equality Index, that measures corporate policies related to LGBTQ+;
•Named a Military Friendly Employer by the US Department of Defense;
•CEO signed the Valuable 500 pledge in support of workplace inclusion of those with disabilities;
•Organization responded well to the social unrest during the Summer of 2020, including CEO communication, Diversity Network hosted associate table talks on race and racism, Week of Understanding --- leader led dialogue on race, and CEO listening sessions; and
•Launched peer mentoring initiative called Expanding My Circle, that is being piloted with our diverse talent.
In March 2020, Regions was awarded the sixth consecutive Exceptional Workplace Award by Gallup. This award recognizes organizations that are devoted to cultivating a culture of engagement and that know that investing in people is the key to performance excellence and high engagement. Regions was one of 38 winners across the world to receive this award for our commitment to creating and sustaining an engaged workforce where associates can do what they do best every day and live their best lives. Despite the ongoing pandemic and challenges to the operating environment, results from the 2020 Associate Engagement survey conducted in September showed an increase in the Grand Mean score for the organization when compared to the prior survey results. In particular, Engagement items related to associates’ perceptions of care and having their opinions count showed the highest scoring results for those items in Regions’ eight year history of the survey.
Focused execution on these strategic priorities, with an emphasis on building a culture of continuous improvement despite a challenging interest rate and credit environment, led to Company performance that was slightly above target expectations in 2020.
These accomplishments are reflected in pay decisions made by the CHR Committee. The following table summarizes key components of pay and decisions related to those components, as well as the impact of performance on the compensation of our NEOs:

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Compensation Component	Key Decisions Made and the Impact of Performance on Decisions
2020 Base Salaries	Two NEOs received a base salary increase, our CEO, Mr. J. Turner, and the Head of Corporate Banking Group, Mr. Smith. After consideration of performance, market benchmark data for the roles, and in consultation with its independent compensation consultant, the CHR Committee increased Mr. J. Turner’s and Mr. Smith’s base salary by 2.6 percent and 6 percent, respectively, in early 2020.
Annual Cash Incentive Compensation Awards	Our performance against goals set at the beginning of 2020 generated annual incentive payments slightly above target. In recognition of his performance as COO, the short-term incentive target opportunity increased for Mr. Owen. The target incentive opportunity for other NEOs remained at the prior year’s level. Additionally, the CHR Committee reviewed corporate performance, noting that diligent execution of our strategic plan in a challenging credit and interest rate environment yielded a result of 101 percent of target expectations. The 2020 annual incentive plan was not adjusted or modified as the result of the COVID-19 pandemic.
Long-Term Incentives
The COVID-19 global health pandemic impacted the timing and design of the long-term incentive grants made in 2020. Consistent with previous years, the grants were divided equally among restricted stock units, performance share units, and performance cash units. For the current year grants, long-term incentive performance is being measured on the absolute and relative performance of ROATCE. With consideration given to performance, individual contribution, and benchmark data, the CHR Committee approved a $100,000 increase to the long-term incentive target for Mr. Owen and a $625,000 increase for Mr. J. Turner. While the CHR Committee considers the grants made in 2020 to be current-year compensation, it is important to also recognize and evaluate the impact of performance on prior years’ awards in ensuring executive compensation is in line with performance.

To that end, the CHR Committee approved an adjustment to the performance measurement methodology of the 2018-2020 Long Term Incentive Plan performance-based grants in response to the volatility and challenges related to the COVID-19 pandemic. The CHR Committee determined that two-thirds of the final result would be calculated based on pre-pandemic performance (as of the end of 2019) under the originally approved plan (i.e. measurement of both absolute and relative EPS growth and ROATCE), and the remaining one-third of the performance results would be calculated using the originally approved plan metrics (EPS growth and ROATCE) but evaluating performance on a relative-to-peers basis for the full three-year period 2018-2020. This resulted in award payouts of 99 percent of target. This approach was determined by the CHR Committee as a fair and balanced outcome based on our projected payout prior to the impact of the COVID-19 pandemic, the unanticipated and dramatic impact the pandemic had on our pre-established absolute goals, while still holding management accountable for performance against peers facing similar business conditions for the entire 3-year period.

More information regarding long-term incentive compensation can be found on pages 83 - 87.

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COMPENSATION DISCUSSION AND ANALYSIS
Summary of our Pay-for-Performance Decisions for 2020

Below is a graphic representation of our 2020 pay elements highlighting the performance-based nature of our compensation programs. Compensation for our NEOs is highly correlated to performance and heavily weighted toward compensation components directly connected to the interests of our shareholders. Detailed discussions of each of these elements can be found in the subsection entitled 2020 Compensation Decisions — What We Paid and Why.

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Compensation Philosophy and Objectives

Our compensation and benefit programs operate under the guidance and oversight of the CHR Committee. The CHR Committee is responsible to the Board for approving Regions’ executive compensation objectives and ensuring that the compensation programs and policies of the Company support the business goals and strategic plans approved by the Board.
We operate in a highly competitive and regulated environment. Our ability to successfully compete and grow our business depends on the skill, acumen, and motivation of our executives and their ability to develop and execute a dynamic strategic plan. With this in mind, the CHR Committee established the following guiding principles of compensation to serve as the foundation of our compensation philosophy:
1.    Compensation targets should be transparent and set at competitive levels.
2.    Actual compensation should pay for performance based on goals that are clear and focused. As an associate’s business responsibilities increase, the mix of compensation should be more heavily weighted toward variable compensation that is considered “at-risk,” based on corporate and individual results.
3.    Compensation programs should promote shared value through alignment of the long-term interests of our shareholders, customers, and associates.
4.    Compensation programs should be balanced, incenting sustainable, profitable growth without encouraging associates to take unreasonable risks that may damage the long-term value of the Company. To ensure programs remain consistent with the safety and soundness of the Company, compensation programs will be subject to robust risk management and governance frameworks, including oversight by the CHR Committee of the Board.
5.    Compensation programs should be fair, equitable, and align with our corporate values.
In addition to these broad guiding principles, the CHR Committee adopted a number of key practices that are consistent with our philosophy and our commitment to excellence in corporate governance. Equally as important as adopting strong practices is a commitment to refrain from certain compensation and employment practices that are inconsistent with our philosophy and goals. The following chart details some of these decisions and where these decisions are discussed in more detail in this CD&A:

What We Do
✓	Pay for Performance (pages 79-87)	Executive pay decisions are made to ensure that the majority of total direct compensation is at-risk and not guaranteed. For example, 66 percent of our CEO’s actual 2020 compensation is performance based with 64 percent of Mr. J. Turner’s compensation subject to deferral and the requirement for sustained performance over a multi-year period.
✓	Evaluate Performance Using a Combination of Balanced Performance Metrics (pages 79-87)	We evaluate both corporate and individual performance in our annual incentive plans. Performance is evaluated compared to internal expectations, budgets, and plans, including non-financial metrics important to our stakeholders. Plans also include a degree of discretion allowing for the exercise of sound business judgment by the CHR Committee when assessing performance and corresponding pay decisions.
✓	Require Strong Stock Ownership and Retention of Equity (page 93)	The Board established robust stock ownership guidelines that each of our Directors and NEOs must meet in order to assure that Directors’ and executives’ interests are tied to those of our shareholders. The guidelines include a rigorous 6x base pay ownership requirement for our CEO and a 3x ownership requirement for the remaining NEOs.
✓	Provide for a Strong Clawback Policy (page 92)	In the event previously paid incentive compensation is determined to be based on materially inaccurate performance metrics or an executive has engaged in excessively risky or other detrimental conduct, the CHR Committee has wide latitude to cancel or reduce any current or future incentive compensation. In addition, the CHR Committee has further authority to recapture incentive compensation that has been paid if determined to be in the best interests of the Company and our shareholders. The policy governing clawbacks is reviewed at least annually by the CHR Committee.
✓	Require Double Trigger Change-in-Control Provisions (page 102)	Our change-in-control agreements, Executive Severance Plan, and long-term incentive awards require both a change-in-control and termination of employment (so-called “double trigger”) to trigger payment. No awards or benefits are paid only upon a change-in-control.
✓	Use an Independent Compensation Consultant (page 90)	The CHR Committee determined its compensation consultant to be independent under both SEC and NYSE rules. The compensation consultant does no other work for the Company.
✓	Listen to and Engage with Our Shareholders (pages 43-45 and 78)	We conduct an annual advisory Say-on-Pay vote, as recommended by our shareholders, and actively review the results of these votes as we make program decisions. In 2020, shareholders voiced substantial support for our executive compensation plans and programs, with 93.57 percent of votes cast in approval. Additionally, as a part of our corporate governance shareholder engagement program, we solicit feedback regarding our compensation programs from shareholders and proxy advisors and consider any other shareholder comments we receive. Shareholders are also invited to share their views with the CHR Committee as described on page 45.

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What We Don’t Do
X	No Incentive Plans that Encourage Excessive Risk Taking	Protecting against unreasonable risk is a core guiding principle of our compensation philosophy and is demonstrated in numerous ways, including balanced program design; the use of multiple and competing performance measures; the adoption of a clawback and other enterprise-wide risk-related policies; and robust governance and oversight processes to identify, monitor, mitigate, and manage risk. Our comprehensive risk assessment of incentive-based compensation plans by our Risk Management Group, including our CRO, validates our belief that none of our compensation programs create risks that are reasonably likely to have a material adverse impact on the Company.
X	No Employment Agreements for Executive Officers	Our executive officers are at-will employees with no employment contracts.
X	No Tax Gross-Ups on Perquisites (“Perks”)	Once an associate becomes an NEO, we do not provide tax gross-ups for any taxable perk provided. In addition, we have not entered into any agreements that permit excise tax gross-ups on change-in-control payments since 2011.
X	No Repricing of Underwater Options	We do not reprice “out-of-the-money” stock options.
X	No Hedging, Pledging, or Short Sales	We do not permit our associates or Directors to hedge or short-sell Regions securities. Additionally, our executive officers and Directors are prohibited from pledging Regions securities against other debt.

X	No Dividends or Dividend Equivalents on Unearned Grants	We do not pay dividends or dividend equivalents on shares or units that are not earned. We issue dividend and dividend equivalent payments at the end of a performance period only on shares and units that ultimately vest.
X	No Excessive Perks	While the CHR Committee has eliminated most perks, those that remain are monitored to ensure they continue to be based on sound business rationale.
With the guiding principles and key practices mentioned above and set forth by the CHR Committee serving as the foundation, our executive compensation programs described in this CD&A are designed to: (1) retain key talent necessary to compete; (2) motivate talent with a strong pay-for-performance culture to achieve desired results; and (3) encourage sustainable, profitable growth while ensuring the long-term health of the Company is not jeopardized due to imprudent short-term decisions or excessive risk-taking.
Compensation-Setting Process and Timeline

The CHR Committee designs a balanced compensation program that provides competitive fixed base compensation, as well as variable incentive compensation opportunities for performance over the short- and long-term. To do so, the CHR Committee considers market-competitive pay and practices in establishing target pay levels and uses both formulaic determinations and discretionary factors in determining the actual compensation for the year. While the CHR Committee considers an objective evaluation of performance based on business results to be critical, it also believes it is important to apply discretion, flexibility, and judgment in the decision-making process to ensure executive compensation is balanced between near-term performance and progress toward our longer-term objectives.
The illustration to the right depicts elements of the CHR Committee’s decision-making process for the executive compensation program. The program uses a mix of fixed and variable compensation elements that are aligned with the guiding principles described above. Using this process, the CHR Committee has consistently designed executive compensation programs where the large majority of compensation is performance-based, with measures for both corporate and individual performance. It is important to note that though we discuss phases and timeliness of the decision-making process in a manner that may appear to be linear, many steps described below occur continuously and concurrently as the CHR Committee evaluates compensation throughout the year.

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1. Review Competitiveness and Business Objectives
Prior to the start of each calendar year, the CHR Committee focuses on two areas related to upcoming compensation decisions:
Review Market Competitiveness of Pay	Review Potential Plan Changes, Business Plans, Budgets, and Expected Results
The CHR Committee evaluates the market competitiveness of compensation for each of our executive officers in order to guide target compensation decisions for the coming year. With the assistance of its independent compensation consultant, the CHR Committee reviews the compensation of our executive officers against that of the Company’s compensation peer group, as well as a larger group of diversified financial institutions that we compete with for both business and potential talent.
The CHR Committee begins its discussions about compensation plan design for the coming year. Potential plan changes are discussed based on previous effectiveness evaluations. In addition, members of the management team advise the Board with respect to business plans, business risks, expected financial results, and shareholder return expectations. The CHR Committee uses these discussions to facilitate the goal setting process for both our short- and long-term performance-based compensation plans.

2. Set Pay Levels and Targets
During the first quarter, the CHR Committee generally establishes current compensation by targeting pay levels, as well as the performance requirements executives must achieve in order to receive performance-based pay elements:

Set Competitive Target Pay Levels	Establish Incentive Plan Metrics, Targets, and Other Requirements
Based on the competitive data previously reviewed and the recommendations of the CHR Committee’s independent compensation consultant and the CEO (when appropriate for executive officers other than himself), the CHR Committee establishes the target pay levels for each executive officer. While competitive benchmarking is not the only consideration in establishing these targets, the CHR Committee generally considers, but does not specifically target, the 50th percentile of total direct compensation (the sum of base salary, short term annual incentive compensation, and long-term incentive compensation grants). The reference point for this comparison includes a competitive set of peer organizations and other competitors for talent.

In considering competitive market practices, the CHR Committee reviews and determines the compensation peer group on an annual basis. For more information about our compensation peer group, see page 90 in the Other Policies and Practices Impacting Compensation Decisions subsection.

While we generally consider market medians as the competitive standard, the CHR Committee may set one or more components of compensation for an executive at a level above or below the 50th percentile if it is determined to be appropriate due to either the experience or performance of an individual executive or the needs or specific circumstances of the Company.

Based on previous discussions and presentations to the CHR Committee and the full Board, the CHR Committee reviews previously approved business plans and sets performance targets for both short- and long-term performance plans.

The CHR Committee generally requires budgeted performance levels to be achieved for target payout levels to be paid. Corporate performance is modeled using both adverse and extraordinarily positive performance scenarios. Meaningful threshold and maximum performance levels are also set so executive officers are appropriately incented to achieve results while not being incented to take excessive risk to achieve compensation payments.

Short-term incentive plans are generally based on the Company’s budget and internal goals while expectations for long-term plan metrics are set based upon performance compared to internal goals and relative performance as compared to peers. To measure relative performance, the CHR Committee uses a performance peer group that is reviewed and determined on an annual basis. For more information about our performance peer group, which is slightly different than our compensation peer group, see page 91 in the Other Policies and Practices Impacting Compensation Decisions subsection.

3. Assess Risks and Shareholder and Other Stakeholder Feedback
During the second and third quarters, the CHR Committee focuses on internal performance assessments, risk assessments of compensation, audits of pay practices, pay-for-performance evaluations, as well as shareholder and other stakeholder feedback related to compensation practices:

Internal Assessments	External Feedback Reviews
During the annual joint meeting of the CHR Committee and the Risk Committee, a comprehensive risk analysis of incentive compensation plans is presented by the CRO and is reviewed and discussed. The risk assessment is based on a thorough and comprehensive multi-disciplinary review of incentive compensation plans to ensure they do not encourage executive officers or other associates of the Company to take excessive risks in order to achieve certain compensation levels.

The CHR Committee reviews a current assessment of corporate performance against the performance goals set at the beginning of the year for both the short-term performance plans and any long-term performance grants currently outstanding.

With the assistance of its independent compensation consultant, the CHR Committee evaluates the effectiveness of the prior year compensation programs in achieving established goals and adhering to program principles.

With the assistance of its independent compensation consultant, the CHR Committee considers feedback from external stakeholders, including feedback from shareholders related to the annual Say-on-Pay vote. The CHR Committee reviews compensation assessments from Institutional Shareholder Services, Glass Lewis, and other external sources and feedback from individual shareholders that is received through our corporate governance shareholder engagement program.

In addition to shareholder and investor community feedback, the CHR Committee evaluates any regulatory reviews and matters and, with the assistance of its independent compensation consultant, considers compensation best practices and governance improvements as a part of its continuous improvement process.

4. Evaluate and Certify Company Performance and NEO Compensation
During the fourth quarter of the current year and the first quarter of the following year, the CHR Committee considers items related to both current year compensation and compensation decisions for the upcoming year. Decisions related to NEO compensation and current year performance can be summarized as follows:

Evaluate Company Performance	Certify Company Performance and Calculate Compensation
In the fourth quarter, the CHR Committee previews Company forecasts with regard to performance under the short-term and long-term plans to prepare for payment discussions in the first quarter. Forecasts of performance include financial results based on GAAP, as well as a thorough review of any proposed adjustments to earnings and any unanticipated or extraordinary events that may have occurred during the year. The CHR Committee begins to evaluate qualitative performance factors and separately, in executive session with only CHR Committee members present, participates in a detailed performance discussion relating to the CEO.
In the first quarter of the following year, after performance results are known and calculated, the CHR Committee reviews final performance results and determines the need to apply discretion, flexibility, and judgment in order to balance the objective evaluations of performance with near-term performance and progress toward our longer-term objectives. After decisions are made, the CHR Committee certifies the performance results and executive officer compensation for the performance period.

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COMPENSATION DISCUSSION AND ANALYSIS
2020 Compensation Decisions — What We Paid and Why

Establishment of 2020 Base Salaries and Compensation Targets. After reviewing the competitive pay data provided by its independent compensation consultant, the CHR Committee determined that 2020 compensation levels and targets for our NEOs were generally competitive and reflect the contribution of our executives to the success of the Company. Changes were limited to the CEO, COO, and the Head of Corporate Banking Group in recognition of performance, growth in new roles, and market changes.
Base Salaries. The CHR Committee, in consultation with its independent compensation consultant, approved two base salary increases in early 2020. Mr. J. Turner received a 2.6 percent base salary increase in acknowledgement of his performance since becoming CEO in July 2018 and in recognition that his base salary was below the 50th percentile of CEO pay in our compensation peer group. Additionally, Mr. Smith received a 6 percent base salary increase in recognition of his performance and leadership as the Head of Corporate Banking Group, a role that Mr. Smith assumed in mid-2018.
Annual Incentive Targets. The CHR Committee approved an increase in the 2020 annual incentive target bonus opportunity for our COO. Mr. Owen’s annual incentive target bonus opportunity increased from 115 percent to 125 percent. These decisions were made with guidance from the CHR Committee’s independent compensation consultant and were generally in line with the 50th percentile for those positions at companies in our compensation peer group. For the remaining four NEOs, the CHR Committee considered competitive market information, as well as individual performance and contribution to the Company, and determined no change would be made for the 2020 performance year.
Long-Term Incentive Targets. With respect to long-term incentive compensation, the CHR Committee approved target increases, for Mr. J. Turner and Mr. Owen, and determined the targets for the other three NEOs would remain unchanged as compared to 2019. As further discussed on page 83, the CHR Committee approved increasing the long-term incentive target by $625,000 for Mr. J. Turner and $100,000 for Mr. Owen, resulting in targets of $5,000,0000 and $1,500,000 respectively. The changes were made in consultation with the CHR Committee’s compensation consultant, with the consideration of each executive’s contributions to the Company as well as an analysis of competitive market data.
The resulting 2020 annualized base salaries, annual incentive targets, and long-term compensation targets, including the magnitude of changes, are summarized below:

	Base Salary Change		2020 Annualized Base Salary	2020 Annual Incentive(1)				2020 Long-Term Incentive			2020 Total Target Compensation (2)
Name				Previous Target		2020 Target	Target Annual Incentive	Target Change		Target
John M. Turner, Jr.	ñ	2.6%	$1,000,000	ó	170%	170%	$1,700,000	ñ	$625,000	$5,000,000	$7,700,000
David J. Turner, Jr.	ó	—%	$664,200	ó	115%	115%	$763,830	ó	$—	$1,400,000	$2,828,030
John B. Owen	ó	—%	$700,000	ñ	115%	125%	$875,000	ñ	$100,000	$1,500,000	$3,075,000
C. Matthew Lusco	ó	—%	$584,250	ó	115%	115%	$671,888	ó	$—	$1,200,000	$2,456,138
Ronald G. Smith	ñ	6.0%	$535,000	ó	115%	115%	$615,250	ó	$—	$900,000	$2,050,250
(1)    The 2020 annual incentive target is based on multiplying the NEO’s target bonus opportunity percentage by the annualized 2020 base salary for each NEO (based on annualizing base salary rates as determined by the CHR Committee). Calculating the annual target incentive in this manner does not take into consideration the timing of changes in base salary, should any change occur, throughout the year.
(2) The CHR Committee considers Total Target Compensation to be the target NEO compensation for the performance period. The Summary Compensation Table reports additional elements of compensation including the value of certain perks and benefits and an annual change in pension value. While the CHR Committee considers our executives’ participation in certain benefits (including retirement benefits) in making their decisions about compensation, they do not consider these items to represent annual compensation.

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2020 Annual Cash Incentive Payments
Plan Requirements. At the beginning of the year, the CHR Committee established corporate performance targets based on our financial plans, budgets, and expectations in support of strategic priorities, subject to the safety and soundness requirements described below. Additionally, the CHR Committee decided to simplify the performance metrics, focusing on profitability and efficiency. The CHR Committee also determined that customer service goals would serve as a potential modifier to the plan and that annual incentive performance would be determined on an absolute basis, comparing actual performance to budgeted internal goals. In keeping with its philosophy that individual performance plays an important role in our annual incentive plan design, the CHR Committee did not change the weight for individual performance and focused on role-based expectations supporting our strategic priorities during the same time period. The combination of corporate and individual performance results in an annual cash incentive award that can be earned between zero percent and 200 percent of target. The design of the annual cash incentive plan, as determined in early 2020, is tied to the achievement of strategic priorities as follows:

Safety and Soundness Requirements. In keeping with prior years, the CHR Committee decided that in addition to the specific corporate and individual performance requirements, any payout of annual incentive should be subject to meeting safety and soundness thresholds. Guidance issued by the Federal Reserve instructs banking institutions to consider the “full range of current and potential risks including the cost and amount of capital and liquidity needed to support risks” in their compensation plans. To address this principle, the CHR Committee included the potential for two negative adjustments designed to reduce annual incentive payments in the event Regions does not maintain capital and liquidity at levels vital to the safety and soundness of the Company. The deduction for not meeting each requirement is 20 percent of the measured achievement. Therefore, even if corporate performance meets the financial and customer service goals set by the Board, the portion of incentive compensation based on corporate performance may be reduced up to 40 percent if performance is at the expense of capital and/or liquidity requirements.
Discretion to Adjust in Response to Risk and Performance. The CHR Committee reserves the discretion to adjust the performance goals established at the beginning of a plan year, including the ability to consider corporate performance metrics either on a GAAP or non-GAAP adjusted basis and other qualitative factors, if deemed necessary. The CHR Committee also retains discretion in the determination of individual performance under the plan. Blending the clarity provided by predetermined targets and expectations with the thoughtful application of discretion to consider items that should be excluded from, or included in, performance calculations, provides the CHR Committee the flexibility and judgment critical to deliver incentive compensation that reflects both near-term performance results and progress toward longer-term objectives. This combination of fixed formulas, along with latitude in assessing performance based on the CHR Committee’s informed judgment, allows for consideration of unanticipated market conditions and other events that may impact operating performance. We believe that this latitude is important in mitigating risk as it reduces the potential that our executive officers may be encouraged to take actions with respect to unanticipated items based on the impact the actions may have on their incentive compensation, rather than based on the merits and impact that the actions may have on achieving our long-term goals and objectives.
2020 Annual Incentive Plan Results. For four of our NEOs, 70 percent of the annual incentive is based upon corporate performance, with the remaining 30 percent of the annual incentive based upon an assessment of each NEO’s individual performance. For Mr. Smith, who has responsibility for a revenue-generating business unit, 50 percent of his annual incentive is based upon corporate performance, with the remaining 50 percent based on business and individual performance results directly correlated to the Corporate Banking division of the Company which Mr. Smith leads.
Assessment of Corporate Performance. Throughout 2020, the CHR Committee received regular updates on corporate performance and forecasted incentive payments under the plan. As a result of the COVID-19 pandemic, preliminary forecasts indicated plan payouts could potentially be below target. As such, the CHR Committee carefully monitored performance with executive management, discussing performance actions being taken, but refraining from making any changes to the performance metrics or goals previously approved under the plan.
In early 2021, the CHR Committee reviewed and considered corporate performance under the criteria set at the beginning of 2020. Performance measurements for the metrics established

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were based on our results as adjusted and reported to shareholders. When final performance was measured, it was noted adjusted net income was below expectations due to COVID-19 credit events, but improvement in the adjusted efficiency ratio exceeded target in part to careful management of expenses and other strategies implemented by the executive management team. The culmination of results generated an overall corporate performance score of 101 percent. The CHR Committee determined this was in line with overall performance and certified results as calculated with no adjustments and as illustrated below:

		Absolute Performance Against Internal Targets
		2020 Goal Achievements
	Performance Metric	Threshold	Target	Maximum	Attainment	% of Goal
Weighting	Profitability Metrics
50%	Adjusted Efficiency Ratio (1)	60.1%	57.8%	56.3%	56.6%	167.0%	=	91%
40%	Adjusted Income Available to Common Shareholders ($ millions) (2)	$1,284	$1,511	$1,662	$1,001	0.0%
10%	Net Charge-Offs/Average Loans (3)	0.71%	0.50%	0.40%	0.58%	74.0%
Plus or minus10 points	Customer Service Metrics Modifier * No modification for target performance * Minus 1 point for every percentile below the 70th percentile, maximum 10 points * Add 1 point for every percentile above the 80th percentile, maximum 10 points	60th	> 80th	90th	>90th	Maximum	=	10%
TOTAL CORPORATE PERFORMANCE								101%
(1)    Non-GAAP measure — see reconciliation in Regions’ Annual Report on Form 10-K for the year ended December 31, 2020, on page 50.
(2) Non-GAAP measures — see reconciliation in Appendix A.
(3)    See calculation in Regions’ Annual Report on Form 10-K for the year ended December 31, 2020, on page 77.

Required Reductions	Goal	Result	Required Reduction Indicated?

Primary Liquidity Level	Low Risk or Better	Low Risk	NO
Capital Action Decision Tree Status	Monitoring or Deploy	Monitoring	NO

Assessment of Individual Performance. With respect to Mr. J. Turner, the independent Board members used a formal process consistent with prior years to assess performance. Each Board member provided an evaluation in the areas of leadership, strategic planning, financial performance management, customer relations, management of personnel, communications, and Board relations. Mr. J. Turner’s achievements noted by Board members include, but are not limited to, items listed in the table below.
To determine the individual performance rating for Mr. J. Turner, the CHR Committee met in executive session with its compensation consultant to discuss and finalize performance results. To determine the individual performance rating of the other NEOs, the CHR Committee consulted with our CEO regarding the assessment. The table below outlines the individual NEO performance ratings and a high-level summary of the achievements noted when making the performance rating decisions:

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Name	Individual Performance Rating	Comments
John M. Turner, Jr.	125%
•Demonstrated strong leadership focusing executive management on what could be controlled during the unprecedented global pandemic leading to the following financial results:
•Best Operating results in over a decade with pre-tax, pre-provision income growth of 11.4%, driven by strong performance in Capital Markets activity, Mortgage production, PPP program fee income, strong expense control and interest rate hedging activity
•Top Shareholder return performance with Regions at number one out of peers for the one year period ending in 2020 and a rank of third out of the peer group on a three year basis
•Drove efficiency ratio to 56.6% beating the budget of 57.8%
•Served our customers and communities through:
•Swift adaptation of branch banking model to “Lobby by Appointment” hours keeping over 90% of our branches open and operational throughout the pandemic
•Supported customers through fee structure accommodations while providing access to capital, including consumer and mortgage payment deferrals as well as both small and large business deferrals
•Supported the Paycheck Protection Program by providing over 46,000 small business loans to customers in every state of the footprint, 98% of which were allocated to businesses with less than 100 employees
•Investment in and improvement of digital and omnichannel tools and products
•Invested $10 million in our communities through the Regions Foundation
•Strengthened our commitment to Build the Best Team:
•Supported associates throughout the pandemic with programs to promote their health and safety, including expanding compensation and benefit programs to support their families and work-life balance
•Increased diversity with the addition of multiple diverse leaders into the executive and senior management ranks

David J. Turner, Jr.	130%
•Generated positive operating leverage through expense management
•Hedging strategies contributed $260 million in revenue in 2020
•Successfully restructured bank owned life insurance program to benefit future years and generated a gain of $25 million in 2020
•Finance associate engagement improved measurably in spite of the disruption caused by the COVID-19 pandemic
•Through execution of human capital strategies, successfully replaced talent in key positions in a seamless manner

John B. Owen	125%
•Led continuous improvement initiatives, resulting in financial impacts exceeding pre-established targets
•Successfully reduced square footage by 650,000 square feet in 2020 and laid the ground work for an additional 800,000 square foot reduction in 2021
•Third party spend reduction of $33 million
•Strengthened diversity of leadership team through strategic, diverse hires
•Successfully implemented technology and operational support to transition over 9,000 associates to remote work
•Improved fraud and cyber security capabilities

C. Matthew Lusco	115%
•Successfully established highly adaptable and effective risk management and governance programs to evaluate and oversee operational changes during rapidly changing work environments
•Strong credit risk management program led to early identification and mitigation of portfolio risk during the pandemic, including early involvement of Problem Asset Management division where appropriate
•Partnered with the Corporate Banking Group, to deliver the Payroll Protection Program to 46,000 customers
•Strengthened diversity in Risk leadership through strategic and diverse hires

Ronald G. Smith	120%
•Despite the COVID-19 pandemic challenges, the Corporate Banking Group revenue increased 13% from prior year and was 9% above target
•Successfully implemented the Payroll Protection Program, providing access to $5 billion for 46,000 customers
•Completed Ascentium integration into the Company with solid five month performance, despite onboarding and other integration challenges as the result of the pandemic
•Worked with Risk and Technology to automate virtual tools to facilitate business during the pandemic. These tools will have long lasting impact to the organization
•Targeted disrupted markets and firms to execute strategic recruiting and hiring

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2020 Annual Incentives Earned. As a result of the 2020 performance decisions discussed above, the CHR Committee approved the following annual cash incentive payments for our NEOs in early 2021:

Name	2020 Target Incentive(1)	Total Incentive Received
John M. Turner, Jr.	$1,689,049	$1,827,550
David J. Turner, Jr.	$763,830	$837,922
John B. Owen	$875,000	$946,750
C. Matthew Lusco	$671,888	$706,826
Ronald G. Smith	$605,788	$669,396
(1)     The 2020 target incentive is based on multiplying the NEO’s bonus opportunity percentage achieved by the actual salary paid to the NEO during 2020. Using the actual salary paid accommodates changes in base salary, should any change occur, throughout the year.

Long Term Incentive Plan (“LTIP”). The CHR Committee believes long-term deferred compensation plays an important role in linking incentives to risk outcomes or aspects of performance that become apparent only with the passage of time. The responsibilities of our NEOs are largely strategic in nature, and while our NEOs diligently work to understand and mitigate risks, the actual outcomes of many of the business actions taken will not be certain for extended periods of time. For this reason, long-term incentive compensation is the largest portion of our executive compensation program for NEOs.
2020 Long Term Incentive Plan Grants. The CHR Committee met independently with its compensation consultant to review the long-term incentive grant target for Mr. J. Turner. After comparing Mr. J. Turner’s total compensation target to that of other CEOs within our compensation peer group, the CHR Committee determined to increase the value of Mr. J. Turner’s long-term compensation target by $625,000 to a total of $5,000,000. The CHR Committee’s decision was informed by market competitive information and driven by recognition of his outstanding performance leading the Company since his promotion to the role in July 2018.
In setting the value of the long-term portion of compensation for our other NEOs, the CHR Committee reviewed recommendations from Mr. J. Turner for his direct reports and consulted with its independent compensation consultant. On February 6, 2020, the CHR Committee approved the total grant values for NEOs and set a future grant date of April 1, 2020, in keeping with our normal business practices and schedules. The only change in value from the prior year for other NEOs was an increase of $100,000 in the target for Mr. Owen, resulting in a 2020 award of $1,500,000. This change was approved based on an analysis of competitive market data for the COO position and in consideration of Mr. Owen’s performance in leading the Company through several important initiatives designed to improve efficiency and effectiveness in delivering our products and services to market.
The value of long-term incentive grants for other NEOs remained unchanged from the prior year.
The table below presents the targeted economic value of the grants awarded by the CHR Committee to each NEO on April 1, 2020, and the division of the grant between each long-term component:

Name		Total Targeted LTIP Economic Value[1]	Value of RSUs[2]	Value of PSUs[3]	Value of PCUs[3]
John M. Turner, Jr.	ñ	$5,000,000	$1,666,667	$1,666,667	$1,666,666
David J. Turner, Jr.	ó	$1,400,000	$466,667	$466,667	$466,666
John B. Owen	ñ	$1,500,000	$500,000	$500,000	$500,000
C. Matthew Lusco	ó	$1,200,000	$400,000	$400,000	$400,000
Ronald G. Smith	ó	$900,000	$300,000	$300,000	$300,000
1 Economic value is determined by dollar amount in early 2020.
2 RSUs were granted on April 1, 2020.
3 As discussed on page 84 and in the tables on pages 98 and 99, executives were granted awards on April 1, 2020, using the 30-day average stock price to determine the number of shares granted as RSUs and PSUs. While the number of performance shares was determined on this date, the CHR Committee deferred the final decision as to performance requirements until a later date. Performance criteria were established as of October 14, 2020, and, as a result, under current accounting rules the final value of PSU grants was not set until that time. This resulted in a value for accounting purposes that is higher than the value presented above.

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Long Term Incentive Program Components. Our long-term incentive program is designed to drive long-term performance, enhance retention, align interest with shareholders, and address longer-term risk concerns. Grants to NEOs are split equally among the following three components, each designed to support a distinct goal of our compensation philosophy:
•Restricted Stock Unit Awards (“RSUs”),
•Performance Stock Unit Awards (“PSUs”), and
•Performance Cash Unit Awards (“PCUs”).
RSUs represent one-third of the award and include a three-year service-based vesting requirement, which means that the awards will generally not vest unless the NEO remains employed until April 1, 2023, the third anniversary of the grant. The CHR Committee has chosen to include RSU grants in the design of the program because they encourage retention of executives while also closely tying executive interests to those of shareholders. While vesting is service-based, the CHR Committee has added an additional risk-based vesting requirement to support decisions that protect the safety and soundness of the Company. In the event that Regions does not continually meet standards for liquidity and capital deployment throughout the entire vesting period, up to 40 percent of the award may be forfeited, regardless of meeting the service requirement.
PSUs and PCUs are performance-based awards and equally comprise the remaining two-thirds of the award. PSUs and PCUs can be earned between zero percent and 150 percent of target depending on the level of achievement.
The CHR Committee has chosen to split the performance-based portion of the award between these two types of grants in order to incent executives to superior performance, but also limit leverage that might encourage excessively risky behavior of executives. PSUs require performance hurdles to be met to establish the number of shares ultimately paid under the award. In addition, since the award is delivered in shares of stock of the Company, its value is also tied to company performance and shareholder interest through stock price performance creating what is often referred to as “double leverage.”
PCUs include the same performance hurdles, but since they are denominated in cash rather than stock, there is less upside and downside opportunity in these grants giving them a lower risk profile than that of PSUs. The CHR Committee believes splitting performance-based awards between these two vehicles with different risk profiles is in the best interest of the Company and shareholders. The CHR Committee also believes these awards should be subject to the service vesting and safety and soundness requirements, therefore, just like RSUs, these awards include a three-year service-based vesting requirement and are subject to standards for liquidity and capital deployment.
Performance measures. The performance measures included in the PSUs and performance-based cash awards are chosen because they are operating measures that: (i) are critical to the long-term success of the Company, (ii) transparent to shareholders and the NEOs, and (iii) create healthy tension between profitability and the quality of earnings, which is important to shareholder value. Additionally, performance goals are based on anticipated capital distribution plans as submitted to our bank regulators through the CCAR process and approved by the Board. As a result, management has little discretion in altering capital plan actions which, in turn, limits their ability to impact executive compensation.
Weighting of Metrics. Generally, each metric is weighted equally and measured based upon both absolute performance against Company goals over the three-year performance period and an evaluation of relative performance as compared to our peers. We do this through the use of a matrix where the “X” axis represents our performance against the absolute goals we set for ourselves over the performance period, and the “Y” axis represents our performance against banks selected as our performance peer group using these same measures.
Balancing of Absolute and Relative Performance. By establishing absolute goals within a range of outcomes, coupled with performance against banks in our performance peer group, a matrix mitigates some of the challenges associated with setting precise goals that could incent imprudent risk taking by executive officers and avoids the “best of the worst” outcome that is possible with the exclusive use of relative measurement.
2020 LTIP Design. On February 20, 2020, the CHR Committee approved a 2020-2022 LTIP design consistent with previous years, using the performance metrics EPS Growth and ROATCE weighted equally, by considering financial and operational expectations related to our strategic planning process for the January 1, 2020, through December 31, 2022, performance period. The CHR Committee also determined the grants would be made on April 1, 2020.
However, within weeks of this approval and prior to the actual grant of the awards, the COVID-19 pandemic began. Recognizing the significant economic disruption and uncertainty created by the pandemic, the CHR Committee met to consider whether the viability of the previously approved LTIP performance metrics was in question. On March 30, 2020, before awards were granted and in consultation with executive management and its independent compensation consultant, the CHR Committee unanimously approved to issue grants to NEOs on April 1, 2020, as previously determined and consistent with our historical grant practices. With respect to performance metrics and goals, however, the CHR Committee acknowledged that the pandemic could have a material and unknown impact on the Company’s strategic business plan. Based on discussion, the CHR Committee made the decision to defer the establishment of specific performance metrics for PSUs and performance cash grants until a later date.
The CHR Committee continued to monitor economic conditions and made the following performance decisions during its October 14, 2020 meeting:
•Performance Metric – After considerable discussion, the CHR Committee determined that the 2020 performance-based grants would be measured using only the ROATCE metric rather than the two metrics utilized for the past several years. In making its decision, the CHR Committee noted that given market expectations, EPS growth (a metric previously utilized) was expected to be too volatile to be appropriate during this performance period, but that ROATCE remained the most critical long-term performance metric to align management with shareholder value creation.
•Performance Measurement – In measuring performance, the CHR Committee determined that ROATCE would be

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measured utilizing a performance matrix that considers both absolute and relative performance, each with an equal weight of 50 percent. Absolute performance requirements would be based on the expectations for Regions’ own three-year business plan while relative performance would be measured against the performance of peers along a continuum that ranges from zero to 150 percent of target.
•Calculation of ROATCE - In determining to calculate ROATCE performance, however, the CHR Committee also considered the GAAP impact of the new CECL accounting standard that became effective in 2020. The new accounting standard requires forecasts of potential losses on a quarterly basis considering the prevailing economic backdrop at the end of each quarter. Understanding how volatile this calculation may be, particularly in the midst of such uncertain economic conditions, the CHR Committee determined to calculate ROATCE on a non-GAAP basis by substituting Net Charge-Offs for Provision for Credit Losses in the calculation, and adjusting for income tax expense accordingly. The CHR Committee believes that it is more appropriate to hold executives accountable for Net Charge-Offs as budgeted and projected in our strategic planning than Provision for Credit Losses. Therefore, the CHR Committee determined that Regions’ absolute ROATCE performance would be based on this adjusted definition while performance against peers would be determined on a traditional GAAP basis.
The following chart sets forth the matrices used for measuring performance and the ultimate payout level of the PSUs and performance-based cash awards granted in 2020:

ROATCE Metric — 100% Weight
	Peer Group	Payout Opportunity for ROATCE Goal
Max	75 %ile	50%	75%	100%	125%	150%
Target	50 %ile	25%	50%	75%	100%	125%
Thresh.	25 %ile	0%	25%	50%	75%	100%
		Significantly Below Target	Below Target	Slightly Below Target	Target	Above Target
		Regions’ Absolute ROATCE (3-year average)
As noted in the footnotes to the LTIP Economic Value chart on page 83, the monetary value of each LTIP award was determined in February 2020. The number of share units subject to share-based awards was determined based on the 30-day average price of Regions common stock immediately prior to the grant date of April 1, 2020. Pursuant to stock-based accounting rules, the fair value of an RSU granted on April 1, 2020, was $8.30 per share, (the closing price of stock as of the date of grant). With respect to PSUs, accounting rules require that the fair value of awards be determined at the time all of the conditions and requirements of awards are determined and communicated to grantees. For Regions 2020 PSU grants, final terms and conditions, including performance metrics and the goals thereunder, were not determined until October 14, 2020. As a result, the fair market value for accounting purposes was established as $12.25 per share, which was the closing price of Regions stock on that date. As a result, the Grants of Plan Based Awards table, the Outstanding Equity Awards table, and the Summary Compensation Table reflect values for grants that are different than the values represented on page 83 and considered by the CHR Committee when making compensation decisions.

LTIP PERFORMANCE TARGET DISCLOSURE
Performance targets and the payout percentages generated for each level of long-term incentive performance are determined each year by the CHR Committee based on Company budgets and goals, as well as known prevailing economic conditions. We do not disclose the internal absolute performance targets set for the three-year performance period in the above matrix because such disclosure could be construed as earnings guidance. The CHR Committee believes the target levels for absolute performance are challenging, yet achievable. While we do not disclose forward looking goals, we commit to disclosing target performance and performance achievement in the CD&A each year as performance awards vest. Though the matrix above does not include goals, it demonstrates the expectation of a zero percent payment if we do not meet approximately one-half of the cumulative amount projected, as part of our strategic planning process, for the three-year period ending December 31, 2022.

Other Compensation Decisions Made - 2018 Long Term Incentive Grants. In addition to the compensation decisions made for 2020 performance, the CHR Committee continuously monitors the performance of previous outstanding LTIP grants during the three-year performance period and approves the performance results at the end of the vesting period. Based on the Company’s performance through the end of 2019, the 2018-2020 LTIP grant was projecting to pay approximately at target as Regions entered 2020. With two-thirds of the performance period complete, the CHR Committee noted that the performance and plan design were performing as expected and desired. Beginning in March 2020, however, economic disruption due to the COVID-19 pandemic began to negatively impact the credit environment. The combination of business disruption and the required methodology for credit loss provisioning under the new accounting standard, CECL, foreshadowed a significant downturn. During each successive quarter of 2020, management reviewed projections with the CHR Committee and discussed the impact of the unprecedented conditions. It was noted that while absolute results under the grant were negatively impacted, performance against peers was holding steady with Regions performing at approximately the median of its performance peer group on ROATCE and EPS growth. The CHR Committee noted that relative performance against peers has always been an important component of plan performance and that management was taking actions given the conditions of the pandemic to ensure that the Company continued to perform compared to peers. Although discussed, no actions to modify the performance conditions of any executive compensation programs were taken during the year, and the CHR Committee committed to review possible adjustments following the close of the year.

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After final performance results were determined in early 2021, the CHR Committee acknowledged that the three-year performance results were unduly impacted by the pandemic and were not reflective of the performance of the executive team in leading the Company over the full performance period. It was noted that performance prior to the pandemic would have generated a payout approximating the target level under the grant, and that during the third year of the period, management’s actions kept the Company’s performance at approximately the peer median level on both financial measures. Therefore, during its deliberations in February 2021, the CHR Committee approved an adjustment to the results of the performance-based grants for the 2018-2020 grant. The
CHR Committee determined that two-thirds of the final result would be calculated using the Company’s performance on the original ROATCE and EPS growth metrics and goals as of the end of 2019 and that the remaining one-third of the performance results would be calculated using the performance metrics originally approved but with performance evaluated only on a relative to peers basis for the full three-year performance period. This resulted in a change in calculated results from 53 percent of target to 99 percent and was aligned with shareholder returns over the same 3-year period. The adjusted performance-based award results are as follows:

		2018 - 2019 Performance-Based Award Results
Performance Metrics and Weights		Target	Performance	Payout	Weight	Payout % of Target
Absolute EPS Growth (Compounded Annual Growth Rate)	25%	20%	24.4%	121%	50.0%	60.5%
Relative EPS Growth	25%	50th percentile	46th percentile
Absolute ROATCE	25%	16%	15.25%	84%	50.0%	42%
Relative ROATCE	25%	50th percentile	46th percentile
(2/3 weighting) 2018-2019 Results						103%
		2018 - 2020 Performance-Based Award Results
Performance Metrics and Weights		Target	Performance	Payout	Weight	Payout % of Target
3-year Relative EPS	50%	50th percentile	46th percentile	92%	50%	46%
3-year Relative ROATCE	50%	50th percentile	46th percentile	92%	50%	46%
(1/3 weighting) 2018 - 2020 Results						92%
Final Results						99%

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Differences in SEC Reporting Requirements and How the CHR Committee Views Compensation
It is important to note that the CHR Committee considers LTIP awards as compensation for the year in which the award is granted. As a result, there are multiple differences between how the CHR Committee views compensation and the SEC reporting requirements that impact this year’s Summary Compensation Table. These differences are described below:
•The CHR Committee considers the entirety of the 2020-2022 LTIP award as compensation given to the NEOs at the time of the grant – in April 2020. In contrast, the SEC views only the equity denominated portion of the award to be 2020 compensation and will not consider the performance-based cash unit awards to be compensation until the end of the performance period when the LTIP awards fully vest. Due to this difference, the equity denominated awards are reported in the Summary Compensation Table under the “Stock Awards” column in the year the grant is made. However, the performance-based cash units, with the same performance period and vesting date, will not be reported as compensation until the value of the cash is earned at the end of the performance vesting period in 2022.
•An additional difference between SEC reporting requirements and the CHR Committee’s view of compensation relates to the reported value of stock-based awards. The SEC rules require that companies report the value of equity-denominated awards in the “Stock Awards” column of the Summary Compensation Table in the year they are granted. This is the same way the CHR Committee considered these awards. However, there is a difference in the values noted in the table above and the values reported in the Summary Compensation Table due to the way we determine the number of shares each NEO will receive after the CHR Committee has established the monetary value of an award. To determine the number of PSUs and RSUs, we divide the monetary award value by the 30-day average closing price of Regions common stock prior to the grant date to minimize any impact of day-to-day stock price changes on the number of shares granted. The 30-day average for 2020 was $10.29. SEC rules require us to report in our tables, however, the grant date fair value of shares. For grants made in 2020, the fair value for RSUs was the closing price on the date of grant which was $8.30 per share, making the grant date fair value in the compensation tables appear to be approximately 80% of the value the CHR Committee determined to make. In the case of PSUs, however, the grant date fair market value is based on the date at which all of the terms and conditions of the grants were determined and made. As we previously outlined, 2020 performance metrics were not determined until October 14, 2020. The value of share units as of October 14, 2020, was $12.25 per share rather than the $10.29 used to determine the number of shares, therefore making the values in the compensation tables for PSUs appear to be approximately 120 percent of the value the CHR determined to make.
•The CHR Committee considers the entirety of the 2018-2020 LTIP award as compensation given to the NEOs at the time of the grant – in April 2018. However, the SEC requires awards denominated as cash awards (such as Regions PCUs) be reported in the year that they vest, rather than in the year they are granted. As such, the Summary Compensation Table on page 96 includes the value of the 2018 PCU awards in its totals and does not include the similar grant values from PCUs granted as a part of the 2020 grant cycle described on page 83.
•Additionally, in the event long-term performance grants of any type are adjusted or modified prior to payout, there is an SEC requirement that the compensation impact be reported at the time of the adjustment or modification of payout. As noted earlier, the CHR Committee approved modifications to grants issued in 2018 following the end of the performance period. As a result of these changes, the SEC reporting requirement impact is that the modifications that increased the value of Performance Cash Units be reported as 2020 compensation. Therefore, the Summary Compensation Table reports this compensation in the Non-Equity Incentive Compensation column as adjusted at 99 percent of target. For the PSU portion of the grant, however, SEC rules require those modifications to be valued and reported based on the share price at the date of adjustment and reported in the Grants of Plan Based Awards Table and the Summary Compensation Table for the year in which the adjustment is approved. Therefore, the additional compensation awarded under 2018 PSU awards will be reported in the Grants of Plan Based Awards Table and the Summary Compensation Table for 2021 compensation as reported in the 2022 Proxy Statement.

Other Benefits and Perks

In addition to the compensation elements described above, NEOs participate in limited perk programs and other benefits programs, many of which are available to all associates.
Regions Retirement Programs. Regions sponsors two types of retirement programs: defined benefit and defined contribution retirement programs, each made up of tax-qualified and nonqualified plans. The operation of these retirement plans and the value of the benefits that NEOs accrue under these plans are described below and in the discussion that accompanies the Pension Benefits and Nonqualified Deferred Compensation tables and the Summary
Compensation Table.
(1) Defined benefit plans. The Regions Financial Corporation Retirement Plan for Associates (the “Retirement Plan”) and Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan (“SERP”) are defined benefit plans. While participation requirements were impacted over time due to several corporate transactions, the Retirement Plan and the SERP generally were closed to new participants as of 2007.
The Retirement Plan is a tax-qualified plan under Section 401(a) of the IRC. NEOs participating in this plan participate on the same basis as all associates.

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COMPENSATION DISCUSSION AND ANALYSIS
The SERP is a nonqualified plan that provides benefits to a limited number of senior officers of the Company, including all of our NEOs. The SERP provides benefits that serve to attract and retain high quality senior executive talent. There are two types of retirement benefits in the SERP: a regular benefit and a benefit calculated under an alternative target formula. The regular benefit is calculated using the same formula as the Retirement Plan with the following differences: (1) instead of averaging base earnings over five years of service, it averages base earnings and short-term cash incentives over the highest three consecutive years of service out of the last 10 years of service, (2) there are no compensation limitations, and (3) the maximum years of service used in the calculation is 35 years of service instead of 30.
The alternative target benefit includes a more generous formula for determining retirement benefits and was designed to be highly retentive as it includes significant vesting requirements as determined by the CHR Committee. The current NEOs that benefit from this formula must generally work for the Company for a minimum of 10 years and must reach age 60 before the alternative target benefits vest. Any termination of employment (except in the case of death, disability, or a change-in-control) prior to reaching age 60 with a minimum of 10 years of service will result in a forfeiture of amounts attributable to the alternative target benefit in excess of the regular benefit. A limited number of executives are eligible for an alternative target benefit in the SERP.
The following is a brief description of each NEO’s participation in these plans:
Mr. John Turner - Mr. J. Turner through his prior service is a participant in the Retirement Plan with 9 years of credited service and is no longer accruing additional benefits under that plan. Upon his rehire by the Company, Mr. J. Turner began participation in the SERP under which he receives the alternative target benefits outlined above. Although he is accruing benefits and has 10 years of credited service, he is not vested at this time and will not vest until September 2021 when he reaches the minimum vesting age.
SEC rules require us to report the value of the benefit even though it may not be vested; therefore, the values reported in the Pension Benefits table and in the column of the Summary Compensation Table relating to increases in pension benefits include amounts that Mr. J. Turner has not yet earned.
Mr. David Turner - Mr. D. Turner has 15 years of credited service with the Company and participates in both the Retirement Plan and the SERP. His benefits are determined using the regular benefit calculations previously discussed, and he is not eligible for the alternative target benefit. Having met the age and years of service requirements, Mr. D. Turner is vested in both the Retirement Plan and the SERP.
Mr. Owen - Mr. Owen has 13 years of credited service. He does not participate in the Retirement Plan but is entitled to receive the alternative target benefit under the SERP. While Mr. Owen was not vested as of the end of 2020, he reached age 60 in February 2021 and is now vested in the SERP benefit. As previously announced, Mr. Owen will retire from Regions on March 15, 2021.
Mr. Lusco - Mr. Lusco has 10 years of credited service. He does not participate in the Retirement Plan but does participate in the SERP. His benefit is subject to significant retentive vesting requirements and is calculated using the regular benefit calculations previously discussed. He is not eligible for the alternative target benefit. In order to receive the regular benefit, Mr. Lusco must have reached age 62, or have reached age 55 with a minimum of 10 years of service. Having met the vesting requirements, Mr. Lusco is vested in the SERP benefit.
Mr. Smith - Mr. Smith is a participant in the Retirement Plan and the SERP and has accrued the maximum years of credited service allowed under each plan (30 and 35 years respectively). His benefits are determined using the regular benefit calculations previously discussed, and he is not eligible for the alternative target benefit and is vested in the Retirement Plan and the SERP.
Pension Benefits Compensation. The Pension Benefits description and table include a more detailed description of retirement benefits and a calculation of the value of pension benefits for each NEO. In addition, the Summary Compensation Table provides a value that represents the change in the lump sum value of pension benefits from 2019 to 2020. Several factors influence the calculation of this change. For most participants, the change is a result of additional years of service, the passage of time, changes in discount rates, and mortality tables. While each contributed to different degrees to the pension benefit increases reported in the Summary Compensation Table, some of the more notable factors in this year’s change include:
•Specifically with respect to Mr. J. Turner’s pay, in the last three years his compensation has been appropriately increased to an amount commensurate with his new role and responsibilities. Our retirement benefit formula is a “final average earnings” formula using the highest three consecutive years of pay. As a result, increases in pay can have a significant impact on the change in pension value when the years of higher pay replace lower values in the three year average calculation.
•Interest rates used to value plan liabilities remain at record lows, which increases the current lump sum value of the benefit for each of our NEOs.
(2) Defined contribution plans. The Regions Financial Corporation 401(k) Plan and Non-Qualified Excess 401(k) Plan are defined contribution plans that allow eligible associates to contribute a portion of their total base and annual incentive compensation on a pre-tax (or Roth in the case of the 401(k) Plan) basis into accounts that are held and invested on a tax-deferred basis until termination of employment or retirement. The 401(k) Plan is a tax-qualified retirement plan under Section 401(a) of the IRC in which all eligible associates can participate, while the Excess 401(k) Plan is a nonqualified plan for certain associates whose participation in the 401(k) Plan is generally limited due to the qualified plan’s compensation and contribution limits.
The Company makes a contribution to the 401(k) Plan (and a deemed contribution to the Excess 401(k) Plan) equal to the deferral rate elected by the participant up to a maximum of 5 percent of pay. In addition to the matching contribution, the Company provides a non-contributory 2 percent of pay allocation to the 401(k) Plan (and a deemed 2 percent of pay allocation to the Excess 401(k) Plan) for any associate who does not accrue a benefit in the Retirement Plan. In 2020, all of

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our NEOs participated in these plans and received the Company matching contribution of 5 percent of pay. With the exception of Mr. Smith and Mr. D. Turner, the other NEOs receive the 2 percent non-contributory contribution in the 401(k) Plan since they are not accruing benefits in the Retirement Plan. No NEO receives the 2 percent non-contributory contribution in the Excess 401(k) Plan.
Perquisites. Our NEOs are eligible to participate in employee benefit programs generally available to all associates. While we generally do not offer a broad range of perks to our NEOs, we have provided certain personal benefits that are not available to other associates. The CHR Committee regularly reviews the perks available to executive officers to determine whether these programs continue to serve the purpose of benefiting the Company and has historically discontinued programs that it determines are not based on sound business rationale.
In General. In 2020, NEOs continued to be eligible for financial planning services, Company-provided security monitoring for private residences, certain relocation benefits, and enhanced coverage for annual physicals. Additionally, the Company may maintain memberships in organizations that certain executive officers may utilize for business entertainment purposes. These memberships are provided because we believe that they serve a necessary and reasonable business purpose. It is expected that executive use will always involve a bona fide business purpose. The total cost of these perquisites to the Company represents an immaterial portion of total compensation. Any special benefits our NEOs received are included in the Summary Compensation Table.
Use of Corporate Aircraft. The use of corporate aircraft is
subject to a formal program, approved by the CHR Committee and the NCG Committee, that sets forth the criteria and procedures applicable to its use.
It has long been our policy to require our CEO to use corporate-owned or other non-commercial aircraft for business travel when possible. The policy allows our CEO to use corporate-owned aircraft for personal travel up to a maximum value of $100,000 per year. In the event the value of personal use (as measured based on the incremental cost of operating the aircraft) exceeds $100,000 in any year, our policy requires the CEO to reimburse the Company the full incremental cost of operating the corporate aircraft.
Mr. J. Turner is subject to an Aircraft Time Sharing Agreement with the Company that governs the terms and conditions of personal use of the corporate aircraft. Although the policy and the agreement allow for personal use without cost up to $100,000 per year, Mr. J. Turner’s 2020 personal use of corporate aircraft was $17,750. Additionally, the Board authorized the CEO to make corporate-owned aircraft available for the personal travel of other Company associates on a limited basis, such as in the event of emergency or when personal use may be in the best interest of the Company due to either efficiency or safety concerns. No other NEO utilized the corporate aircraft for personal use in 2020.
Tax Liabilities. Any perquisites that result in a personal benefit are imputed as income to the executive in accordance with IRS rules. Once an executive becomes an NEO, he or she is personally responsible for all taxes on this income. The Company does not gross up the income to cover taxes for NEOs.
Compensation Framework, Policies, Processes, and Risk Considerations

Our compensation and benefit programs operate under the guidance and oversight of the CHR Committee. The CHR Committee is comprised of independent non-employee Directors, with considerable experience in executive compensation matters, and who are not eligible to participate in any of the management compensation programs or other employee benefit or compensation plans of the Company, except for grants of equity compensation under the Company’s LTIP pursuant to the Director Compensation Program. Directors who served as members of the CHR Committee during 2020 include:
Members serving the entire year:
Don DeFosset, Chair
Samuel A. Di Piazza, Jr.
Zhanna Golodryga
Ruth Ann Marshall
Timothy Vines
Each CHR Committee member has been affirmatively determined to be independent as defined by NYSE rules, applicable SEC rules and regulations, and our Corporate Governance Principles’ considerations. The CHR Committee operates under a written charter approved by the Board. A copy of the charter is available on our website at ir.regions.com/governance.
Committee Meetings. The CHR Committee holds meetings as
often as it deems necessary to perform its duties and responsibilities, but not fewer than three times a year. Although many compensation decisions are made in the first quarter of the year, as outlined in the Compensation-Setting Process and Timeline section, the decision-making process is continuous and neither ends nor begins with any one meeting. During 2020, the CHR Committee met nine times to review, discuss, and approve compensation decisions for the Company and held one joint meeting with the Risk Committee.
The CHR Committee asks its independent compensation consultant to attend all regularly scheduled meetings, as well as some of the CHR Committee’s special meetings. Other outside advisors, including legal counsel, may also attend meetings when members feel additional guidance on specific topics may be beneficial. Meetings are typically attended by the CEO, Chief Administrative and Human Resources Officer, Head of Total Rewards, and Chief Governance Officer. The CFO and CRO attend meetings when Company budget and performance information or incentive plan design is presented. As previously noted, at least one joint meeting of the CHR Committee and the Risk Committee is held each year. During this joint meeting, representatives from the Risk Management Group, including the CRO, review associate conduct and a comprehensive risk assessment of the Company’s incentive plans, including both plans that cover executive officers, as well as plans that cover other associates of the Company.

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In February 2018, the CHR Committee expanded its charter to include additional human capital management oversight. Throughout 2020, the CHR Committee heard from other executives in relation to its expanded oversight or other topics of interest. Additionally, every CHR Committee meeting includes an executive session without the participation of any member of the executive management team. The independent compensation consultant typically participates in a portion of these executive sessions.
Independent Compensation Consultant. During 2020, the CHR Committee engaged Cook & Co. to serve as the independent compensation consultant to the CHR Committee and to provide advice relating to Regions’ executive compensation programs and practices.
As one of the leading independent compensation consulting firms in the country serving as a consultant to a large number of Fortune 500 companies, Cook & Co. advises the CHR Committee on best practices for compensation governance, including practices outside of the financial services industry. The CHR Committee assessed the independence of Cook & Co., as required under the listing standards adopted by the NYSE pursuant to SEC requirements, and concluded that no conflict of interest exists.
Cook & Co. reports directly to the CHR Committee and engages with the CHR Committee Chair and members without the presence of management. Additionally, they work with Regions’ management, at the direction of the CHR Committee, to obtain information and further its goals. Cook & Co. does no work for executive management and provides no other services to Regions. The scope of services provided by Cook & Co. for the CHR Committee during 2020 included:
•Attending all CHR Committee meetings;
•Advising the CHR Committee regarding matters related to executive succession planning, retirement, and transition;
•Providing the CHR Committee with analysis of competitive market data to assist in establishing target levels for compensation components, such as base salary levels, annual incentives, long-term performance awards, and benefit levels for executive management;
•Assisting the CHR Committee with the evaluation and establishment of the design and construct of the short-term and long-term incentive programs for 2020, including values, opportunity levels, performance metrics, targets (including thresholds and maximums), performance curves, peer group comparisons, and risk mitigants to be included in the plan;
•Advising the CHR Committee with respect to year-end compensation determinations based on performance evaluations and other factors, including succession planning and related considerations;
•Providing competitive market practices regarding Director compensation targets and programs;
•Advising the CHR Committee regarding regulatory and compliance issues and the development of leading best practices and market competitive information with respect to compensation guidelines established by the SEC, the Federal Reserve, and other banking regulatory bodies; and
•Providing current trend information on industry and executive compensation issues.
Other Policies and Practices Impacting Compensation Decisions

Use of Peer Groups for Benchmarking Purposes. The CHR Committee utilizes peer groups to benchmark both executive compensation and corporate performance. In conjunction with its independent compensation consultant, the CHR Committee reviews both peer groups each year.
Compensation Peer Group. In determining the competitiveness of compensation compared to the market, the CHR Committee, with the assistance of its independent compensation consultant, regularly reviews the compensation of our executive officers against the Company’s compensation peer group and against survey data from a larger segment of companies within the financial services industry. While we do not specifically benchmark each individual Regions position to specific job matches within these peer companies, we use the information from these peers to assist the CHR Committee in evaluating the competitiveness of the compensation of our executive team including the NEOs covered in this proxy statement.
The CHR Committee believes that peer group construction revolves around finding a balance between including relative companies that match in size and focus and enough companies to make comparisons meaningful. The companies listed below are those that the CHR Committee believes are appropriate for compensation benchmarking purposes due to industry, asset size, revenue, and market capitalization. These companies have executive positions that are most similar in breadth and scope to Regions and represent the financial institutions that compete with Regions for our top executive talent.
When evaluating the compensation peer group for 2020 plans and pay levels, the CHR Committee’s independent compensation consultant recommended Synovus be added to the compensation peer group, specifically noting the rapid growth of Synovus, its geographically comparable footprint, and the fact that Regions competes with Synovus for talent. After reviewing the existing group and recommended addition, the CHR Committee elected to approve the compensation peer group as proposed. The 2020 compensation peer group is presented below:

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Compensation Peer Group
Company	12/31/2020 Assets ($ in millions)	12/31/2020 Market Cap ($ in millions)
U.S. Bancorp	553,905	70,211
Truist Financial Corporation	509,228	64,656
The PNC Financial Services Group, Inc.	466,679	63,176
Capital One Financial Corporation	421,602	45,372
Fifth Third Bancorp	204,680	19,651
Citizens Financial Group	183,349	15,277
KeyCorp	170,336	16,012
Regions Financial Corporation	147,389	15,475
M&T Bank Corporation	142,601	16,337
Huntington Bancshares Incorporated	123,038	12,847
Comerica Incorporated	88,129	7,774
Zions Bancorporation	81,476	7,128
Synovus	54,366	4,792

In addition to reviewing compensation peer group information annually, the CHR Committee’s independent compensation consultant periodically reviews the Company’s total compensation program against broader financial services industry survey data compiled by other sources (including compensation surveys prepared for the financial services industry by McLagan, a leading performance/reward consulting and benchmarking firm focused specifically on the financial services industry). All of this information is used by the CHR Committee when it considers the competitiveness and appropriateness of the amount and composition of pay at Regions.
Performance Peer Group. For purposes of measuring relative performance under our long-term incentive plan, we use a peer group that is slightly different from the one utilized for compensation analysis. While the CHR Committee believes compensation measures should be reviewed against financial institutions closer in size and scope to Regions, they further believe performance is more appropriately measured against a broad group of financial institutions that investors would consider in competition with Regions for their investment dollars. The key driver for performance peer group selection is business similarities. The CHR Committee looks for a focus on retail, consumer, and corporate banking with a regional/geographic focus. Though the CHR Committee also considers size, it is not a key determining factor due to its lack of material impact on performance comparisons, especially when related to its impact on compensation comparisons. The CHR Committee elected to approve the performance peer group without changes for 2020. The 2020 performance peer group is presented below:

Performance Peer Group
Company	12/31/2020 Assets ($ in millions)	12/31/2020 Market Cap ($ in millions)
U.S. Bancorp	553,905	70,211
Truist Financial Corporation	509,228	64,656
The PNC Financial Services Group, Inc.	466,679	63,176
Fifth Third Bancorp	204,680	19,651
Citizens Financial Group	183,349	15,277
KeyCorp	170,336	16,012
Regions Financial Corporation	147,389	15,475
M&T Bank Corporation	142,601	16,337
Huntington Bancshares Incorporated	123,038	12,847
Comerica Incorporated	88,129	7,774
First Horizon National Corporation	84,209	7,082
Zions Bancorporation	81,476	7,128
Synovus Financial Corp.	54,366	4,792
Hancock Whitney Corporation	33,639	2,950

The above-noted peer groups are not the same as the group of companies that comprise the S&P 500 Banks Index, which is the index included in the stock performance chart presented in Regions’ Annual Report on Form 10-K for the year ending December 31, 2020, and repeated in the Proxy Summary section of this proxy statement. Each of these peer groups represents a smaller group of financial institutions tailored primarily by asset size, core business services, geographic similarity, and alignment to the principles for each type of measurement.
Say-on-Pay. Regions understands that shareholders,

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regulators, and other stakeholders have a strong interest in executive compensation and attempts to balance the interests of these constituencies in the design and execution of our executive compensation program. In accordance with the vote of our shareholders, we provide an annual Say-on-Pay advisory vote regarding executive compensation. This year’s proposal is included as Proposal 3.
In our 2020 Say-on-Pay vote, we received strong approval of our executive compensation program, with 93.57 percent of the votes cast in favor of our program. Following our 2020 annual meeting, we participated in an enhanced corporate governance shareholder engagement process. Members from our executive compensation, investor relations, and corporate governance functions met with large shareholders to answer questions and discuss any issues or concerns. We will continue to monitor the results of future advisory votes on compensation and take feedback from our shareholder outreach program into consideration when assessing compensation design and disclosure matters in the future.
Clawbacks. It has long been the CHR Committee’s practice to review past awards in light of any material restatement of our financial results. As such, we continue to review and strengthen our policies with respect to the recoupment of prior incentive compensation awards or adjustment of future awards in these events. The CHR Committee annually reviews a formal clawback policy that applies to each of our NEOs, as well as a number of other officers of the Company (each a “Covered Officer”). The policy permits the Company to clawback incentive compensation awarded, paid or payable, within the three years prior, ending on the triggering event under the policy.

Regions’ Clawback Policy is reviewed at least annually by the CHR Committee.
In the event the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under either GAAP or federal securities law, or the Company subsequently finds that the financial information or performance metrics used to determine the amount of incentive compensation for a prior period is materially inaccurate, the Company may seek repayment of incentive compensation or require the forfeiture or reduction of outstanding or future cash and equity-based incentive compensation as may be determined by the CHR Committee.
In addition to allowing for clawback in the case of financial restatement or materially inaccurate performance metrics, the policy allows the Company to recoup cash and equity-based incentive compensation in the case of misconduct of a Covered Officer, regardless of whether or not there is an accompanying financial restatement, to the extent any performance or vesting period for such incentive compensation overlapped in whole or in part with, or was exercised during, the period of misconduct. For purposes of the policy, misconduct is defined as: (i) knowing violation of federal, state or local law, rule, or regulation; (ii) material breach of any written Company policy or covenant between Regions and the Covered Officer; (iii) disclosure of the Company’s confidential information or trade secrets; or (iv) commission of an act of fraud, dishonesty, or recklessness in the performance of the Covered Officer’s duties, which is not in good faith and subjects the Company to excessive risk or financial loss or materially disrupts, damages, impairs, or interferes with the business of the Company.
Regulatory Oversight and Risk Governance. As a bank holding company, we must comply with various regulatory requirements. The Federal Reserve adopted guidelines on incentive compensation for financial institutions that include the following three main principles:
•    Incentive compensation arrangements should balance risk and financial results in a manner that does not provide employees with incentives to take excessive risks on behalf of the banking organization;
•    A banking organization’s risk management processes and internal controls should reinforce and support the development and maintenance of balanced incentive compensation arrangements; and
•    Banking organizations should have strong and effective corporate governance to help ensure sound compensation practices including effective oversight by the Board.
In response to these guidelines, we established a governance and oversight process for the design, operation, and monitoring of our incentive plans that improves our ability to evaluate and reduce risk or to risk-adjust payouts under the plans. We created an internal cross-functional oversight committee with representation from risk management, finance, human resources, and legal to review, consider, and approve, as appropriate, certain higher risk plans. This cross-functional oversight committee also works with business group leadership to monitor the performance and effectiveness of all our incentive plans to ensure that they include features and metrics designed to discourage inappropriate risk-taking.
As a part of our oversight process, this internal oversight committee meets on a regular basis and provides a quarterly report to the CHR Committee with respect to the activities around incentive compensation management. In addition, at least once each year, the CHR Committee meets jointly with the Risk Committee, the CRO, and other members of the risk management team to receive a thorough risk assessment of each of our material incentive plans.

The risks arising from our compensation plans, policies, and practices are not reasonably likely to have a material adverse effect on the Company.
In presenting the risk assessment, the CRO noted that the process of limiting risk starts with the Board setting the risk appetite of the Company, establishing policies, and implementing appropriate limits. The process then continues with management developing the policies and practices to ensure the Company operates within our risk appetite and avoids unnecessary or excessive risk. As described in the Relationship of Compensation Policies and Practices to Risk Management section, we believe that the risks arising from our compensation plans, policies, and practices are not reasonably likely to have a material adverse effect on the Company. In making this determination, we consider the impact of the: (i) Board’s role in the determination of the overall risk profile and

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appetite; (ii) level of controls in place; and (iii) incentive policies, procedures, and governance activities we follow.
Equity Grant Policies and Practices.  A grant of equity compensation to eligible key associates is generally made on an annual basis. Although the Company does not currently issue stock option grants under the 2015 LTIP, the plan requires that the exercise price for options be based on the closing price of Regions common stock on the date of the grant in the event this practice resumes. The CHR Committee has adopted a schedule and process of reviewing the program provisions and grant levels in the first quarter of the year to coincide with the annual performance management compensation review process established by the Company for all associates. As a part of that process each year, the CHR Committee will pre-establish a grant date for grants to eligible associates subject to the needs and business considerations of the Company. The equity grants to all eligible key associates were made on April 1, 2020.
The CHR Committee specifically approves all grants of equity compensation to executive officers, as well as other officers covered by Section 16(a) of the Exchange Act. The CHR Committee has delegated authority to the CEO to determine and approve annual grants, as well as modify outstanding grants, to other key associates within the limits and budgets established each year as part of the CHR Committee’s consideration of the annual grant program guidelines.
From time to time, the Company may find it necessary to issue special grants to new hires or other key associates outside of the normal grant process. The CHR Committee also has delegated authority to the CEO to determine the need for and value of these grants. For these grants, the CHR Committee’s policy provides that grants will be made on the first business day of the calendar quarter following the hire date or the determination for the need to grant an award for retention purposes. This timing was chosen to prevent even an appearance that either management or the associate could manipulate the pricing date and also to reduce the administrative and accounting burden that would be created by multiple grant dates. Any grants made by the CEO are reported to the CHR Committee on a regular basis each year.
Policy on Cash versus Non-Cash and Current versus Future Compensation. The CHR Committee does not maintain a stated policy that dictates cash versus non-cash compensation or current versus future compensation. However, the allocation of cash and non-cash compensation for each of the NEOs is reviewed by the CHR Committee annually and reflects the CHR Committee’s best efforts to balance short-term and long-term objectives of the Company.
Stock Ownership Guidelines and Stock Retention Requirements. Regions has adopted stock ownership guidelines requiring executive officers and members of the Board to have a meaningful economic stake in Regions. These guidelines are designed to maintain stock ownership levels high enough to ensure our commitment to creating shareholder value. For purposes of meeting the guidelines, the following types of stock ownership are counted:
•Shares directly owned by the executive officer or Director without restriction;
•Restricted stock and stock units (except for those that may be subject to future performance requirements);
•Stock equivalents allocated through any deferred stock investment plan, as well as an executive officer’s shares held in a 401(k) Plan account and notionally held in an Excess 401(k) Plan account; and
•Shares held in trust for the benefit of the executive officer or his or her immediate family members.
Any executive officer who does not meet the ownership guidelines must retain at least 50 percent of the after-tax value of any compensatory equity grant upon vesting until such time as the ownership guidelines are met. The equity stake of our NEOs and Directors is reflected in the beneficial ownership information contained in the Security Ownership of Directors and Officers subsection of Ownership of Regions Common Stock.
The table below summarizes the stock ownership guidelines for our CEO and each of the NEOs (including their compliance with the guidelines as of February 22, 2021):

Name	Ownership Requirement	Approximate Stock Value Required to be Held	Holds Required Amount	Percent of Required Amount Owned
John M. Turner, Jr.	6 X Base Pay	$6,000,000	Yes	229%
David J. Turner, Jr.	3 X Base Pay	$1,992,600	Yes	399%
John B. Owen	3 X Base Pay	$2,100,000	Yes	126%
C. Matthew Lusco	3 X Base Pay	$1,752,750	Yes	322%
Ronald G. Smith	3 X Base Pay	$1,605,000	Yes	420%

Other Policies Related to Stock Ownership (prohibitions against insider trading, hedging, and pledging of Regions securities). The Company has a long-standing General Policy on Insider Trading to guard against improper securities trading. Under the policy, no Director, executive officer, or other associate of Regions who is aware of material nonpublic information relating to the Company may, directly or through family members or other persons or entities, buy or sell securities of the Company (other than pursuant to a previously approved trading plan that complies with SEC Rule 10b5-1), or engage in any other action to take personal advantage of any material nonpublic information about Regions that they may have.

Regions’ policy prohibits hedging and the pledging of Regions equity securities as collateral.
Our General Policy on Insider Trading prohibits all associates from engaging in short-term or speculative trading in Regions securities, including engaging in any hedging transactions or short sales of Regions securities. The policy further prohibits

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transactions in puts, calls, or other publicly traded options, as well as any other derivative securities transactions conducted on an exchange or in any other organized market involving Regions securities. In addition to these broader prohibitions, our General Policy on Insider Trading further prohibits our Directors and executive officers from purchasing Regions securities on margin or holding them in a margin account, borrowing against any account in which Regions equity securities are held, or pledging Regions equity securities as collateral for a loan. The policy’s prohibitions also cover transactions in Regions securities conducted by parties related to the Regions associate, executive officer, or Director, as applicable. This policy is reviewed and approved by the Board’s NCG Committee on an annual basis. For more information, see the Anti-Hedging and Anti-Pledging subsection of Ownership of Regions Common Stock.
Accounting for Stock-Based Compensation. Regions accounts for and reports stock-based compensation under our long-term incentive plans in accordance with the requirements of Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation - Stock Compensation. For further disclosure of Regions’ accounting for stock-based compensation, refer to Note 17, “Share-Based Payments,” to the consolidated financial statements included in Regions’ Annual Report on Form 10-K for the year ended December 31, 2020.
Consideration of the Impact of IRC Section 162(m). As part of its responsibilities, the CHR Committee has historically reviewed and considered the deductibility of executive compensation under IRC Section 162(m), which generally disallowed tax deductions for compensation over $1 million to our covered executive officers unless that compensation met a “performance-based” exception. Historically, significant aspects of the Company’s compensation programs were designed to permit (but not require) compensation to qualify for this performance-based compensation exception.
In December 2017, IRC Section 162(m) was amended by the Tax Cuts and Jobs Act to eliminate the exception for performance-based compensation (other than with respect to payments made pursuant to certain “grandfathered” arrangements entered into prior to November 2, 2017) so that now any compensation above $1 million paid to covered executive officers is not deductible unless it qualifies as “grandfathered.”
Despite these new limits on the deductibility of performance-based compensation, the CHR Committee continues to believe that a significant portion of our NEOs’ compensation should be tied to Company performance. Therefore, it is not anticipated that the changes to IRC Section 162(m) will significantly impact the design of our compensation program going forward.
Change-in-Control, Post-Termination, and Other Employment Arrangements

For competitive and fairness reasons, we believe it is important to protect key associates (including the NEOs) in the event of certain terminations of employment during a transition period following a change-in-control of Regions. The potential or actual occurrence of a change-in-control could create uncertainty regarding the continued employment of our NEOs and providing employment protection should eliminate, or at least significantly reduce, any potential reluctance of our executives to pursue potential transactions that may be in the best interests of our shareholders. To align the interests of our shareholders and our executives, we have entered into agreements with all NEOs that govern some of the terms of their employment and compensation in the event of a qualifying termination after a change-in-control of Regions.
Change-in-Control Agreements. The change-in-control agreements entered into with NEOs generally provide that during the two-year period following a change-in-control of Regions, if the NEO’s employment is terminated other than for “cause,” or if the NEO resigns for “good reason,” they would be paid accrued compensation and benefits, plus an amount equal to a specified multiple of base salary and average annual bonus during the three years preceding the year in which the change-in-control occurs.
The Company entered into agreements that provide Mr. J. Turner and Mr. Owen with a three times multiple of pay upon termination following a change-in-control and provide Mr. D. Turner, Mr. Lusco, and Mr. Smith with a two times multiple of pay. If employment is terminated for “cause” or due to death, disability, or resignation other than for “good reason,” payments would be limited to accrued compensation and benefits.
Agreements issued after February 2011 do not include any income tax gross up payments under the excise tax provisions of IRC Section 4999. Mr. Owen, Mr. D. Turner, and Mr. Smith have change-in-control agreements that were issued in 2007 and provide that additional payments may become due to avoid a negative tax consequence to the executive in the event any payment or benefit would cause the NEO to become subject to the excise tax imposed under IRC Section 4999. Mr. J. Turner and Mr. Lusco entered into agreements after February 2011, and therefore, are not entitled to receive a payment to compensate for excise taxes. None of the NEOs’ agreements provide any type of severance benefits in connection with termination of employment at any other time. For additional information, including definitions of “cause,” “good reason,” and “change-in-control,” see the subsection entitled Potential Payments by Regions Upon Termination or Change-in-Control.
Executive Severance Plan. In an effort to increase transparency, promote fair and equitable treatment among associates in like positions, and improve executive recruiting efforts, in October 2019 the CHR Committee approved the Regions Financial Corporation Executive Severance Plan effective January 1, 2020. While existing change-in-control agreements are grandfathered, the plan provides standardized change-in-control and severance benefits for our NEOs and other associates who are eligible under the terms and conditions of the plan. The Executive Severance Plan prohibits tax gross-ups.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION OF EXECUTIVE OFFICERS

The following tables, narratives, and footnotes contain compensation information about our President and CEO; our CFO; and our three other most highly paid executive officers for the year ended December 31, 2020, our NEOs.
Summary Compensation Table

The Summary Compensation Table that follows contains information with respect to our NEOs. Based on the amounts for 2020, salary accounted for approximately 14 percent of direct compensation (including salary, stock awards, and non-equity incentive compensation) for our President and CEO and 21 percent on average among all other NEOs, which reflects our performance-based pay philosophy. The following is a brief summary of the components of Regions’ pay programs included in each column of the Summary Compensation Table:
Salary – The “Salary” column includes the year-to-date base salary amounts for each NEO for the fiscal years indicated. New base salary amounts are generally effective on April 1 of each year.
Bonus – Regions does not generally issue nonperformance-based or discretionary bonuses to NEOs, and this column reflects the absence of any such payments.
Stock Awards – Equity awards granted in 2020 were composed of PSUs and RSUs and are reported in the “Stock Awards” column at the grant date fair value. The grant date fair value does not correspond with the amounts that may be eventually realized relative to these awards. Any benefit from these awards depends on the future value of Regions common stock, the satisfaction of time-based vesting requirements in the case of RSUs and the attainment of performance requirements in the case of PSUs. For more detail regarding the stock awards for NEOs, see pages 83 through 87 of the CD&A section and the Grants of Plan-Based Awards table.
Option Awards – Although our long-term incentive plan allows for the granting of option awards, we have not awarded stock options to NEOs in a number of years. The absence of this practice is reflected in the “Options” column.
Non-Equity Incentive Plan Compensation – The amounts in the “Non-Equity Incentive Plan Compensation” column represent annual incentives earned for 2020 performance under our annual incentive plan as described beginning on page 80 of the CD&A and paid in early 2021. Also included in this amount is the value of the 2018 PCUs for the performance period ended December 31, 2020. While the value of these Performance Cash Unit awards has been determined, they remain subject to service based vesting until April 1, 2021, and will be payable as of that date. The SEC rules require us to report these values in the Summary Compensation Table for the year that represents the final performance year of the grant. However, the CHR Committee does not consider these awards as current compensation, but rather compensation for the year in which the grant was issued. For more information on how the CHR Committee views awards compared to how the SEC requires us to report awards, see page 87 of the CD&A.
Change in Pension Value and Nonqualified Deferred Compensation Earnings – This column includes the change in pension value for each NEO, which is the difference in the total present value of accrued benefit on December 31, 2020, minus the total present value of accrued benefit on December 31, 2019. For additional information about pension benefits, refer to pages 87 through 89 in the CD&A and to the Pension Benefits subsection and table. As for nonqualified deferred compensation earnings, none of the NEOs receive above-market or preferential earnings on their nonqualified deferred compensation accounts. More information regarding the provisions of the nonqualified deferred compensation plans in which the NEOs participate can be found on pages 100-102.
For most participants, the change is a result of additional years of service, the passage of time, changes in discount rates, and mortality tables. While each contributed to different degrees to the pension benefit increases reported in the Summary Compensation Table, some of the more notable factors in this year’s change include:
•Specifically with respect to our CEO, Mr. J. Turner’s pay in the last three years has been appropriately increased to an amount commensurate with his new role and responsibilities. Our retirement benefit formula is a “final average earnings” formula using the highest three consecutive years of pay. As a result, increases in pay can have a significant impact on the change in pension value when the years of higher pay replace lower values in the three year average calculation.
•Interest rates used to value plan liabilities remain at record lows, which increases the current lump sum value of the benefit for each of our NEOs.
All Other Compensation – Amounts in the “All Other Compensation” column represent the aggregate dollar amount for each NEO for perquisites, other personal benefits, and additional compensation items not disclosed in other columns of the Summary Compensation Table. Items may include the value of: group term life insurance coverage, financial planning services, personal use of corporate aircraft, an enhanced executive physical, home security, as well as matching charitable gift contributions. “All Other Compensation” also includes the value of Company contributions to the 401(k) Plan and the Excess 401(k) Plan.
Total – This column represents the sum of all columns for each of the NEOs, and includes all amounts earned by the NEO, including any amounts that may have been deferred for tax purposes.

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Name & Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
John M. Turner, Jr. President and Chief Executive Officer	2020	993,558	3,328,484	2,405,050	6,914,629	190,795	13,832,516
	2019	968,750	2,835,476	2,295,559	6,821,591	193,891	13,115,267
	2018	806,250	1,098,317	2,230,019	3,142,908	120,129	7,397,623
David J. Turner, Jr. Chief Financial Officer	2020	664,200	931,963	1,299,922	1,821,210	100,843	4,818,138
	2019	664,200	907,369	1,320,656	1,526,566	120,101	4,538,892
	2018	664,200	878,653	1,683,937	140,855	92,790	3,460,436
John B. Owen Chief Operating Officer	2020	700,000	998,545	1,408,750	1,961,622	110,733	5,179,651
	2019	700,000	907,369	1,379,335	3,333,674	125,670	6,446,048
	2018	695,150	878,653	1,763,088	1,172,687	106,756	4,616,334
C. Matthew Lusco Chief Risk Officer	2020	584,250	798,840	1,102,826	723,405	100,729	3,310,050
	2019	584,250	777,745	1,196,420	1,263,719	121,882	3,944,016
	2018	584,250	753,132	1,541,426	756,268	99,485	3,734,560
Ronald G. Smith* Head of Corporate Banking Group	2020	526,772	599,135	966,396	918,322	83,518	3,094,143
	2019	—	—	—	—	—	—
	2018	—	—	—	—	—	—
*    Prior to 2020, Mr. Smith was not an NEO. As a result, Mr. Smith’s compensation for 2019 and 2018 is not included.
(1)    As reflected in the following table, amounts in this column are the grant date fair value of awards computed in accordance with the FASB ASC Topic 718, Compensation - Stock Compensation. See Note 17, “Share-Based Payments,” to the consolidated financial statements included in our Annual Report on Form 10-K filed February 24, 2021, for additional information about how the grant date fair value of these awards is determined.

	2020 Annual Equity Grant (PSUs & RSUs)				Total Stock Awards Value ($)
	PSUs ($/units) (a)		RSUs ($/units) (b)
Name	Performance Stock Units ($)	Performance Stock Units (#)	Restricted Stock Units ($)	Restricted Stock Units (#)
John M. Turner, Jr.	1,984,133	161,970	1,344,351	161,970	3,328,484
David J. Turner, Jr.	555,550	45,351	376,413	45,351	931,963
John B. Owen	595,240	48,591	403,305	48,591	998,545
C. Matthew Lusco	476,194	38,873	322,646	38,873	798,840
Ronald G. Smith	357,149	29,155	241,987	29,155	599,135
(a)    The amounts in this column reflect the number of units granted and the grant date fair value of PSUs based on the probable outcome of the performance conditions. Actual payout under these awards can range from 0% to 150% of target based on performance metrics of absolute and relative EPS Growth and ROATCE established at grant. The maximum award value for the PSUs (determined as described on pages 83-87) is $2,976,199 for Mr. J. Turner, $833,325 for Mr. D. Turner, $892,860 for Mr. Owen, $714,291 for Mr. Lusco, and $535,723 for Mr. Smith.
(b)    The amounts in this column represent the number of units granted and the grant date fair value of RSUs that cliff vest at the end of the three-year vesting period ending April 1, 2023.
(2)    This amount represents annual cash incentives for 2020 performance plus the value of the 2018 PCUs based on certification of performance goals as of the three-year period ending on December 31, 2020, and will be vested based on service effective April 1, 2021. The following table sets forth the details of these awards:

	Non-equity Incentive Plan Compensation
Name	2020 Annual Cash Incentive ($)	Value of 2018 Performance Cash Units at 12/31/20 ($) (a)	Total ($)
John M. Turner Jr.	1,827,550	577,500	2,405,050
David J. Turner, Jr.	837,922	462,000	1,299,922
John B. Owen	946,750	462,000	1,408,750
C. Matthew Lusco	706,826	396,000	1,102,826
Ronald G. Smith	669,396	297,000	966,396
(a)    This column reflects 99% of target earned at December 31, 2020. Grants are subject to service vesting requirements until April 1, 2021 (the third anniversary of the date of grant).

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(3)    Amounts shown in this column represent the total change of the actuarial present value of our NEO’s accumulated benefit under our defined benefit and non-qualified deferred compensation plans and include benefits for Mr. J. Turner and Mr. Owen described on pages 87-89 and 100-102, which are subject to significant vesting requirements. Therefore, all of the change in benefit for Mr. J. Turner and Mr. Owen would not be payable as of December 31, 2020, if they left the Company. Mr. D. Turner, Mr. Lusco, and Mr. Smith are fully vested in their benefits. Importantly, the change in pension value is not currently paid to an executive and arise from multiple factors including additional benefit accruals for another year of service, changes in compensation, and actuarial assumptions used to value plan liabilities such as mortality assumptions, discount periods, and interest rates (which are at historic lows).
(4)    All other compensation consists of the following:

Name	Life Insurance, Perquisites and Other Personal Benefits ($)(a)	Matching Contributions Under Qualified Savings Plans ($)	Matching Contributions Under Nonqualified Savings Plans ($)	Non-Elective Contributions under the Qualified and Nonqualified 401(k) plans ($)	Total All Other Compensation ($)
John M. Turner, Jr.	43,440	14,250	127,406	5,700	190,795
David J. Turner, Jr.	24,400	14,250	62,193	—	100,843
John B. Owen	23,867	14,250	66,917	5,700	110,733
C. Matthew Lusco	28,795	14,250	51,984	5,700	100,729
Ronald G. Smith	24,550	14,250	44,718	—	83,518
(a)    The 2020 amount includes the value of items such as financial planning services, personal use of the corporate aircraft, an enhanced executive physical, home security, and matching charitable gift contributions. For Mr. J. Turner, the value for personal use of the corporate aircraft in 2020 was $17,750, and the value of personal financial planning services was $17,335.
Grants of Plan-Based Awards

Plan-based awards made in 2020 to the NEOs included annual cash incentives, PCUs, PSUs, and RSUs.
Annual cash incentives were based on an assessment of both corporate performance, as well as individual performance in 2020. For four of our NEOs excluding Mr. Smith, corporate performance measures, including profitability, credit management, and customer service, accounted for 70 percent of the incentive. Individual performance, in relation to certain strategic priorities, accounted for the remaining 30 percent. For Mr. Smith, corporate performance measures account for 50 percent of the incentive, with business unit and individual results accounting for the remaining 50 percent.
Equity grants were issued in 2020 under the Regions 2015 LTIP. The Regions 2015 LTIP, which was approved by shareholders at the 2015 Annual Meeting, permits grants of awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based awards, dividend equivalents, other stock-based awards, and any other right or interest relating to stock or cash. Awards under the Regions 2015 LTIP may vest over time or upon the achievement of pre-established performance goals. Awards are paid in the event of certain terminations of employment within 24 months after a change-in-control.
The 2020 PCUs and PSUs were issued based on the Company’s absolute and relative EPS Growth and ROATCE over the three-year period from January 1, 2020, through December 31, 2022. The ultimate value of these performance awards can vary from 0 percent to 150 percent of target, depending on performance measured against goals as more fully described on pages 84 through 85 of the CD&A. The RSUs generally cliff vest three years from the date of grant; however, up to 40 percent of a grant may be forfeited if certain capital and liquidity performance thresholds are not met. Dividends and dividend equivalents accrued on both the PSUs and RSUs will be paid in cash at vesting based on the number of units actually earned.
For more information regarding the grants of plan-based awards for NEOs, see pages 79 through 87 of the CD&A.

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COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth details regarding non-equity and equity plan-based awards granted to each of the NEOs in 2020:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John M. Turner, Jr.	01/01/20(3)	—	1,689,049	3,378,098
	04/01/20							161,970	—	—	1,344,351
	10/14/20 (4)	—	1,666,667	2,500,001	—	161,970	242,955				1,984,133
David J. Turner, Jr.	01/01/20(3)	—	763,830	1,527,660
	04/01/20							45,351	—	—	376,413
	10/14/20(4)	—	466,667	700,001	—	45,351	68,027				555,550
John B. Owen	01/01/20(3)	—	875,000	1,750,000
	04/01/20							48,591	—	—	403,305
	10/14/20(4)	—	500,000	750,000	—	48,591	72,887				595,240
C. Matthew Lusco	01/01/20(3)	—	671,888	1,343,776
	04/01/20							38,873	—	—	322,646
	10/14/20(4)	—	400,000	600,000	—	38,873	58,310				476,194
Ronald G. Smith	01/01/20(3)	—	605,788	1,211,576
	04/01/20							29,155	—	—	241,987
	10/14/20(4)	—	300,000	450,000	—	29,155	43,733				357,149
(1)    In addition to service-vesting requirements, the RSUs included in this column are subject to performance-vesting requirements based on the Company’s achievement of certain capital and liquidity performance thresholds during each of the periods from January 1, 2020, to December 31, 2020; January 1, 2021, to December 31, 2021; and January 1, 2022, to December 31, 2022. To the extent that the capital performance threshold and/or the liquidity performance threshold has not been satisfied for each performance period, 20% for each requirement (up to a maximum of 40% total) of the RSUs awarded will be forfeited. For purposes of this award, the Company’s performance will be measured relative to the following capital and liquidity performance thresholds as certified by the CHR Committee:
(i)    “Capital Performance Threshold”: Capital Action Decision Tree Status as defined in the Capital Policy must remain in either “Monitor Capital” or “Capital Deployment” status; and
(ii)    “Liquidity Performance Threshold”: Risk for Primary Liquidity Level must remain at “Moderate” or better.
        Notwithstanding the achievement of the capital and liquidity performance thresholds, in order to be eligible to receive any shares of stock under this award, employment must continue through the third anniversary of the grant date, which is April 1, 2023, except in the case of death, disability, retirement, or certain terminations following a change-in-control.
(2)    The grant date fair value is determined under FASB ASC Topic 718.
(3)    Amounts included in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column reflect the range of possible annual cash incentive payouts for 2020 performance. Actual amounts earned, as determined by the CHR Committee in the first quarter of 2021, are reflected in the 2020 Summary Compensation Table under the Non-Equity Incentive Plan Compensation column.
(4)    The Performance-Based Cash Unit awards included in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column and PSUs included in the Estimated Future Payouts Under Equity Incentive Plan Awards column have performance requirements based on absolute and relative ROATCE. In addition, in the event the achievement of the performance criteria for ROATCE is less than or equal to an absolute threshold and in the bottom twenty-fifth percentile of the peer group on a relative basis, the payout will be zero. The performance period for these awards is January 1, 2020, through December 31, 2022, and will fully vest on April 1, 2023. Notwithstanding the achievement of the performance requirements, in order to receive any cash payout or shares of stock under these awards, employment must continue through the third anniversary of the grant date, which is April 1, 2023, except in the case of death, disability, retirement, or certain terminations following a change-in-control. Executives were granted shares on April 1, 2020, using the 30-day average stock price to determine the number of shares granted as RSUs and PSUs. Performance criteria for PSUs and PCUs were established as of October 14, 2020, and, as a result, under current accounting rules the final value of PSU grants was not set until that time.

Outstanding Equity Awards at December 31, 2020

Awards in the following table include:
•     Grants of stock options made over time that are exercisable and unexercisable;
•     Grants of RSUs;
•     Grants of PSUs made in 2018, 2019, and 2020 that may be paid if Regions achieves specific performance criteria and meets certain capital performance and liquidity performance thresholds; and
•     Grants of RSUs made in 2018, 2019, and 2020 that will pay in full if Regions meets certain capital performance and liquidity performance thresholds.

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COMPENSATION OF EXECUTIVE OFFICERS
The following table sets forth outstanding equity-based awards held by each of the NEOs as of December 31, 2020:

		Stock Awards(1)
Name	Grant Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(a)	Market Value of Shares or Units of Stock That Have Not Vested ($)(a)	Equity Incentive Plan Awards: # of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(b)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(b)
John M. Turner, Jr.	04/02/18	30,240	487,469	29,938	482,594
	04/01/19	96,642	1,557,869	96,642	1,557,869
	04/01/20	161,970	2,610,956	—	—
	10/14/20	—	—	161,970	2,610,956
David J. Turner, Jr.	04/02/18	24,192	389,975	23,950	386,075
	04/01/19	30,926	498,527	30,926	498,527
	04/01/20	45,351	731,058	—	—
	10/14/20	—	—	45,351	731,058
John B. Owen	04/02/18	24,192	389,975	23,950	386,075
	04/01/19	30,926	498,527	30,926	498,527
	04/01/20	48,591	783,287	—	—
	10/14/20	—	—	48,591	783,287
C. Matthew Lusco	04/02/18	20,736	334,264	20,529	330,922
	04/01/19	26,508	427,309	26,508	427,309
	04/01/20	38,873	626,633	—	—
	10/14/20	—	—	38,873	626,633
Ronald G. Smith	04/02/18	15,552	250,698	15,396	248,191
	04/01/19	19,881	320,482	19,881	320,482
	04/01/20	29,155	469,979	—	—
	10/14/20	—	—	29,155	469,979
(1)    As Company performance at December 31, 2020, is not projected at levels higher than target, amounts reported for 2019 and 2020 are calculated at 100% of target. Amounts reported for 2018 are calculated at 99% of target. The stock value used to determine the market value of shares is the fair market value of Regions common stock of $16.12 per share on December 31, 2020. In addition to service-vesting requirements, RSUs and PSUs are subject to additional vesting requirements as follows:

Grant Date	Vesting Schedule	Restrictions
April 2, 2018	Third anniversary of the April 2, 2018, grant date	(a) RSUs are also subject to vesting that requires meeting certain capital and liquidity thresholds
April 1, 2019	Third anniversary of the April 1, 2019, grant date
(b) PSUs may be earned between 0% and 150% subject to meeting certain capital performance and liquidity performance thresholds and achieving required performance levels of ROATCE as follows:
•For grants made on April 2, 2018, the performance period is January 1, 2018, through December 31, 2020
•For grants made on April 1, 2019, the performance period is January 1, 2019, through December 31, 2021
•For grants made on October 14, 2020, the performance period is January 1, 2020, through December 31, 2022

April 1, 2020 and October 14, 2020	Third anniversary of the original April 1, 2020, grant date
(2) For information regarding the April 1, 2020, and October 14, 2020, grant dates, see page 84 in the CD&A.

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Option Exercises and Stock Vested

The following table sets forth the amounts realized by each of the NEOs as a result of the exercise of options and vesting of stock awards in 2020:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
John M. Turner, Jr.	118,650	887,502	58,035	468,342
David J. Turner, Jr.	—	—	58,035	468,342
John B. Owen	—	—	58,035	468,342
C. Matthew Lusco	—	—	58,035	468,342
Ronald G. Smith	—	—	29,016	234,159
(1) The value realized on exercise is determined by multiplying the number of exercised shares by the difference between the October 26, 2020, exercise fair market value of $13.78 and the July 1, 2011, grant date closing stock price of $6.30.
(2)     The value realized on vesting is determined by multiplying the number of vested units granted on April 3, 2017, by Regions’ April 3, 2020, closing stock price of $8.07.
Pension Benefits

The Retirement Plan is a qualified defined benefit plan providing for a lifetime monthly annuity following retirement. Benefits earned by our NEOs under the Retirement Plan are generally based on the following formula:

1.3% of “Average Monthly Earnings” up to Covered Compensation	+	1.8% of “Average Monthly Earnings” in excess of Covered Compensation	X	Years of Service up to a maximum of 30 total years
“Average Monthly Earnings” is defined as the average of the highest five consecutive years of base compensation within the last 10 years of service, and “Covered Compensation” is defined as the estimated average maximum amount of a participant’s earnings on which Social Security benefits will be based assuming that in each year of the participant’s working career, the participant’s wages equaled the Social Security Taxable Wage Base.
Any accrued benefit under the Retirement Plan is generally 100 percent vested after five years of service. While the Retirement Plan defines normal retirement age as age 65, there is no reduction in benefits due to age after a participant has reached age 62. Upon separation of service, benefits are payable as early as age 55, although between age 55 and 62, benefits are subject to a reduction for early payment.
Mr. D. Turner and Mr. Smith are the only NEOs who participate in the Retirement Plan. While Mr. J. Turner has a vested benefit in the Retirement Plan that he earned during a previous period of employment, he is no longer accruing additional benefits because he was rehired subsequent to the closure of the Retirement Plan.
The SERP is an unfunded nonqualified defined benefit plan that was created to supplement benefits provided through the Retirement Plan. The SERP restores benefits that would otherwise have been provided to participants under the Retirement Plan but were limited because of tax code limitations on qualified plan benefits. In addition to these restorative benefits, the SERP provides benefits that serve to attract and retain high quality senior executive talent for the Company. There are two types of retirement benefits in the SERP: a regular benefit and a targeted benefit.
The regular benefit is available to all eligible SERP participants and is calculated using the same formula as the Retirement Plan with the following differences: (1) instead of averaging base earnings over five years of service, it averages base and short-term cash incentives over the highest three consecutive years of service out of the last 10 years of service, (2) there are no compensation limitations, and (3) the maximum years of service used in the calculation of the regular benefit is 35 years of service instead of 30.
Mr. D. Turner and Mr. Smith participate in the SERP, accruing benefits under the regular benefit formula. Mr. Lusco does not participate in the Retirement Plan because he was employed by the Company subsequent to the Retirement Plan’s closure, but he does participate in the SERP and is also accruing benefits under the regular benefit formula.
The targeted SERP benefit is available to a select group of senior officers as a result of a previously grandfathered arrangement. The targeted SERP benefit provides a benefit using the following formula:

4% of “Average Monthly Earnings” for the first 10 Years of Service	+	1% of “Average
Monthly
Earnings” for every year in
excess of 10 Years of
Service up to a maximum of
an additional 25 years of
service (for a maximum
benefit of 65% of
“Average
Monthly Earnings” with
35 Years of Service)
For purposes of this formula, “Average Monthly Earnings” has the same definition as the regular SERP benefit.
Regions’ targeted benefit is offset by both the benefit under the Retirement Plan, as well as Social Security. The targeted benefit is also subject to significant retentive vesting requirements. Participants will receive the benefit following

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termination of employment after reaching age 60 and completing a minimum of 10 years of service, except in the case of death, disability, or change-in-control. Termination of employment for any other reason prior to age 60 and completion of 10 years of service will result in forfeiture of the targeted benefit. If a participant who is eligible for both the regular benefit and the targeted benefit retires prior to meeting the targeted benefit’s vesting requirements, he or she will receive a regular benefit.
Mr. Owen and Mr. J. Turner participate in the targeted benefit under the SERP. Because neither had attained age 60 by December 31, 2020, the table below reflects unvested benefits as of year-end.

The following Pension Benefits table reflects the actuarial present value of the benefits from the Retirement Plan and the SERP:

			Pension Benefits
Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
John M. Turner, Jr.	Regions Retirement Plan for Associates	9	111,690	—
	Regions Post 2006 SERP (3)	10	21,270,243	—
David J. Turner, Jr.	Regions Retirement Plan for Associates	15	980,241	—
	Regions Post 2006 SERP	15	6,624,119	—
John B. Owen	Regions Retirement Plan for Associates	N/A	—	—
	Regions Post 2006 SERP (4)	13	15,008,710	—
C. Matthew Lusco	Regions Retirement Plan for Associates	N/A	—	—
	Regions Post 2006 SERP	10	4,937,589	—
Ronald G. Smith	Regions Retirement Plan for Associates	30	1,656,916	—
	Regions Post 2006 SERP (5)	35	5,341,324	—
(1)    Mr. Owen and Mr. Lusco do not participate in the Retirement Plan. Mr. J. Turner’s years of credited service in the Retirement Plan are from a previous period of employment; he is not currently accruing additional benefits under the Retirement Plan.
(2)    In 2009, future benefit accruals under the Retirement Plan and the SERP were suspended for all participants. Even during the suspension, participants continued to earn service toward vesting and eligibility for early retirement benefits. Effective January 1, 2010, benefit accruals were resumed for Retirement Plan and SERP participants. The present value of the accumulated Retirement Plan benefits is calculated as of December 31, 2020, and was determined using a 2.65% discount rate and the Pri-2012 employee (or retiree) and non-disabled annuitant mortality tables, no collar, with generational projection based on scale MSS-2020 for participants and for future beneficiaries respectively. The present value of the accumulated SERP benefits is calculated as of December 31, 2020, and was determined using a 1.99% discount rate (PPA segment rates as of September 2020 reduced by 100 basis points (-0.49% for the first 5 years, 1.31% for the next 15 years, and 2.15% thereafter) to calculate expected lump sum distributions), and the 2021 Pension Protection Act lump sum mortality table. For purposes of the present value calculation, no pre-retirement mortality was assumed, and the payment date was assumed to be the earliest unreduced retirement date under both plans. The payment age of 62 (life only) was assumed for the Retirement Plan and the payment age of 60 was assumed for the SERP for Mr. Owen and Mr. J. Turner and age 62 for Mr. D. Turner, Mr. Lusco and Mr. Smith.
(3)     Mr. J. Turner must complete a minimum of 10 years of service and attain at least age 60 before benefits are fully vested. Mr. J. Turner’s benefit includes partial vesting at age 55 and 10 years of service.
(4)    The table above represents benefits as of December 31, 2020. Mr. Owen must complete a minimum of 10 years of service and attain at least age 60 before benefits are fully vested. As of year-end, Mr. Owen had not yet vested in these benefits and therefore if he had terminated employment, for reasons other than death, disability or change-in-control, the benefit noted in the table would be forfeited.
(5)    Mr. Smith is fully vested in both the Retirement Plan and in the SERP and has reached the maximum years of credited service allowed under both plans.
Nonqualified Deferred Compensation

Regions maintains the Excess 401(k) Plan, which is a nonqualified deferred compensation plan. The Excess 401(k) Plan is an excess contribution plan primarily open to NEOs and other highly compensated individuals whose compensation exceeds the annual tax code limit on compensation that can be taken into account for purposes of contributions to the 401(k) Plan. Under the Excess 401(k) Plan, participants may make contributions of up to 80 percent of base salary and cash incentive pay on a nonqualified basis. Regions’ contribution under the plan is limited to 5 percent of base salary and incentive compensation, provided the NEO has elected a deferral rate on base or annual incentive compensation of at least 5 percent for the year. All of the NEOs participated in the Excess 401(k) Plan during 2020.
Benefits under the Excess 401(k) Plan are held in notional accounts on the Company’s balance sheet. Earnings and losses are credited to accounts based on notional investment elections made by participants. Notional investments available to participants are generally the same investments available under the 401(k) Plan. None of these notional investments provide for above market or preferential earnings that require us to report earnings in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.
Benefits under the Excess 401(k) Plan are fully vested at all times and are payable only upon separation from service according to the IRC Section 409A compliant distribution election made by the NEO upon participation in the plan.

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The following table sets forth the NEOs’ contributions; Regions’ contributions; and the aggregate earnings, withdrawals, and balances during 2020 under the Excess 401(k) Plan:

		Nonqualified Deferred Compensation
Name		Executive Contributions in 2020 ($)(1)	Company Contributions in 2020 ($)(2)	Aggregate Earnings in 2020 ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at December 31, 2020 ($)(5)
John M. Turner, Jr.	Excess 401(k) Plan	224,259	127,406	395,996	—	2,051,694
David J. Turner, Jr.	Excess 401(k) Plan	78,703	62,193	595,240	—	2,839,628
John B. Owen	Excess 401(k) Plan	223,308	66,917	13,482	—	2,571,944
C. Matthew Lusco	Excess 401(k) Plan	44,425	51,984	121,074	—	1,124,185
Ronald G. Smith	Excess 401(k) Plan	522,066	44,718	146,492	—	5,791,271
(1)    This column represents amounts deferred from base salary and annual incentive, if applicable. Although deferred, these amounts are included in the “Salary” and “Non-Equity Incentive Plan Compensation,” if applicable, columns of the Summary Compensation Table.
(2)    This column includes Company contributions under the Excess 401(k) Plan. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.
(3)    This column includes total earnings/losses on amounts held in the Excess 401(k) Plan.
(4)    This column includes withdrawals/distributions from the Excess 401(k) Plan.
(5)    The December 31, 2020, aggregate balances do not include true-up Company contributions that were made in early 2021 based on 2020 deferral elections. These contributions are included, however, in the “Company Contributions in 2020”. The aggregate balance at December 31, 2020, reflects the balance in the Excess 401(k) Plan. The aggregate balance as of December 31, 2020, includes Company contribution amounts previously reported for prior years in the “All Other Compensation” column of the Summary Compensation Table. The amounts were reported for the applicable year in which the contributions were earned.
Potential Payments by Regions Upon Termination or Change-in-Control

Regions maintains certain arrangements, plans, and programs under which our NEOs would be eligible to receive severance payments and other benefits upon termination of employment or a change-in-control of Regions.
Employment and/or Change-in-Control Agreements. Regions does not generally enter into employment agreements with any of our executive officers. As a result, no NEO has post-employment benefits that differ from any other associate.
While we have not entered into any employment agreements, all of our NEOs hold a change-in-control agreement. Under the change-in-control agreements, certain severance benefits are due if, during the two-year period following a change-in-control, Regions terminates employment without “cause” or the NEO terminates employment with “good reason.”
For Mr. J. Turner and Mr. Owen, if Regions terminates their employment other than for “cause,” or if they resign for “good reason” during the two-year period, they are entitled to enhanced severance in an amount equal to three times base salary and average annual bonus during the three years prior to the year in which the change-in-control occurred. In addition to severance benefits, benefit continuation under our welfare benefits plans is also available for the three-year period following termination. Mr. D. Turner, Mr. Lusco, and Mr. Smith are covered by a similar change-in-control agreement, but their severance multiple is equal to two times pay and the benefit continuation period is two years following termination. If a NEO’s employment is terminated by Regions for “cause,” or by reason of death, disability, or resignation other than for “good reason” during the two-year period, Regions’ liability is limited to accrued but unpaid compensation and benefits.
Three of our NEOs are subject to grandfathered agreements that provide for additional benefits in the event that change-in-control payments and benefits (referred to as “parachute payments”) become subject to the excise tax under IRC Section 4999. Mr. D. Turner, Mr. Owen, and Mr. Smith have an agreement that requires Regions to make an additional payment covering the excise tax under IRC Section 4999, as well as any income tax on the excise tax payment and any penalty and interest that might be due (sometimes referred to as “Section 280G gross up payments”). However, if parachute payments do not exceed 110 percent of the greatest amount that could be paid without triggering the excise tax (the “Safe Harbor Amount”), then those payments and benefits will be reduced to that amount.
The agreements for Mr. J. Turner and Mr. Lusco do not provide for Section 280G gross up payments. Their agreements stipulate that in the event severance benefits are subject to the terms of IRC Section 4999, amounts payable to them (under their change-in-control agreements or otherwise) would be reduced to the Safe Harbor Amount if the reduction would result in them receiving a greater after-tax amount.
Equity-Based Award Plans. Under the terms of our LTIP, equity-based awards generally vest fully or in part at retirement, death, disability, termination of employment without “cause,” or if following a change-in-control, termination of employment without “cause” or for “good reason” within the 24-month period following the change-in-control (so-called “double trigger” vesting following a change-in-control).
Death – Under the terms of performance-based equity grant award agreements, the performance period lapses at death and release/payment is equal to the target performance value.
Disability – In the event of disability, performance-based awards continue to vest as scheduled and are released/paid subject to performance at the end of the performance period. Service-based vesting for RSUs accelerates.

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Retirement – At retirement, performance-based awards continue to vest as scheduled and are released/paid subject to performance at the end of the performance period. Service-based vesting for RSUs accelerates. Mr. D. Turner, Mr. Owen, and Mr. Smith meet the requirements for retirement under the Regions 2015 LTIP. As of December 31, 2020, Mr. J. Turner and Mr. Lusco do not meet the retirement vesting requirements under the Regions 2015 LTIP due to their length of continuous service.
Termination without “cause” – For involuntary termination without “cause,” performance-based awards continue to vest as scheduled. At the vesting date, grants are released/paid subject to performance achievement at the end of the performance period and are further prorated based on the service between the grant date and the date employment was terminated. RSUs are released on a prorated basis based on the service between the grant date and the date employment was terminated.
Change-in-control – Upon the occurrence of a change-in-control, performance-based awards will be deemed to have been earned based on the greater of targeted performance and actual performance being attained as of the effective date of the change-in-control and will remain subject to service-vesting requirements. In the event termination of employment without “cause” or for “good reason” occurs within a 24-month period following the change-in-control, service-vesting requirements on awards are accelerated to the termination of employment.
Pension Benefits. Benefits under the Retirement Plan are fully vested; therefore, upon termination of employment for any reason, each NEO would be entitled to receive the amounts designated as Retirement Plan benefits represented in the “Present Value of Accumulated Benefit” column of the Pension Benefits table. Mr. D. Turner, Mr. Lusco, and Mr. Smith are vested in the SERP benefit as well.
As of December 31, 2020, Mr. Owen and Mr. J. Turner are not yet vested in the SERP benefits presented in the Pension Benefits table except in the case of death or disability.
Upon a change-in-control, vesting of pension benefits is accelerated, and therefore, upon termination of employment following a change-in-control, each NEO will fully vest in their SERP benefits and be entitled to the benefits included in the following table as additional change-in-control termination benefits.
Nonqualified Deferred Compensation Plan Benefits. Each NEO is currently fully vested in the amounts reported in the “Aggregate Balance at December 31, 2020” column of the Nonqualified Deferred Compensation table on page 102, and therefore, these amounts would be payable to the NEOs upon termination of employment for any reason.
Welfare and Other Insurance Benefits. Regions sponsors a number of broad-based health, life, and disability benefit programs for its associates, in which NEOs also participate, such as short-term and long-term disability coverage and group term life insurance coverage.

The following table quantifies certain amounts that would be payable to NEOs upon various separation situations. The amounts reflected in the table assume a December 31, 2020, termination of employment:

Name	Voluntary ($)	Involuntary Without Cause ($)	Early Retirement ($)	For Cause ($)	Involuntary for Good Reason Following a CIC ($)(1)	Death ($)(2)	Disability ($)
John M. Turner, Jr.
Compensation:
Cash Severance	—	—	—	—	8,100,000	—	—
Long-Term Incentive
Restricted Stock Units(4)	—	1,383,744	—	—	4,656,294	4,656,294	2,988,764
Performance Stock Units(4)	—	442,378	—	—	4,651,420	4,651,420	482,594
Performance Cash Units	—	529,375	—	—	3,702,500	3,702,500	577,500
Perquisites:
Financial Planning(5)	—	34,670	—	—	34,670	34,670	34,670
Outplacement(6)	—	—	—	—	60,000	—	—
Benefits:
Value of continued welfare benefits(8)	—	—	—	—	29,883	—	—
Value of additional retirement benefits(9)	—	—	—	—	13,531,538	—	—
Total:	—	2,390,167	—	—	34,766,305	13,044,884	4,083,528
David J. Turner, Jr.(3)
Compensation:
Cash Severance	—	—	—	—	3,454,666	—	—
Long-Term Incentive
Restricted Stock Units(4)	1,127,726	1,127,726	1,127,726	—	1,619,560	1,619,560	1,127,726
Performance Stock Units(4)	386,075	386,075	386,075	—	1,615,661	1,615,661	386,075
Performance Cash Units	462,000	462,000	462,000	—	1,395,334	1,395,334	462,000

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Name	Voluntary ($)	Involuntary Without Cause ($)	Early Retirement ($)	For Cause ($)	Involuntary for Good Reason Following a CIC ($)(1)	Death ($)(2)	Disability ($)
Perquisites:
Financial Planning(5)	34,670	34,670	34,670	—	34,670	34,670	34,670
Outplacement(6)	—	—	—	—	60,000	—	—
280G Tax Gross-up(7)	—	—	—	—	—	—	—
Benefits:
Value of continued welfare benefits(8)	—	—	—	—	16,994	—	—
Value of additional retirement benefits(9)	—	—	—	—	1,546,706	—	—
Total:	2,010,471	2,010,471	2,010,471	—	9,743,591	4,665,225	2,010,471
John B. Owen(3)
Compensation:
Cash Severance	—	—	—	—	5,477,720	—	—
Long-Term Incentive
Restricted Stock Units(4)	1,159,063	1,159,063	1,159,063	—	1,671,789	1,671,789	1,159,063
Performance Stock Units(4)	386,075	386,075	386,075	—	1,667,889	1,667,889	386,075
Performance Cash Units	462,000	462,000	462,000	—	1,428,667	1,428,667	462,000
Perquisites:
Financial Planning(5)	34,670	34,670	34,670	—	34,670	34,670	34,670
Outplacement(6)	—	—	—	—	60,000	—	—
280G Tax Gross-up(7)	—	—	—	—	12,780,249	—	—
Benefits:
Value of continued welfare benefits(8)	—	—	—	—	22,259	—	—
Value of additional retirement benefits(9)	—	—	—	—	15,228,473	—	—
Total:	2,041,808	2,041,808	2,041,808	—	38,371,716	4,803,015	2,041,808
C. Matthew Lusco
Compensation:
Cash Severance	—	—	—	—	3,025,388	—	—
Long-Term Incentive
Restricted Stock Units(4)	—	549,962	—	—	1,388,206	1,388,206	966,629
Performance Stock Units(4)	—	303,345	—	—	1,384,863	1,384,863	330,922
Performance Cash Units	—	363,000	—	—	1,196,000	1,196,000	396,000
Perquisites:
Financial Planning(5)	—	34,670	—	—	34,670	34,670	34,670
Outplacement(6)	—	—	—	—	60,000	—	—
Benefits:
Value of continued welfare benefits(8)	—	—	—	—	14,687	—	—
Value of additional retirement benefits(9)	—	—	—	—	602,014	—	—
Total:	—	1,250,977	—	—	7,705,828	4,003,739	1,728,221
Ronald G. Smith(3)
Compensation:
Cash Severance	—	—	—	—	2,533,294	—	—
Long-Term Incentive
Restricted Stock Units(4)	724,974	724,974	724,974	—	1,041,159	1,041,159	724,974
Performance Stock Units(4)	248,191	248,191	248,191	—	1,038,652	1,038,652	248,191
Performance Cash Units	297,000	297,000	297,000	—	897,000	897,000	297,000
Perquisites:
Financial Planning(5)	34,670	34,670	34,670	—	34,670	34,670	34,670
Outplacement(6)	—	—	—	—	60,000	—	—
280G Tax Gross-up(7)	—	—	—	—	—	—	—
Benefits:
Value of continued welfare benefits(8)	—	—	—	—	19,718	—	—
Value of additional retirement benefits(9)	—	—	—	—	201,674	—	—
Total:	1,304,835	1,304,835	1,304,835	—	5,826,167	3,011,481	1,304,835

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(1)    The following chart summarizes the meaning of “cause,” “good reason/without cause,” and “change-in-control” under the change-in-control agreements of the NEOs:

“cause”	(i) willful and continued failure to substantially perform reasonably assigned duties; (ii) breach of fiduciary duty involving personal profit or commission of a felony or a crime involving fraud or moral turpitude, material breach of the agreement; (iii) engaging in illegal conduct or gross misconduct that materially injures Regions; (iv) failure to materially cooperate with an investigation authorized by the Board, a regulatory body, or a governmental department or agency; or (v) disqualification or bar by any governmental or regulatory authority from carrying out duties and responsibilities, or loss of any required licenses.
“good reason” and “without cause”	(i) an adverse change in responsibilities as in effect immediately before the change-in-control; (ii) a material diminution in the budget over which the executive has control; (iii) a material breach of the compensation provisions of the agreement; or (iv) requiring the executive to move his principal place of work by more than 50 miles.
“change-in-control”	(i) an acquisition of 20% or more of the combined voting power of Regions voting securities; (ii) a change in a majority of the members of the Board; (iii) the consummation of a merger (unless voting securities of Regions outstanding immediately prior to the merger continued to represent at least 55% of the combined voting power of the voting securities of the surviving company outstanding immediately after such merger); or (iv) shareholder approval of a complete liquidation or dissolution of Regions.
(2)    Death would result in vesting in the enhanced portion of the benefit for Mr. J. Turner and Mr. Owen as is displayed in the chart in footnote (9) below.
(3)    Mr. Owen, Mr. D. Turner, and Mr. Smith are eligible for early retirement. For purposes of the various termination columns in the table, with the exception of the “For Cause” column, they are assumed to have taken early/normal retirement and, therefore, are entitled to receive the benefits shown.
(4)    Based on the closing price of Regions common stock of $16.12 per share on December 31, 2020.
(5)    The service agreement with Regions’ financial planning provider allows for continuation of financial planning services for two years following termination due to retirement, death, disability, change-in-control, and involuntary termination without cause.
(6)    The change-in-control agreement provides for reasonable outplacement services for up to two years.
(7)    280G Tax Gross-up represents the amount of the excise tax and related gross-up for excise taxes levied under Section 4999 of the IRC on payment and benefits following a change-in-control (otherwise referred to as “excess parachute payments” under Section 280G of the IRC). The change-in-control agreements covering Mr. Owen, Mr. D. Turner, and Mr. Smith provide for a gross up payment in the event the change-in-control benefits exceed their 280G limit by more than 110% (otherwise benefits are automatically cut back to their 280G limit). The change-in-control agreements covering Mr. J. Turner and Mr. Lusco provide only for a cut back of change-in-control payments to their 280G limit if the executive’s change-in-control benefits exceed their 280G limit and a cut back in benefits would result in a greater net after-tax payment to the executive.
(8)    For Mr. J. Turner and Mr. Owen, the change-in-control agreement provides for continuation of medical and dental coverage equal under Regions’ medical and dental plans for a period of three years. For Mr. D. Turner, Mr. Lusco and Mr. Smith, the agreement provides for a period of two years.
(9)    All of the NEOs participate in the Retirement Plan and/or the SERP. The change-in-control agreement provides for additional years’ credit for age and service under the Retirement Plan and the SERP that the NEO would have accrued had he remained employed through the second anniversary of the change-in-control. In addition, Mr. J. Turner and Mr. Owen are each eligible for the alternative target benefit under the SERP, which would normally require the NEO to reach age 60 and have a minimum of 10 years of service. Under the SERP, in the event of an involuntary termination of employment without cause (or termination for good reason) within 24 months following a change-in-control, unvested benefits become fully vested. Because these benefits are already accrued, they are reflected in the Pension Benefits table and do not represent additional expense to the Company. The following chart details the value of the SERP benefit attributable to the additional years of age and service, as well as the amounts already accrued that will vest upon involuntary termination of employment without cause (or termination with good reason) within 24-months of a change-in-control:

Name	Value for Targeted/Regular Years of Age and Service Credit ($)	Value for Vesting in Targeted/Regular Benefit ($)	Total Additional Value ($)
John M. Turner, Jr.	543,990	12,987,548	13,531,538
David J. Turner, Jr.	1,546,706	—	1,546,706
John B. Owen	(110,182)	15,338,655	15,228,473
C. Matthew Lusco	602,014	—	602,014
Ronald G. Smith	201,674	—	201,674

CEO Pay Ratio

CEO Pay Ratio and Compensation Philosophy. The guiding principles of compensation set forth by the CHR Committee and described in the CD&A form the foundation for Regions’ compensation and benefits philosophy for all associates. Accordingly, our compensation and benefit programs are designed to encourage and reward all associates who contribute to our success. We strive to ensure that the compensation of every associate reflects the level of their job impact and responsibilities and is benchmarked to be competitive in the market where the associate is geographically located. Regions associates are primarily residents of southeastern states where Regions has physical locations.
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to identify and disclose the annual total compensation of our median employee, the annual total compensation of our President and CEO, Mr. J. Turner, and the ratio of these two amounts.
SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions. As a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies, including those within our peer groups and industry.
Consistently Applied Compensation Measure (“CACM”), Methodology, Associate Population, and Measurement Date. Entering the fourth year of pay ratio disclosure, we intended to use the same median employee as last year. To

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determine whether or not there had been a material change in pay distribution for the Company, we repeated the median employee identification process set forth in our 2018, 2019, and 2020 proxy statements. Using base salary (annualized for new employees) as the CACM, we identified 20,213 full- and part-time associates, excluding our CEO, who were actively employed as of the first pay period at the beginning of the fourth quarter (October 2, 2020).
Though no material change in pay distribution occurred, our previous median employee is currently on a leave of absence from the Company. As a result, we determined a new median employee should be identified. In keeping with our belief that the median employee should be reflective of the compensation structure and benefits profile of the average Regions associate, we verified that approximately 41 percent of our associate population is in the retail organization, approximately 68 percent are incentive eligible, more than 95 percent participate in the 401(k) Plan, and 88 percent participate in our medical and/or dental insurance programs.
Median Employee. Our median employee for 2021 is a full-time associate serving as a Financial Relationship Consultant within our branch network; is incentive eligible; and participates in our 401(k) Plan and in the medical, dental, life, and disability insurance programs provided by the Company. Our median employee’s base compensation is $49,504. All elements of the median employee’s 2020 compensation, including incentives and the Company-paid cost of benefits mentioned above, totaled $70,496.
Pay Ratio. Using Mr. J. Turner’s income disclosed in the Summary Compensation Table, and including an additional $15,218 in Company-paid benefit costs associated with medical, dental, life, and disability insurance, we calculate our CEO’s total compensation for purposes of the pay ratio to be $13,847,734. As a result, the ratio of our CEO’s annual total compensation to that of our median employee is 196 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the pay ratio disclosure requirements.
Alternative Pay Ratio. In addition to the required pay ratio calculation, we have calculated an alternative pay ratio that compares compensation for our median employee to our CEO compensation excluding the $6,914,629 change in pension value reported in the Summary Compensation Table. When calculated without this value, our CEO’s adjusted pay is $6,933,105, resulting in an alternative pay ratio of 98 to 1.
Regions’ Retirement Plan was closed to new participants in 2007, and, at this time, only approximately 16 percent of our associates remain participants in the plan. Changes in pension value, as required to be disclosed in the Summary Compensation Table, are impacted by changes in interest rates and, as a result, can represent a significant additional compensation component for those associates still eligible under the closed Retirement Plan. In keeping with the spirit of the disclosure, we believe it is important to identify an associate most reflective of our average associate. Therefore, our median employee is representative of our larger associate population as an individual who is not a Retirement Plan participant. Our CEO participates in the Retirement Plan and the SERP as previously described. The change in pension value for the CEO represents actuarial increases in the lump sum value of his pension that are primarily impacted by promotional salary increases, age, and additional years of service.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING & OTHER INFORMATION
Who is entitled to vote at the meeting, and what are my voting rights?

The Board set February 22, 2021, as the Record Date for the annual meeting. If you were a shareholder of record at the close of business on the Record Date, you are entitled to vote at the meeting.
As of the Record Date, 960,674,032 shares of our common stock were issued and outstanding and, therefore, eligible to be voted at the meeting. Holders of our common stock are entitled to one vote per share; therefore, a total of 960,674,032 votes are entitled to be cast at the meeting. There is no cumulative voting.
Holders of our Class A Depositary Shares, Class B Depositary Shares, Class C Depositary Shares, or Class D Depositary Shares are not entitled to vote at the annual meeting.
How many shares must be present to hold the meeting?

A majority of the outstanding shares of Regions common stock must be present, in attendance or by properly executed or otherwise documented proxy, to constitute a quorum at the annual meeting.
Abstentions and Broker non-votes will be counted for the purpose of determining whether a quorum is present. We urge you to vote promptly by proxy, even if you plan to attend the meeting, so we will know as soon as possible that enough shares will be present for us to hold the meeting.
What is a proxy statement, and what is a proxy?

In accordance with the federal securities laws and the regulations of the SEC, a proxy statement is a document we give to you, or provide you access to, when we are soliciting your vote.
A proxy is your designation of another person to vote your shares. Tara A. Plimpton, our Chief Legal Officer and Corporate Secretary, has been designated as the proxy to cast the votes of our shareholders at our 2021 Annual Meeting.
What is Notice and Access?

“Notice and Access” is an SEC rule that allows us to furnish our proxy materials over the Internet instead of mailing paper copies of the materials to each shareholder. As a result, beginning on or about March 8, 2021, we will send most of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials over the Internet and vote online.
The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares. If you received a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to in the notice.

Since 2012, when we started distributing our annual meeting materials under the SEC’s “Notice and Access” rule, we have printed roughly 90 percent fewer proxy statements and annual reports each year, helping us reduce our impact on the environment and printing and mailing expenses.

How can I access Regions’ proxy materials and annual report electronically?

This proxy statement, the Company’s 2020 Annual Report on Form 10-K, and the CEO’s Letter are available on ir.regions.com and at proxyvote.com, as set out in the Notice of Internet Availability of Proxy Materials.
How do I sign up for electronic delivery of proxy materials?

Most shareholders can elect to view our future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You can choose to receive future proxy statements and annual reports electronically by following the prompt that will appear if you choose to vote through the Internet. Shareholders who choose to view future proxy statements and annual reports through the Internet will receive an email with instructions containing the Internet address of these materials, as well as voting instructions, approximately four weeks before future meetings.

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If you have not already done so, we ask you to consider signing up to receive these materials electronically in the future by following the instructions after you vote your shares over the Internet. Enrolling in future electronic delivery of these materials helps reduce Regions’ impact on the environment as well as printing and mailing expenses.

Benefits of Accessing Annual Meeting Materials Online
•Immediate receipt of the proxy statement, Annual Report on Form 10-K, and related materials
•Online proxy voting
•You will receive less mail and will not have to worry about misplacing your paper materials
•It saves Regions and its shareholders money by eliminating the costs of printing and postage •It is much better for the environment •Electronic documents are more convenient than paper
If you elect to view our proxy statement and annual report electronically and vote your proxy through the Internet, your enrollment will remain in effect for all shareholder meetings until you cancel it. To cancel enrollment, registered shareholders should visit http://enroll.icsdelivery.com/rf and follow the instructions to cancel enrollment. If you hold your shares in street name, check the information provided by your Broker for instructions on how to cancel your enrollment.
If at any time you would like to receive a paper copy of the proxy statement or annual report, email investors@regions.com, or write to:
    Regions Financial Corporation
    1900 Fifth Avenue North
Birmingham, Alabama 35203
    Attention: Investor Relations
What is the difference between a “shareholder of record” and a “street name” holder or “beneficial owner”?

If your shares are registered directly in your name with Computershare, our transfer agent, you are considered the “shareholder of record” with respect to those shares. If your shares are held by a Broker, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will have the opportunity to instruct your Broker how to vote your shares. “Street name” shareholders may only vote at the meeting if they have a legal proxy––if you intend to do so, be sure to request the legal proxy from your Broker promptly following receipt of these materials so there is enough time for it to be received before the meeting.
What is the deadline for voting by mail, internet, mobile device, or telephone?

If You Are:	And You Are Voting by:	Your Vote Must Be Received:
A shareholder of record	Mail	By April 20, 2021
	Internet, mobile device, or telephone	By 11:59 P.M. ET on April 20, 2021
A street name holder	Mail	By April 20, 2021
	Internet, mobile device, or telephone	By 11:59 P.M. ET on April 20, 2021
A participant in Regions 401(k) Plan	Internet, mobile device, or telephone	By 11:59 P.M. ET on April 18, 2021
How do I vote?

Shareholders of record, and most beneficial shareholders, have several ways to vote, as described on page 4. If you have the ability to vote online, we encourage you to record your vote through the Internet to reduce corporate expenses. See the Notice of Internet Availability of Proxy Materials or Voter Instruction Form from your Broker for available options.

Your vote is important! Please submit your vote by proxy over the Internet, by telephone, or complete, sign, date, and return your proxy card or voting instruction form.

2021 Proxy Statement	107

QUESTIONS AND ANSWERS
How do I vote shares held in the Regions 401(k) Plan?

If you are a participant in the Regions 401(k) Plan, you may direct the 401(k) Plan trustee how to vote your shares. Under the terms of the 401(k) Plan, the trustee votes all shares held by the 401(k) Plan, but each participant may direct the trustee how to vote the shares of Regions common stock allocated to their 401(k) Plan account. If you own shares through the 401(k) Plan and do not submit voting instructions, the 401(k) Plan trustee will vote the shares in accordance with the Board’s recommendations. To vote your shares held in the 401(k) Plan, follow the instructions above.
How do I vote shares held in the dividend reinvestment plan?

If you are a participant in the Computershare Investment Plan for Regions Financial Corporation (the “Dividend Reinvestment Plan”), the proxy card or electronic voting instructions cover all shares allocated to your account under the plan. If you do not return your proxy card, or vote by telephone or over the Internet, your shares in the Dividend Reinvestment Plan will not be voted. To vote your shares held in the Dividend Reinvestment Plan, follow the instructions above.
What if I do not specify how I want my shares voted?

If you requested printed copies of the proxy materials and sign and return your proxy card without giving specific voting instructions, your proxy will be voted in accordance with the Board’s recommendations.
Our telephone and Internet voting procedures do not permit you to submit your proxy vote without specifying how you want your shares voted.
How will my shares be voted if I don’t provide my proxy and don’t attend the annual meeting?

If you...
...are a shareholder of record and do not provide a proxy or vote at the meeting, your shares will not be voted.
...hold your shares through the 401(k) Plan and do not vote your shares, your shares (along with all other shares in the 401(k) Plan for which votes are not cast) will be voted by the trustee in favor of Proposals 1, 2, and 3 (see the question How do I vote shares held in the Regions 401(k) Plan? above).
...are a participant in the Dividend Reinvestment Plan and do not vote, your shares in the plan will not be voted.
...hold your shares in street name and do not give your Broker instructions on how to vote your shares, your Broker may not vote on any proposal other than Proposal 2 (the ratification of appointment of EY as our independent registered public accounting firm for 2021).
Can I change my vote after submitting my proxy?

If you are a shareholder of record, you may change or revoke any previously cast vote, so long as the new vote or revocation is received prior to the completion of voting at the annual meeting. The following methods of re-voting/revocation, and their associated timing, are as follows:
•Signing and mailing a new proxy card with a later date, allowing adequate time for it to be received and processed prior to the date of the annual meeting;
•Delivering a written revocation of your previously cast vote to our Corporate Secretary at Regions Financial Corporation, 1900 Fifth Avenue North, Birmingham, Alabama 35203, prior to the date of the annual meeting;
•Casting a new vote over the Internet or by telephone, prior to 11:59 P.M., Eastern Time on April 20, 2021; or
•Attending the annual meeting and voting again at the meeting.
If your shares are held in street name, you should follow your Broker’s instructions regarding the revocation of proxies.
Subsequent proxy cards or written revocations must still be received by the regular voting deadline in order to be effective.
Who pays the expenses of this proxy solicitation?

Our proxy materials are being distributed by our Board in connection with the solicitation of proxies for our annual meeting. We pay the entire cost of soliciting your proxy, including the cost of preparing, assembling, printing, mailing, and otherwise distributing the Notice of Internet Availability of Proxy Materials and these proxy materials, as well as soliciting your vote. In addition to solicitation of proxies by mail, we request that Brokers send proxies and proxy materials or Notice of Internet Availability of Proxy Materials to the street name/ beneficial owners of Regions common stock and secure their voting instructions. We will reimburse Brokers for their reasonable expenses in taking those actions.

108	2021 Proxy Statement

QUESTIONS AND ANSWERS
We have made arrangements with Innisfree M&A Incorporated to assist us in soliciting proxies and have agreed to pay $17,500, plus reasonable and customary expenses, for these services. If necessary, we also may use several of our associates, without additional compensation, to solicit proxies from shareholders, either personally or by telephone, facsimile, email, or letter, on Regions’ behalf. If you have any questions or need assistance voting your shares, please contact Innisfree M&A Incorporated:

Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022.
Shareholders may call Innisfree toll-free: 1-888-750-5834.
Brokers may call Innisfree collect: 1-212-750-5833.
Who counts the votes?

We have engaged Broadridge Financial Solutions, Inc. to count the votes represented by proxies and cast at the meeting by online ballot and to act as Inspector of Election. A representative from Broadridge will be present at the annual meeting.
When will the Company announce the voting results?

We will announce the preliminary voting results at the annual meeting. The Company will report the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the annual meeting.
What were the voting results of the 2020 Annual Meeting?

At Regions’ annual meeting held in 2020, the shareholders elected Regions’ 12 Director nominees, ratified the appointment of EY as the independent registered public accounting firm for 2020, and approved executive compensation on an advisory basis (“Say-on-Pay”). The following is a summary of the voting on each matter presented to our shareholders last year:

Eligible Votes	957,393,175
Total Voted	831,263,743	86.83%
Broker Non-Votes	146,282,121	17.60%

Proposal	Votes “For”	Proposal	Votes “For”
Carolyn H. Byrd	99.11%	James T. Prokopanko	98.95%
Don DeFosset	93.47%	Lee J. Styslinger III	93.25%
Samuel A. Di Piazza, Jr.	97.66%	José S. Suquet	99.53%
Zhanna Golodryga	99.50%	John M. Turner, Jr.	99.34%
John D. Johns	99.14%	Timothy Vines	98.94%
Ruth Ann Marshall	98.39%	Ratification of Selection of Auditors	94.22%
Charles D. McCrary	94.78%	Say-on-Pay	93.57%

Who can attend the annual meeting, and who can vote and ask questions at the meeting?

Registered and beneficial shareholders as of the Record Date are entitled to attend, vote, and ask questions at this year’s virtual annual meeting at www.virtualshareholdermeeting.com/RF2021 by logging in using the 16-digit control number appearing on the Notice of Internet Availability of Proxy Materials, email notification, voting instruction form, or paper proxy card. Guests without a control number may also attend the meeting, but they will not be permitted to vote or ask questions.
The annual meeting will begin at 9:00 A.M. Central Time. It is recommended that attendees log into the meeting with sufficient time before the meeting time to address any technical issues. The Virtual Shareholder Meeting website will provide technical assistance to attendees experiencing issues accessing the meeting. The technical support contact information will appear on the meeting website prior to the start of our meeting.

2021 Proxy Statement	109

QUESTIONS AND ANSWERS
How do I inspect the list of shareholders of record?

A list of the shareholders of record as of the Record Date will be made available for inspection (i) at our headquarters during ordinary business hours from April 9, 2021, to April 20, 2021 and (ii) on the Virtual Shareholder Meeting website on the day of the meeting. If you would like to review the list prior to the annual meeting, please contact Tara A. Plimpton, Corporate Secretary at 1900 Fifth Avenue North, Birmingham, Alabama 35203 to arrange a time for inspection.
How do I submit a shareholder proposal for Regions’ 2022 Annual Meeting of Shareholders?

The table below summarizes the requirements for shareholders who wish to submit proposals, including Director nominations, for next year’s annual meeting. Each of the following descriptions are summaries and are qualified in their entirety by reference to SEC Rule 14a-8 and our By-Laws. Shareholders are encouraged to consult SEC Rule 14a-8 or our By-Laws, as applicable, to see all necessary requirements.

	Proposals for inclusion in Regions’ 2022 Proxy Statement	Director nominees for inclusion in Regions’ 2022 Proxy Statement (proxy access)	Other proposals/nominees outside of SEC Rule 14a-8 to be presented at the 2022 annual meeting (advance notice)
Type of Proposal	SEC rules permit shareholders to submit proposals for inclusion in our proxy statement by satisfying the requirements specified in SEC Rule 14a-8.
A shareholder (or a group of up to 20 shareholders) owning at least 3% of Regions stock for at least 3 years may submit Director nominees† for inclusion in our proxy statement by satisfying the requirements specified in Article II, Section 8 of our By-Laws.*

Shareholders may present proposals or Director nominees directly at the annual meeting (and not for inclusion in our proxy statement) by satisfying the requirements specified in Article II, Section 7 of our By-Laws.*

When proposal must be received by Regions	No later than the close of business on November 5, 2021.	Between October 6, 2021 and November 5, 2021.	Between November 5, 2021 and December 6, 2021.
What to include	The information required by SEC Rule 14a-8. As the rules of the SEC make clear, however, simply submitting a proposal does not guarantee its inclusion.	The information required by our By-Laws.*	The information required by our By-Laws.*
Where to send	Regions Financial Corporation 1900 Fifth Avenue North Birmingham, Alabama 35203 Attention: Corporate Secretary
† Note that proxy access may only be used to nominate up to the greater of (i) two nominees or (ii) 20% of the total number of Directors.
* Our By-Laws are available on Regions’ website at ir.regions.com/governance.
How do I recommend a candidate for directorship to be considered by the NCG Committee?

The NCG Committee considers recommendations for directorship submitted by shareholders and other parties outside of our By-Laws. Recommendations for directorships may be submitted to the NCG Committee at any time by sending the candidate’s information to our Corporate Secretary at the below address. You should provide as much relevant information about the candidate as possible. Refer to the subsection What skills and characteristics are currently represented on the Board? in Proposal 1 — Election of Directors to see the personal attributes that each nominee must possess, as well as the skills and diversity attributes considered by the NCG Committee and Board when selecting nominees.
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
Attention: Corporate Secretary

How do I have my dividend check automatically deposited into my bank account?

If you are a shareholder of record and do not participate in the dividend reinvestment plan, we encourage you to sign up for direct deposit of your dividend check rather than receiving a paper check. You can do so by logging into your Computershare account through their website at www.computershare.com/investor and updating your “payment method” under your profile. Doing so will reduce the Company’s quarterly printing and mailing expenses and reduce our paper usage. For additional information, please contact Computershare at 1-800-524-2879.

110	2021 Proxy Statement

QUESTIONS AND ANSWERS
Forward-looking statements

This proxy statement, other reports filed by the Company under the Exchange Act, and any other written or oral statements made by us or on our behalf to analysts, investors, the media, and others, may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results, or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future, they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements.
You should not place undue reliance on any forward-looking statements, which are only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information, or otherwise, except as may be required by law.
See also the reports filed with the SEC, including the discussions under the “Forward-Looking Statements” and “Risk Factors” sections of Regions’ Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC and available on its website at sec.gov.
Trademark information

Regions®, the Regions logo, Regions360®, and the LifeGreen bike are registered trademarks of Regions Bank. The LifeGreen color is a trademark of Regions Bank. Other words or symbols in this proxy statement that identify other parties’ goods or services may be trademarks or service marks of those other parties.
Information not incorporated into this Proxy Statement

Information contained on or accessible through our website at regions.com or doingmoretoday.com is not and shall not be deemed to be a part of this proxy statement by reference or otherwise incorporated into any other filings we make with the SEC, except to the extent we specifically incorporate such information by reference.

2021 Proxy Statement	111

QUESTIONS AND ANSWERS

APPENDIX A
GAAP TO NON-GAAP AND OTHER RECONCILIATIONS

The following tables provide: 1) a reconciliation of net income available to common shareholders (GAAP) to adjusted income available to common shareholders for incentive purposes (non-GAAP), 2) a reconciliation of net income available to common shareholders (GAAP) to adjusted pre-tax pre-provision income (non-GAAP), 3) a reconciliation of non-interest expense (GAAP) to adjusted non-interest expense (non-GAAP), 4) a reconciliation of non-interest income (GAAP) to adjusted non-interest income (non-GAAP), 5) a computation of adjusted total revenue (non-GAAP), and 6) a computation of the adjusted operating leverage ratio.
These selected items are included in financial results presented in accordance with GAAP. The selected items in the tables below represent the amounts recognized in the financial results but not included in the 2020 target. Regions believes that their exclusion from income available to common shareholders provides a meaningful base for period-to-period comparisons, which management believes will assist stakeholders in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Management and the CHR Committee use these non-GAAP financial measures for the evaluation of performance. Regions believes that presenting these non-GAAP financial measures will permit stakeholders to assess the performance of the Company on the same basis as that applied by management and the Board. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes these selected items does not represent the amount that effectively accrues directly to shareholders. Because analysts and banking regulators may assess Regions based on these measures, management believes that it is useful to provide investors the ability to assess Regions on these same bases.
Adjusted Net Income Available to Common Shareholders for Incentive Purposes (Non-GAAP)

(Unaudited) ($ amounts in millions)	Year Ended December 31, 2020
Net income available to common shareholders (GAAP)	$991
Adjustments:
Branch consolidation, property and equipment charges, net of tax	23
Salary and employee benefits - severance charges, net of tax	23
Loss on early extinguishment of debt, net of tax	16
Contribution to the Regions Corporation Foundation, net of tax	8
Professional, legal and regulatory expenses, net of tax	5
Acquisition expense, net of tax	1
Valuation gain on equity investment, net of tax	(37)
Bank-owned life insurance(1)	(25)
Securities losses, net of tax	(3)
Leveraged lease termination gains, net of tax	(1)
Adjusted income available to common shareholders for incentive purposes (non-GAAP)	$1,001
___________
(1)    The Bank-owned life insurance policy exchange is not subject to tax. This adjustment reflects the actual charge included in financial results.

1	2021 Proxy Statement

Pre-tax Pre-Provision Income (Non-GAAP)

(Unaudited) ($ amounts in millions)	Year Ended December 31, 2020
Net income available to common shareholders (GAAP)	$991
Preferred dividends (GAAP)	103
Income tax expense (GAAP)	220
Income before income taxes (GAAP)	1,314
Provision for credit losses (GAAP)	1,330
Pre-tax pre-provision income (non-GAAP)	2,644
Other adjustments:
Branch consolidation, property and equipment charges	31
Salary and employee benefits - severance charges	31
Loss on early extinguishment of debt	22
Contribution to the Regions Corporation Foundation	10
Professional, legal and regulatory expenses	7
Acquisition expense	1
Valuation gain on equity investment	(50)
Bank-owned life insurance	(25)
Securities losses	(4)
Leveraged lease termination gains	(2)
Total other adjustments	21
Adjusted pre-tax pre-provision income (non-GAAP)	$2,665

2021 Proxy Statement	A-2

APPENDIX A

Adjusted Operating Leverage Ratio (Non-GAAP)

(Unaudited) ($ amounts in millions)		Year Ended December 31, 2020
Non-interest expense (GAAP)	A	$3,643
Adjustments:
Contribution to the Regions Financial Corporation foundation		(10)
Branch consolidation, property and equipment charges		(31)
Salary and employee benefits—severance charges		(31)
Loss on early extinguishment of debt		(22)
Professional, legal and regulatory expenses		(7)
Ascentium deal costs		(1)
Adjusted non-interest expense (non-GAAP)	B	$3,541
Net interest income (GAAP)	C	$3,894
Taxable-equivalent adjustment		48
Net interest income, taxable-equivalent basis	D	$3,942
Non-interest income (GAAP)	E	$2,393
Adjustments:
Securities (gains) losses, net		(4)
Leveraged lease termination gains		(2)
Valuation gain on equity investment		(50)
Bank-owned life insurance		(25)
Adjusted non-interest income (non-GAAP)	F	$2,312
Total revenue	C+E=G	$6,287
Adjusted total revenue (non-GAAP)	C+F=H	$6,206
Total revenue, taxable-equivalent basis	D+E=I	$6,335
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=G	$6,254
Operating leverage ratio (GAAP)	I-A	2.7%
Adjusted operating leverage ratio (non-GAAP)	G-B	2.6%

A-3	2021 Proxy Statement

APPENDIX A

Regions' Mission and Purpose

Foster a culture of integrity, trust, respect, and empathy
where our associates have a passion for our mission to serve customers well and make life better

Build and grow customer relationships using Regions360
to foster collaboration among bankers to deliver the range of products and services that best meet our customers' unique needs

Invest in the lives and well-being of our associates
by providing competitive benefits that support families, retirement readiness, and financial wellness

Focus on creating a diverse and inclusive workplace
by consistently building a healthy work environment that reflects the communities we serve

Commit to strong environmental, social, and governance practices and maintain transparency, as recognized by our inclusion in Barron's 2021 list of 100 Most Sustainable Companies

Drive inclusive growth in the communities we serve
through strategic and disciplined investments in economic and community development, education and workforce readiness, and financial wellness

As we emerge from a year of enormous challenges, we stand by our commitment to creating shared value: Our shareholders benefit when we do what is right for our customers, associates, and communities so that together we can make life better.

REGIONS

2021 Proxy Statement	A-4

REGIONS FINANCIAL CORPORATION
ATTN: INVESTOR RELATIONS
1900 5TH AVENUE NORTH
BIRMINGHAM, AL 35203

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 20, 2021 for shares held directly and by 11:59 P.M. Eastern Time on April 18, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RF2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 20, 2021 for shares held directly and by 11:59 P.M. Eastern Time on April 18, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D30897-P49837 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

REGIONS FINANCIAL CORPORATION **THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

The Board of Directors recommends you vote FOR the following proposal:

Election of Directors

Proposal 1. Election of Director Nominees:	For	Against	Abstain
1a. Carolyn H. Byrd	☐	☐	☐
1b. Don DeFosset	☐	☐	☐
1c. Samuel A. Di Piazza, Jr.	☐	☐	☐
1d. Zhanna Golodryga	☐	☐	☐
1e. John D. Johns	☐	☐	☐
1f. Ruth Ann Marshall	☐	☐	☐
1g. Charles D. McCrary	☐	☐	☐
1h. James T. Prokopanko	☐	☐	☐
1i. Lee J. Styslinger III	☐	☐	☐
1j. José S. Suquet	☐	☐	☐
1k. John M. Turner, Jr.	☐	☐	☐
1l. Timothy Vines	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
Proposal 2. Ratification of Appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2021.	☐	☐	☐
Proposal 3. Advisory Vote on Executive Compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

REGIONS FINANCIAL CORPORATION

Annual Meeting of Shareholders
April 21, 2021
9:00 A.M. Central Time
www.virtualshareholdermeeting.com/RF2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report on Form 10-K, and CEO's Letter are available at www.proxyvote.com.

P30898-P49837

PROXY CARD

REGIONS FINANCIAL CORPORATION

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Tara A. Plimpton, as proxy with full power of substitution, to vote all of the shares of common stock of Regions Financial Corporation held of record by the undersigned at the Annual Meeting of Shareholders to be held on Wednesday, April 21, 2021, and at any adjournments or postponements thereof. This card also provides voting instructions for shares held in the Regions Financial Corporation 401(k) Plan or the Computershare Investment Plan for Regions Financial Corporation and held of record by the trustees or agents of such plans. **This proxy, when properly executed, will be voted in the manner directed by you. If you sign and return this proxy but do not give any directions, then the proxy will vote FOR Proposal 1, Election of all Director Nominees; FOR Proposal 2, Ratification of Appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2021; and FOR Proposal 3, Advisory Vote on Executive Compensation.** The proxy, in her discretion, is further authorized to vote (i) for the election of a person to the Board of Directors, if any nominee named herein becomes unable or unwilling to serve and (ii) on any other matter that may properly come before the meeting.

(Continued and to be signed on reverse side)